                                                                    EXHIBIT 10.8


                               FINANCING AGREEMENT

                       THE CIT GROUP/BUSINESS CREDIT, INC.

                                   (AS AGENT),

                      THE LENDERS WHICH ARE PARTIES HERETO,

                             ALDERWOODS GROUP, INC.

                                  (AS BORROWER)

                                       AND

                   THE CREDIT PARTIES WHICH ARE PARTIES HERETO

                             DATED: JANUARY 2, 2002


                         -------------------------------

                                   $75,000,000

                         -------------------------------

                                TABLE OF CONTENTS

                                                                            PAGE

SECTION 1.        DEFINITIONS.................................................1

SECTION 2.        CONDITIONS PRECEDENT.......................................32

   2.1   Conditions to the Initial Loans.....................................32
   2.2   Further Conditions to other Loans and Advances......................36

SECTION 3.        REVOLVING LOANS............................................36

   3.1   Revolving Loans.....................................................36
   3.2   Schedules and Other Information.....................................37
   3.3   Representations and Covenants regarding Accounts and Inventory......37
   3.4   Collection of Proceeds; Agent's Bank Account........................38
   3.5   Revolving Loan Account..............................................39
   3.6   Loan Statement......................................................40

SECTION 4.        PAYMENTS...................................................40

   4.1   Voluntary Prepayments...............................................40
   4.2   Mandatory Prepayments...............................................40
   4.3   No Implied Consent..................................................42
   4.4   Application of Payments.............................................42

SECTION 5.        LETTERS OF CREDIT..........................................43

   5.1   Availability of Letters of Credit...................................44
   5.2   Ability to Charge Revolving Loan Account............................44
   5.3   Indemnity...........................................................44
   5.4   Disclaimer..........................................................44
   5.5   Limitation of Liability; Agent's Rights.............................45
   5.6   Agent's Consent Necessary...........................................45
   5.7   Licenses, Certificates; Assumptions of Liability....................45
   5.8   Subrogation Rights..................................................46

SECTION 6.        REPRESENTATIONS AND WARRANTIES.............................46

   6.1   Solvency; Corporate Existence.......................................46
   6.2   Corporate Power, Authorization, Enforceable Obligations.............46
   6.3   Liens Granted to Agent and Collateral Agent.........................47
   6.4   No Litigation.......................................................47
   6.5   Real Property.......................................................47
   6.6   No Violation of Law.................................................48
   6.7   No Default..........................................................48
   6.8   Taxes...............................................................48
   6.9   Regulated Entities..................................................48
   6.10  Environmental Laws..................................................48
   6.11  Closing of Certain Deposit Accounts.................................48
   6.12  Subsidiaries........................................................49

SECTION 7.        COVENANTS..................................................49

   7.1   Affirmative Covenants...............................................49
         7.1.1 COLLATERAL....................................................49
         7.1.2 INSURANCE.....................................................54

         7.1.3 TAXES.........................................................57
         7.1.4 COMPLIANCE WITH LAWS..........................................57
         7.1.5 ENVIRONMENTAL MATTERS.........................................58
         7.1.6 ADDITIONAL SUBSIDIARIES.......................................58
         7.1.7 USE OF PROCEEDS; LOAN ACCOUNT.................................58
         7.1.8 FINANCIAL REPORTING...........................................59
         7.1.9 FINANCIAL COVENANTS...........................................61
         7.1.10   CORPORATE EXISTENCE........................................62
         7.1.11   POST-CLOSING COVENANTS.....................................63
   7.2   Negative Covenants..................................................65
         7.2.1 LIENS.........................................................65
         7.2.2 INDEBTEDNESS..................................................66
         7.2.3 SALE OF STOCK, ASSETS, COLLATERAL.............................66
         7.2.4 MERGERS, SUBSIDIARIES, CHANGE OF NAME, TYPE OF ORGANIZATION...67
         7.2.5 CAPITAL STRUCTURE AND BUSINESS................................67
         7.2.6 GUARANTEED INDEBTEDNESS.......................................67
         7.2.7 INVESTMENTS...................................................68
         7.2.8 NO IMPAIRMENT OF INTERCOMPANY TRANSFERS.......................68
         7.2.9 AFFILIATE TRANSACTIONS........................................68
         7.2.10   DIVIDENDS AND DISTRIBUTIONS................................68
         7.2.11   PREPAYMENTS................................................69
         7.2.12   NEGATIVE PLEDGE............................................69
         7.2.13   CHANGES RELATING TO MATERIAL CONTRACTS.....................69

SECTION 8.        INTEREST, FEES, EXPENSES AND INCREASED COSTS...............70

   8.1   Interest............................................................70
   8.2   Default Rate........................................................71
   8.3   Letter of Credit Guaranty Fee.......................................71
   8.4   Out-of-Pocket Expenses..............................................71
   8.5   Line of Credit Fee..................................................71
   8.6   Loan Facility Fee...................................................71
   8.7   Administrative Management Fee.......................................72
   8.8   Revolving Loan Account Charges......................................72
   8.9   LIBOR...............................................................72
   8.10  Taxes...............................................................74
   8.11  Capital Adequacy; Increased Costs; Illegality.......................75

SECTION 9.        MINIMUM BALANCE REQUIREMENTS...............................76

SECTION 10.       EVENTS OF DEFAULT AND REMEDIES.............................78

   10.1  Events of Default...................................................78
   10.2  Remedies............................................................80
   10.3  Other Remedies......................................................80

SECTION 11.       TERMINATION................................................81

SECTION 12.       MISCELLANEOUS..............................................82

   12.1  Credit Parties' Waivers; No Waiver by Lenders; Election of Remedies.82
   12.2  Complete Agreement; Modification....................................82
   12.3  Maximum Amount of Interest..........................................82
   12.4  Severability........................................................83
   12.5  Notices.............................................................83
   12.6  Joinder.............................................................84
   12.7  Indemnity...........................................................84
   12.8  GOVERNING LAW.......................................................85
   12.9  WAIVER OF JURY TRIAL DISCLAIMER.....................................86

SECTION 13.       AGREEMENTS REGARDING THE LENDERS...........................86

   13.1  Agency..............................................................86
   13.2  Settlement Date.....................................................87
   13.3  Account Statements..................................................87
   13.4  Fees and Interests..................................................87
   13.5  Participations and Assignments......................................87
   13.6  No Obligation to Fund...............................................88
   13.7  Lawsuits............................................................88
   13.8  Right of Set-Off....................................................89
   13.9  Confidential Information............................................89

SECTION 14.       AGENCY.....................................................90

   14.1  Appointment of Agent................................................90
   14.2  Disclaimer..........................................................90
   14.3  Agent's Reliance, Etc...............................................90
   14.4  Notice of Default or Event of Default...............................91
   14.5  Independent Lender Credit Decision..................................91
   14.6  Indemnification.....................................................91
   14.7  Agent in its Capacity as Lender.....................................92
   14.8  Successor Agent and Successor Collateral Agent......................92
   14.9  Amendments; Overadvances............................................92
   14.10 Failure to Respond..................................................93

SECTION 15.       COLLATERAL AGENCY AGREEMENT................................93

   15.1  Appointment of Collateral Agent.....................................93
   15.2  Authority of Agent to Direct Collateral Agent.......................93

SECTION 16.       GUARANTY...................................................93

   16.1  Guaranty............................................................93
   16.2  Waivers by Guarantors...............................................95
   16.3  Benefit of Guaranty.................................................95
   16.4  Waiver of Subrogation, Etc..........................................95
   16.5  Election of Remedies................................................95
   16.6  Limitation..........................................................96
   16.7  Contribution with Respect to Guaranty Obligations...................96
   16.8  Liability Cumulative................................................97

ANNEXES

Annex A -- List of Credit Parties
Annex B -- Pledgors
Annex C -- Mergers to occur on or about the Closing Date

EXHIBITS

Exhibit A -- Form of Promissory Note
Exhibit B -- Form of Assignment Agreement
Exhibit C -- Form of Joinder Agreement
Exhibit D -- Form of Joinder Agreement to Intercompany Loan Agreement
Exhibit 2.1(j) -- Closing Checklist

SCHEDULES

Schedule 1.1(a) -- Existing Liens
Schedule 1.1(b) -- Existing Indebtedness
Schedule 2.1(x) -- Real Estate Appraisals
Schedule 3.4 -- Cash Management System; Securities Accounts
Schedule 6.2 -- Approvals
Schedule 6.4 -- Litigation
Schedule 6.5(a) -- Owned Real Estate
Schedule 6.5(b) -- Leased Real Estate
Schedule 6.5(c) -- Designated Real Estate
Schedule 6.5(d) -- Excluded Real Estate
Schedule 6.5(e) -- Third Party Locations of Collateral
Schedule 6.11 -- Closing of Accounts
Schedule 6.12(a) -- Subsidiaries
Schedule 7.2.3 -- Excluded Assets
Schedule 7.2.5 -- Capital Structure
Schedule 7.1.11(f) -- Good Standing & Organizational Documents
Schedule 7.1.11(g) -- Deposit Accounts
Schedule 7.1.11(i) -- Liens on Designated Real Estate Properties
Schedule 7.1.11(j) -- Liens on Other Borrowing Base Assets

     THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation (hereinafter "CIT"), with offices located at 10 South LaSalle Street, Chicago, Illinois 60603, and any other entity becoming a Lender hereunder pursuant to SECTION 13.5 of this Financing Agreement dated as of January 2, 2002, (hereinafter are collectively referred to as the "LENDERS" and individually as a "LENDER"), and CIT, as the Agent for the Lenders (hereinafter, the "AGENT"), are pleased to confirm the terms and conditions under which the Lenders, acting through the Agent, shall make revolving loans and other financial accommodations to Alderwoods Group, Inc., a Delaware corporation (hereinafter the "BORROWER"), with a principal place of business at 2225 Sheppard Avenue E., Atria North III, 11th Floor, Toronto, Ontario, Canada M2J 5B5.

SECTION 1.    DEFINITIONS

     For purposes of this Financing Agreement, the following terms shall be defined in the following manner:

     ACCOUNTS shall have the meaning given to such term in the UCC.

     AFFILIATE shall mean, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, 5% or more of the Stock having ordinary voting power in the election of directors of such Person, (b) each Person that controls, is controlled by or is under common control with such Person, (c) each of such Person's officers, directors, joint venturers and partners and (d) in the case of a Credit Party, the immediate family members, spouses and lineal descendants of individuals who are Affiliates of the Credit Party. For the purposes of this definition, "CONTROL" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise; PROVIDED, HOWEVER, that the term "AFFILIATE" shall specifically exclude Agent and each Lender.

     AFFILIATE SUBORDINATION AGREEMENT shall mean that certain Affiliate Subordination Agreement dated on or about the date hereof by and among the parties designated as "Companies" on the signature lines thereto or which become parties thereto as "Companies" pursuant to the joinder provisions thereof and The CIT Group/Business Credit, Inc., as Collateral Agent for itself and the Senior Secured Parties, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

     AGENT'S BANK ACCOUNT shall have the meaning given to such term in SECTION
3.4 of this Financing Agreement.

     AGGREGATE AVAILABILITY shall mean the amount by which (a) the Borrowing Base exceeds (b) the sum of (i) the amount of all outstanding Revolving Loans, PLUS (ii) the sum of the undrawn face amount of all outstanding Letters of Credit and all unreimbursed drawings outstanding in respect of all Letters of Credit.

     APPLICABLE CHASE INTEREST RATE MARGIN shall have the meaning given to such term in SECTION 8.1 of this Financing Agreement.

     APPLICABLE LIBOR INTEREST RATE MARGIN shall have the meaning given to such term in SECTION 8.1 of this Financing Agreement.

     APPLICABLE MARGINS shall have the meaning given to such term in SECTION 8.1 of this Financing Agreement.

     ASSET SALE shall mean any direct or indirect sale, issuance, conveyance, transfer, or other disposition to any Person other than a Credit Party or from one Restricted Subsidiary that is not a Credit Party to another such Restricted Subsidiary, in one or a series of related transactions, of (a) any Stock of any Restricted Subsidiary (other than in respect of directors' qualifying shares or investments by foreign nationals mandated by applicable law) or (b) any other properties or assets of any Restricted Subsidiary other than sales of assets permitted by SECTION 7.2.3(a) and (b) of this Financing Agreement.

     ASSET SALE CERTIFICATE shall mean with respect to any proposed Asset Sale, a certificate of an officer of the Borrower certifying that (i) the Borrower or the relevant Credit Party will receive consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Stock or assets sold or otherwise disposed of, and (ii) except with respect to the assets listed on
SCHEDULE 7.2.3 hereto, at least 75% of such consideration consists of cash or Cash Equivalents.

     ASSIGNMENT AGREEMENT shall mean the Assignment Agreement in the form of EXHIBIT B attached hereto.

     AT-NEED ACCOUNTS RECEIVABLE shall mean all Accounts of any Credit Party which arise in connection with the full and final performance and/or delivery of goods and/or services by any Credit Party to any account debtor and shall exclude, in any event, all Accounts arising from sales of pre-need or pre-arranged goods and/or services (unless and until all goods and services pertaining to such pre-need Accounts have been fully delivered, performed and billed).

     AVAILABILITY shall mean the amount by which (a) the lesser of (i) the Line of Credit or (ii) the Borrowing Base exceeds (b) the sum of (i) the amount of all outstanding Revolving Loans, PLUS (ii) the sum of the undrawn face amount of all outstanding Letters of Credit and all unreimbursed drawings outstanding in respect of all Letters of Credit.

     AVAILABILITY RESERVE shall mean (a) a reserve against Availability in an amount equal to the sum of (i) one (1) month of rental payments and tax, utility and other charges for any of the Credit Parties' leased premises or other Collateral locations, and (ii) one (1) month of estimated payments (plus any other fees or charges owing by the Borrower) to any applicable warehousemen or third party processor (as determined by the Agent in its reasonable business judgment), provided that any of the foregoing amounts shall be adjusted from time to time hereafter upon (x) the opening or closing of a Collateral location and/or (y) any change in the amount of rental, storage or processor payments or similar charges; PLUS (b) any reserve against Availability which the Agent may establish from time to time pursuant to the terms of this

Financing Agreement, including without limitation, reserves for unpaid or underfunded amounts in respect of Trust Funds, as reasonably determined by Agent; PLUS (c) such other reserves against Availability as the Agent deems necessary in its reasonable judgment as a result of (i) the existence of any Liens on assets of any Credit Party included in computing the Borrowing Base (whether or not the same constitute a Permitted Encumbrance under this Financing Agreement), (ii) negative forecasts and/or trends in the Credit Parties' business, industry, prospects, profits, operations or financial condition, taken as a whole or (iii) other issues, circumstances or facts that could otherwise negatively impact the Credit Parties or their respective business, proposals, profits, operations, industry, financial condition or assets, taken as a whole.

     BANKRUPTCY COURT shall mean the United States Bankruptcy Court for the District of Delaware having jurisdiction over the Borrower's Chapter 11 case.

     BORROWING BASE shall mean the sum of (a) eighty percent (80%) of each Credit Party's outstanding Eligible At-Need Accounts Receivable PLUS (b) the lesser of (i) fifty percent (50%) of the aggregate value of each Credit Party's outstanding Eligible Inventory, valued at the lower of cost or market on a first-in first-out basis and (ii) $15,000,000, PLUS (c) the Designated Real Estate Advance Amount, less (d) the Availability Reserve.

     BORROWING BASE CERTIFICATE shall have the meaning set forth in SECTION 7.1.8(c) to this Financing Agreement.

     BUSINESS DAY shall mean any day on which the Agent, each Lender and J.P. Morgan Chase & Co. (or its primary banking subsidiary) are open for business.

     CAPITAL EXPENDITURES shall mean, for any period, the aggregate expenditures of the Credit Parties during such period on account of property, plant, equipment or similar fixed assets that, in conformity with GAAP, are required to be reflected on the Consolidated Balance Sheet of the Borrower as capital expenditures (including cash expenditures for the development costs of additional cemetery properties).

     CAPITAL LEASE shall mean any lease of property (whether real, personal or mixed) which in conformity with GAAP, is accounted for as a capital lease or a Capital Expenditure on the Consolidated Balance Sheet of the Borrower.

     CASH EQUIVALENTS shall mean, at any time: (a) any evidence of Indebtedness with a maturity of 270 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (PROVIDED that, the full faith and credit of the United States of America is pledged in support thereof); (b) certificates of deposit or acceptances with a maturity of 270 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000 and rated B or better by Thompson's Bankwatch (or an equivalent rating by a comparable rating agency); (c) certificates of deposit with a maturity of 270 days or less of any financial institution that is not organized under the laws of the United States, any state thereof or the District of Columbia that are rated at least A-1 by S&P or at least P-1 by Moody's or at least an equivalent rating category of another nationally recognized securities rating agency;

and (d) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the government of the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within 270 days from the date of acquisition; PROVIDED that, the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions With Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985 or any amendment or succession to such guidelines.

     CASUALTY PROCEEDS shall have the meaning given to such term in SECTION 7.1.2(c) of this Financing Agreement.

     CHANGE OF CONTROL shall mean the occurrence on or after the Closing Date of any of the following events: (a) any "Person" or "Group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding Permitted Holders, is or becomes the "Beneficial Owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "Beneficial Ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 35% of the total Voting Stock of the Borrower, under circumstances where the Permitted Holders (i) "Beneficially Own" (as so defined) a lower percentage of the Voting Stock than such other "Person" or "Group" and (ii) do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Borrower; (b) the Borrower consolidates with, or merges with or into, another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to another Person, or another Person consolidates with, or merges with or into, the Borrower, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Borrower is converted into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Stock of the Borrower is converted into or exchanged for (1) Voting Stock (other than Redeemable Stock) of the surviving or transferee corporation or (2) cash, securities and other property in an amount which could then be paid by the Borrower as a "Restricted Payment" under and as defined in the Indenture, and (ii) immediately after such transaction no "Person" or "Group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding Permitted Holders, is the "Beneficial Owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "Beneficial Ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 50% of the total Voting Stock of the surviving or transferee corporation; (c) at any time during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Borrower (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders or stockholders of the Borrower was approved by a vote of 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason (including the failure of such individuals to be elected in a proxy contest involving a solicitation of proxies) to constitute a majority of the Board of Directors of the Borrower then in office; or (d) the Borrower is liquidated or dissolved or the Borrower or its stockholders adopts a plan of liquidation regarding the Borrower. Notwithstanding the foregoing, no Change of Control shall be deemed to result from any Restructuring Transaction.

     CHASE BANK RATE shall mean the rate of interest per annum announced by J.P. Morgan Chase & Co. (or its primary banking subsidiary) or its successor from time to time as its "PRIME RATE" in effect at its principal office in New York City. (The prime rate is not intended to be the lowest rate of interest charged by J.P. Morgan Chase & Co. or its successor to its borrowers).

     CHASE BANK RATE LOANS shall mean any loans made pursuant to this Financing Agreement that bear interest based on the Chase Bank Rate.

     CHATTEL PAPER shall have the meaning give to such term in the UCC.

     CLOSING DATE shall mean January 2, 2002.

     COLLATERAL shall mean all present and future (i) "Collateral" as defined in the Security Agreement, (ii) the Designated Real Estate Properties, (iii) Stock in which Agent and/or Lenders have been granted, directly or beneficially, a Lien pursuant to the Pledge Agreements, (iv) the Other Collateral and (v) any other property of any Credit Party in which Collateral Agent, Agent and/or Lenders have been granted, directly or beneficially, a Lien securing the Obligations.

     COLLATERAL AGENCY AGREEMENT shall mean that certain Collateral Agency Agreement dated on or about the date hereof among the Borrower, the Trustee, the Credit Parties, the Agent and the Collateral Agent, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

     COLLATERAL AGENT shall mean the "Collateral Agent" as defined in the Collateral Agency Agreement.

     COLLATERAL DOCUMENTS shall mean a collective reference to the Security Agreement, the Pledge Agreements, the Mortgages, the Deposit Account Agreements, the Control Agreements, Intellectual Property Agreements and all other agreements, documents and instruments, now existing or hereafter arising, which create or purport to create a Lien in property to secure payment or performance of the Obligations, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, and irrespective of whether such agreements, documents and/or instruments also secure any or all of the Senior Notes Obligations.

     COMMITMENT LETTER shall mean the Commitment Letter dated as of November 26, 2001 issued by the Agent to, and accepted by, the Borrower.

     CONCENTRATION ACCOUNTS shall have the meaning given to such term in SECTION
3.4 of this Financing Agreement.

     CONFIDENTIAL INFORMATION shall have the meaning given to such term in
SECTION 13.9 of this Financing Agreement.

     CONSOLIDATED BALANCE SHEET shall mean a consolidated balance sheet for the Borrower, eliminating all intercompany transactions and prepared in accordance with GAAP.

     CONTRACTS shall mean all "contracts," as such term is defined in the UCC, now owned or hereafter acquired by any Credit Party, in any event, including all contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which any Credit Party may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

     CONTROL AGREEMENT shall mean any agreement among the Collateral Agent, any Credit Party and any securities intermediary at which such Credit Party maintains securities accounts granting a Lien upon such securities accounts to the Collateral Agent for the benefit of the Senior Secured Parties, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

     COPYRIGHT LICENSE shall mean any and all rights now owned or hereafter acquired by a Credit Party under any written agreement granting any right to use any Copyright or Copyright registration.

     COPYRIGHT SECURITY AGREEMENT shall mean the Copyright Security Agreement, dated as of the date hereof, executed by a Credit Party in favor of the Collateral Agent, for the benefit of the Senior Secured Parties and any copyright security agreement entered into after the Closing Date (as required by the Copyright Security Agreement), as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

     COPYRIGHTS shall mean all present and hereafter acquired copyrights, copyright registrations, recordings, applications, designs, styles, licenses, marks, prints and labels bearing any of the foregoing of any Credit Party, together with goodwill, any and all general intangibles, intellectual property and rights pertaining thereto, and all cash and non-cash proceeds thereof.

     CREDIT DOCUMENTS shall mean this Financing Agreement, the Promissory Notes, the Security Agreement, the Pledge Agreements, the Mortgages, the Deposit Account Agreements, the Control Agreements, the Intercreditor and Subordination Agreement, the Collateral Agency Agreement, the Intellectual Property Agreements, the Affiliate Subordination Agreement, the Intercompany Loan Documents, the other closing documents executed by any Credit Party and all other agreements, instruments, documents and certificates executed by any Credit Party from time to time in connection with this Financing Agreement in favor of Agent, Collateral Agent or any Lender and including all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Credit Party and delivered to Agent, Collateral Agent or any Lender in connection with the Financing Agreement or the transactions contemplated thereby. Any reference in this Financing Agreement or any other Credit Document to a Credit Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Financing Agreement or such Credit Document as the same may be in effect at any and all times such reference becomes operative.

     CREDIT PARTIES shall mean the Borrower and its Wholly Owned Subsidiaries organized under the laws of any state or commonwealth of the United States other than any Unrestricted Subsidiary or Excluded Subsidiary.

     CURRENCY AGREEMENT shall mean any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect any Person against fluctuations in currency values.

     DEFAULT shall mean any event specified in SECTION 10.1 of this Financing Agreement, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, event or act, has been satisfied.

     DEFAULT RATE shall mean a rate of interest equal to two percent (2%) greater than the interest rate accruing on the Obligations pursuant to SECTION
8.1 of this Financing Agreement, which the Agent and the Lenders shall be entitled to charge the Borrower in the manner set forth in SECTION 8.2 of this Financing Agreement.

     DEPOSIT ACCOUNT shall have the meaning given to such term in the UCC.

     DEPOSIT ACCOUNT AGREEMENT shall mean those certain agreements among the Collateral Agent, certain Credit Parties and certain banks and financial institutions at which such Credit Parties maintain certain Deposit Accounts granting a Lien upon such Deposit Accounts to the Collateral Agent for the benefit of the Senior Secured Parties, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

     DESIGNATED NEW REAL ESTATE PROPERTY shall have the meaning given to such term in SECTION 7.1.1(b)(viii) of this Financing Agreement.

     DESIGNATED REAL ESTATE ADVANCE AMOUNT shall mean the lesser of (a) twenty-five percent (25%) of the net book value of all Designated Real Estate Properties on which the Collateral Agent has been granted a first priority lien pursuant to a Mortgage, and (b) $40,000,000.

     DESIGNATED REAL ESTATE PROPERTY shall mean real property of the Credit Parties described on SCHEDULE 6.5(c) hereto and any other real property of any Credit Party which hereafter becomes a Designated New Real Estate Property.

     DISPOSITION PROPERTIES shall mean collectively: (a) Security Plan Life Insurance Company, a Louisiana corporation f/k/a Security Industrial Insurance Company, (b) the properties of the Credit Parties described in paragraph 11 of the Bankruptcy Court's "Order (A) Approving Global Bid Procedures Program and
(B) Authorizing Debtors to Grant Pre-Approved Bid Protections to Prospective Purchasers" dated January 21, 2000, (C) the properties of the Credit Parties described in paragraph 3 of the Bankruptcy Court's "Order Establishing Procedures for Transactions Involving Certain Miscellaneous Assets" dated August 25, 1999, and (D) any other assets of the Credit Parties designated by the Credit Parties as Disposition Properties on or prior to the "Effective Date" (as such term is defined in the Plan of Reorganization), provided that, the Credit Parties cannot designate any Designated Real Estate Property as a "Disposition Property".

     DOCUMENTS shall have the meaning given to such term in the UCC.

     EBITDA shall mean all earnings before all interest, tax obligations and depreciation and amortization expense of the Borrower for such period, all determined in conformity with GAAP on a basis consistent with the latest audited financial statements of the Borrower, but excluding the effect of extraordinary and/or nonrecurring gains or losses for such period.

     ELIGIBLE AT-NEED ACCOUNTS RECEIVABLE shall mean the gross amount of the Credit Parties' At-Need Accounts Receivable, that are subject to a valid, exclusive, first priority and fully perfected security interest in favor of the Collateral Agent, for the benefit of Agent and the Lenders, which conform to the warranties contained herein and which, at all times, continue to be acceptable to the Agent in the exercise of its reasonable judgment, LESS, without duplication, the sum of:

          (a) any returns, discounts, claims and credits of any nature (whether issued, owing, granted, claimed or outstanding), plus

          (b) reserves for At-Need Accounts Receivable that arise from, or are subject to or include:

               (i) sales to the United States of America, any state or other governmental entity or to any agency, department or division thereof, except for any such sales as to which the applicable Credit Party has complied to the Agent's satisfaction with the Assignment of Claims Act of 1940 or any other applicable statute, rules or regulation;

               (ii) foreign sales and sales not payable in United States currency;

               (iii) Accounts that remain unpaid more than the earlier of ninety (90) days from invoice date or (60) days from the due date;

               (iv) sales to any Subsidiary (direct or indirect) of a Credit Party, or to any Affiliate of a Credit Party; and

               (v) sales to any customer which is the debtor in any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law; plus

          (c) reserves established for any other reasons deemed necessary by the Agent in its reasonable business judgment, including, without limitation, reasons that are customary either in the commercial finance industry or in the lending practices of the Agent.

     ELIGIBLE INVENTORY shall mean the gross amount of each Credit Party's Inventory that is subject to a valid, exclusive, first priority and fully perfected security interest in favor of the Collateral Agent, for the benefit of the Agent and the Lenders, and which conforms to the warranties contained herein and which, at all times continues to be acceptable to the Agent in its reasonable business judgment, LESS, without duplication, (a) Inventory not present in the United States of America, (b) Inventory returned or rejected by the applicable Credit Party's customers

(other than goods that are undamaged and resalable in the normal course of business) and goods to be returned to the applicable Credit Party's suppliers,
(c) Inventory in transit to third parties (other than the Credit Parties' agents or warehouses), or in the possession of a warehouseman, bailee, third party processor, or other third party, unless such warehouseman, bailee or third party has executed a notice of security interest agreement (in form and substance satisfactory to the Agent) and the Collateral Agent, for the benefit of the Agent and the Lenders, shall have a first priority perfected security interest in such Inventory, (d) cemetery lots, and (e) the amount of any reserve against Inventory established by the Agent in its reasonable discretion.

     EQUIPMENT shall have the meaning given to such term in the UCC.

     ERISA shall mean the Employee Retirement Income Security Act or 1974, as amended from time to time and the rules and regulations promulgated thereunder from time to time.

     EUROCURRENCY RESERVE REQUIREMENTS shall mean for any day, as applied to a LIBOR Loan, the aggregate (without duplication) of the maximum aggregate reserve requirement (expressed as a decimal) in effect with respect to the Agent or any Lender on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under Regulation D or any other applicable regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect, dealing with reserve requirements prescribed for Eurocurrency funding (currently referred to as "EUROCURRENCY LIABILITIES" in Regulation D of such Board) maintained by the Agent or any Lender (such reserve to be adjusted to the nearest one-sixteenth of one percent (1/16 of 1%) or, if there is not a nearest one-sixteenth of one percent (1/16 of 1%), to the next higher one sixteenth of one percent (1/16 of 1%).

     EVENT(S) OF DEFAULT shall have the meaning given to such term in SECTION
10.1 of this Financing Agreement.

     EXCHANGE ACT shall mean the Securities Exchange Act of 1934, as amended and the regulations promulgated thereunder.

     EXCLUDED REAL ESTATE PROPERTY shall mean the Designated Real Estate Properties of the Credit Parties described on SCHEDULE 6.5(d) hereto.

     EXCLUDED SUBSIDIARIES shall mean Alderwoods Life Insurance Group Inc., a Delaware corporation, Rose Hills Holding Corp., a Delaware corporation, any Subsidiary of either of the foregoing, any Special Finance Subsidiary, Fisher-Riles Funeral Insurance Company, a Mississippi corporation, Reimann Funeral Insurance Company, Inc., a Mississippi corporation, Reimann Insurance Company, Inc., a Mississippi corporation, Stephens Burial Association, Inc., a Mississippi corporation, Stephens Funeral Benefit Association, Inc., a Mississippi corporation, Thweatt Funeral Insurance Company, Inc., a Mississippi corporation, Crown Hill Memorial Park, Inc., a Texas corporation, Dudley M. Hughes Funeral Home, Inc., Dudley M. Hughes Funeral Home North Chapel, Inc., Ed
C. Smith & Brothers Funeral Directors, Inc., a Texas corporation, Hughes Funeral Homes, Inc., a Texas corporation, Hughes Funerals, Inc., a Texas corporation, Hughes Southland Funeral Home, Inc., a Texas corporation, Wensley, L.L.C., a Michigan limited liability company, and, until they emerge from bankruptcy, the entities listed on Exhibit I.A.93 to the Plan of Reorganization, Advanced Planning (Alabama), Inc., an Alabama corporation, Haakinson-Groulx Mortuary, Inc., an Oregon corporation, Hill Funeral Home, Inc., a Virginia corporation, and Johnson Funeral Home of Church Hill, Inc., a Tennessee corporation.

     EXCLUDED TAXES shall have the meaning given to such term in SECTION 8.10(a) of this Financing Agreement.

     FAIR MARKET VALUE shall mean, with respect to any asset, the price that could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction.

     FISCAL YEAR shall mean any of the annual accounting periods of the Credit Parties ending on December 31 of each year or such other annual accounting period end selected by Borrower and consented to in writing by the Required Lenders, which consent shall not be reasonably withheld, so long as all amendments reasonably required by the Required Lenders are made to conform the covenants in the Financing Agreement to such new Fiscal Year.

     FIXED CHARGE COVERAGE RATIO shall mean, for any period, the quotient (expressed as a ratio) obtained by dividing (a) EBITDA of the Credit Parties for such period by (b) Fixed Charges of the Credit Parties for such period.

     FIXED CHARGES shall mean, for any period, the sum of (a) all interest obligations (including the interest component of Capital Leases) of the Borrower paid or due during such period, (b) the amount of all scheduled fees paid to the Agent and the Lenders during such period, (c) amount of principal repaid or scheduled to be repaid on the Permitted Indebtedness of the Borrower during such period (other than payments permitted to be made under SECTION 7.2.3 of this Financing Agreement in respect of the Two-Year Notes with the Net Cash Proceeds of any Asset Sale of any Disposition Property), (d) Unfinanced Capital Expenditures, as incurred by the Borrower during such period, (e) all federal, state and local income tax expenses due and payable by the Borrower during such period and (f) without duplication of any of the foregoing, cash expenditures for the development costs of additional cemetery properties.

     FIXTURES shall have the meaning given to such term in the UCC.

     FOREIGN PLEDGE AGREEMENTS shall mean that certain Charge Over Shares, dated as of the date hereof, to be executed by the Borrower in favor of Agent, for the benefit of the Lenders, which will be governed by the laws of the United Kingdom.

     FUND shall mean with respect to the requirements of any state or commonwealth regulating Trust Funds, the fund(s) or account(s) into which all applicable Trust Funds are to be held by any Credit Party.

     GAAP shall mean generally accepted accounting principles in the United States of America as in effect from time to time and for the period as to which such accounting principles are to apply, PROVIDED that in the event the Borrower modifies its accounting principles and procedures from those in effect on the Closing Date, the Borrower shall provide such statements of reconciliation as shall be in form and substance acceptable to the Agent.

     GENERAL INTANGIBLES shall have the meaning given to such term in the UCC.

     GOODS shall have the meaning given to such term in the UCC.

     GOVERNMENTAL AUTHORITY shall mean any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     GUARANTORS shall mean the Credit Parties (other than the Borrower) and each other Person, if any, that executes a guaranty or other similar agreement in respect of the Obligations in favor of Agent, for itself and the ratable benefit of Lenders.

     GUARANTY shall mean the guarantee of the Obligations by the Guarantors as set forth in SECTION 16 of this Financing Agreement.

     GUARANTY INDUCEMENT AND OFFSET AGREEMENT shall mean that certain Guaranty Inducement and Offset Agreement dated on or about the date hereof among the Borrower, the "Restricted Credit Parties" named therein (as such term is defined therein) and the Collateral Agent, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

     INDEBTEDNESS of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (excluding current accounts payables and other accrued current liabilities incurred in the ordinary course of business as not past due), (c) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (e) all obligations in respect of any Capital Leases, (f) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, (g) all obligations, contingent or otherwise, of such Person as an account party under letters of credit or banker's acceptances, (h) all guarantees of obligations of others of the kind referred to in clauses (a) through (h) above, and (i) all obligations of others of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property owned by such Person, whether or not the obligations secured thereby have been assumed by such Person.

     INDEMNIFIED LIABILITIES shall have the meaning given to such term in
SECTION 12.7 of this Financing Agreement.

     INDEMNIFIED PERSON shall have the meaning given to such term in SECTION
12.7 of this Financing Agreement.

     INDENTURE shall mean the Indenture dated on or about the date hereof among the Borrower, as issuer, and the Trustee, regarding approximately $250,000,000 11% Senior Secured Notes due 2007, as amended, restated, replaced, supplemented or otherwise modified from time to time.

     INDEPENDENT FINANCIAL ADVISOR shall mean a firm (a) that does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Borrower and (b) that, in the judgment of the Board of Directors of the Borrower, is otherwise independent and qualified to perform the task for which it is to be engaged.

     INITIAL L/C TERMINATION EVENT shall have the meaning given to such term in
SECTION 9 of this Financing Agreement.

     INITIAL LETTERS OF CREDIT shall mean, collectively, (a) a Letter of Credit in the face amount of $8,000,000 naming First Union National Bank as the initial beneficiary; (b) a Letter of Credit in the face amount of $3,500,000 naming Royal Bank of Canada as the initial beneficiary; and (c) a Letter of Credit in the face amount of $4,000,000 naming the U.S. Trustee in Borrower's Chapter 11 case as the initial beneficiary.

     INSTRUMENTS shall have the meaning given to such term in the UCC.

     INTELLECTUAL PROPERTY shall mean any and all Licenses, Patents, Copyrights, Trademarks, and the goodwill associated with such Trademarks.

     INTELLECTUAL PROPERTY AGREEMENTS shall mean, collectively, the Copyright Security Agreements and the Trademark Security Agreements.

     INTERCOMPANY COLLATERAL AGENT shall mean CIT in its capacity as Intercompany Collateral Agent.

     INTERCOMPANY LOAN AGREEMENT shall mean that certain Intercompany Loan and Security Agreement dated on or about the date hereof among the Credit Parties and the Intercompany Collateral Agent, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

     INTERCOMPANY LOAN DOCUMENTS shall mean the Intercompany Loan Agreement, the Intercompany Note(s), the Guaranty Inducement and Offset Agreement, all financing statements and similar documents executed in favor of the Intercompany Collateral Agent and such other documents, agreements and/or instruments executed pursuant thereto, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

     INTERCOMPANY LOANS shall mean all loans and other amounts owing from time to time between and among the Credit Parties.

     INTERCOMPANY NOTES shall mean that certain Master Intercompany Demand Note dated on or about the date hereof by and among the Credit Parties.

     INTERCREDITOR AND SUBORDINATION AGREEMENT shall mean that certain Intercreditor and Subordination Agreement, dated on or about the date hereof, by and among the Trustee, the Borrower, the Credit Parties, and the Agent, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

     INTEREST PERIOD shall mean: (a) with respect to an initial request by the Borrower for a LIBOR Loan or the conversion of a Chase Bank Rate Loan to a LIBOR Loan, at the option of the Borrower a one-month, two-month or three-month period commencing on the borrowing or conversion date with respect to such LIBOR Loan and ending one, two or three months thereafter, or any other period, as agreed upon by the Agent and the Lenders, in their sole discretion, as applicable; and
(b) with respect to any continuation of a LIBOR Loan, at the option of the Borrower a one-month, two-month or three-month period commencing on the last day of the immediately preceding Interest Period applicable to such LIBOR Loan and ending one, two or three months thereafter, as applicable; PROVIDED that the foregoing provisions relating to Interest Periods are subject to the following terms:

               (i) if any Interest Period would otherwise end on a day which is not a Working Day, such Interest Period shall be extended to the next succeeding Working Day, unless the result of such extension would extend such payment into another calendar month, in which event such Interest Period shall end on the immediately preceding Working Day;

               (ii) any Interest Period that begins on the last Working Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Working Day of a calendar month; and

               (iii) for purposes of determining the availability of Interest Periods, such Interest Periods shall be deemed available if (x) The Chase Manhattan Bank quotes an applicable rate or the Agent determines LIBOR, as provided in the definition of LIBOR, (y) the LIBOR determined by The Chase Manhattan Bank or the Agent adequately and fairly reflects the cost of maintaining or funding its loans bearing interest at LIBOR for such Interest Period, and (z) such Interest Period ends on or before the last day of the then current term of this Financing Agreement. If a requested Interest Period shall be unavailable in accordance with the foregoing provisions, the Borrower shall choose an Interest Period that complies with the foregoing provisions or the Borrower shall pay interest on the Obligations subject to such request at the applicable per annum rate based upon the Chase Bank Rate.

     INTEREST RATE PROTECTION AGREEMENT shall mean any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

     INTEREST RATE PROTECTION OBLIGATIONS shall mean the obligations of any Person under any Interest Rate Protection Agreement.

     INVENTORY shall have the meaning given to such term in the UCC.

     INVESTMENT shall mean, with respect to any Person, any direct or indirect loan or other extension of credit, including any advance, or capital contribution to, or any purchase or acquisition by such Person of any Stock (including securities not consisting of cash or cash equivalents and received in connection with an asset sale or other disposition of assets permitted hereunder), bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. "Investments" shall exclude extensions of trade credit by the Credit Parties in the ordinary course of business in accordance with normal trade practices of any Credit Party, as the case may be.

     INVESTMENT PROPERTY shall have the meaning given to such term in the UCC.

     IRC shall mean the Internal Revenue Code of 1986 and all regulations promulgated thereunder.

     IRS shall mean the Internal Revenue Service.

     ISSUING BANK shall mean any bank issuing a Letter of Credit for the Borrower.

     JOINDER AGREEMENT shall mean the Joinder Agreement in the form of EXHIBIT C attached hereto.

     LETTER OF CREDIT GUARANTY shall mean the guaranty delivered by the Agent, on behalf of the Lenders, to the Issuing Bank of the Borrower's reimbursement obligation under such Issuing Bank's reimbursement agreement, application for letter of credit or other like document.

     LETTER OF CREDIT GUARANTY FEE shall mean the fee that the Agent, for the benefit of the Lenders, may charge the Borrower under SECTION 8.3 of this Financing Agreement for issuing the Letter of Credit Guaranty or otherwise assisting the Borrower in obtaining Letters of Credit.

     LETTER-OF-CREDIT RIGHTS shall have the meaning given to such term in the UCC.

     LETTER OF CREDIT SUB-LINE shall mean the aggregate commitment of the Lenders equal to $35,000,000 to assist the Borrower in obtaining Letters of Credit.

     LETTERS OF CREDIT shall mean (i) all letters of credit issued for or on behalf of the Borrower with the assistance of the Lenders (acting through the Agent) by the Issuing Bank and (ii) solely for computing the amount of cash collateral required to secure Obligations in respect of Letters of Credit, all Minimum L/C Draw Obligations and other outstanding unreimbursed drawings in respect of any such letters of credit described in clause (i) above.

     LIBOR shall mean, for any Interest Period, a rate of interest equal to the quotient obtained by dividing: (a) at the Agent's election, (i) LIBOR for such Interest Period as quoted to the

Agent by The Chase Manhattan Bank (or any successor thereof) two (2) Business Days prior to the first day of such Interest Period, or (ii) the rate of interest determined by the Agent at which deposits in U.S. Dollars are offered for such Interest Period as presented on Telerate Systems at page 3750 as of 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period (PROVIDED that if two or more offered rates are presented on Telerate System at page 3750 for such Interest Period, the arithmetic mean of all such rates, as determined by the Agent, will be the rate elected); BY (b) a number equal to 1.00 minus the Eurocurrency Reserve Requirements, if any, in effect on the day which is two (2) Business Days prior to the beginning of such Interest Period.

     LIBOR LENDING OFFICE shall mean, (a) with respect to the Agent and CIT, the office of J. P. Morgan Chase & Co., or any successor thereof, maintained at 270 Park Avenue, New York, NY 10017, and (b) with respect to each Lender, the address listed on the Assignment Agreement executed by such Lender.

     LIBOR LOAN shall mean any loans made pursuant to this Financing Agreement that bear interest based upon LIBOR.

     LICENSE shall mean any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by a Credit Party.

     LIEN shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement of any kind or nature whatsoever (including any lease or title retention agreement), any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the UCC or comparable law of any jurisdiction.

     LINE OF CREDIT shall mean the commitment of the Lenders in an aggregate amount equal to $75,000,000 (or such lesser amount established pursuant to SECTIONS 4.1 AND/OR 4.2 of this Financing Agreement), to (a) make Revolving Loans pursuant to SECTION 3 of this Financing Agreement, and (b) assist the Borrower in opening Letters of Credit pursuant to SECTION 5 of this Financing Agreement.

     LINE OF CREDIT FEE shall mean, for any month, the product obtained by multiplying (a) (i) the average daily Line of Credit during the immediately preceding month, MINUS (ii) the average daily principal balance of Revolving Loans and the average daily face amount of Letters of Credit outstanding during the immediately preceding month, TIMES (b) one-half of one percent (0.50%) per annum for the number of days in said month.

     LP AND LLC PLEDGE AGREEMENT shall mean that certain LP and LLC Pledge Agreement, dated as of the date hereof, executed by the Borrower and/or the Pledgors in favor of Agent, for the benefit of the Lenders.

     MASTER CONCENTRATION ACCOUNT shall mean Borrower's Account No. 2000002913643 at First Union National Bank.

     MATERIAL ADVERSE EFFECT shall mean a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance or properties of the Credit Parties, (b) the ability of the Credit Parties to perform their obligations under this Financing Agreement or any other Credit Document, or to the ability of the Credit Parties enforce their rights against account debtors of the Credit Parties, (c) the value of the Collateral, (d) any Lien of Agent or Collateral Agent on the Collateral, or (e) the ability of the Agent, the Collateral Agent or the Lenders to enforce the Obligations or their rights and remedies under this Financing Agreement or any of the other Credit Documents.

     MINIMUM BALANCE EXCEPTIONS shall have the meaning given to such term in
SECTION 9 of this Financing Agreement.

     MINIMUM L/C DRAW OBLIGATIONS shall have the meaning given to such term in
SECTION 9 of the Financing Agreement.

     MORTGAGES shall mean all mortgages and deeds of trust executed and delivered by any Credit Party in favor of the Collateral Agent, for the benefit of the Senior Secured Parties, covering the Designated Real Estate Properties, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

     NET CASH PROCEEDS shall mean, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents net of (a) reasonable and customary brokerage commissions and other reasonable fees and expenses (including, without limitation, fees and expenses of legal counsel and investment bankers) related to such Asset Sale, (b) provisions for all taxes payable as a result of such Asset Sale, and (c) amounts required to be paid to any Person (other than the Borrower or any other Credit Party) owning a beneficial interest (including a Lien) in the assets subject to the Asset Sale.

     NET WORTH shall mean, as of any date of determination, an amount equal to the excess of the consolidated total assets of the Borrower as of such date over the consolidated total liabilities of the Borrower as of such date, determined in accordance with GAAP on a consistent basis with the latest audited financial statements of the Borrower.

     NEW REAL ESTATE shall have the meaning given to such term in SECTION 7.1.1(b)(viii) of this Financing Agreement.

     NON-MATERIAL CASUALTY PROPERTY shall have the meaning given to such term in
SECTION 7.1.2(c)(ii) of this Financing Agreement.

     NY MORTGAGE TAXES shall have the meaning given to such term in SECTION 9 of this Financing Agreement.

     OBLIGATIONS shall mean: (a) all loans and advances made by the Agent and the Lenders to the Borrower or to others for the Borrower's account (including, without limitation, all Revolving Loans and all payments made by the Agent, on behalf of the Lenders, with respect to Letters of Credit); (b) any and all other indebtedness, obligations and liabilities that is owed by the Borrower to the Agent, the Collateral Agent or any Lender and arising out of, or incurred in connection with, this Financing Agreement or any of the other Credit Documents (including all Out-of-Pocket Expenses), whether (i) now in existence or incurred by such Credit Party from time to time hereafter, (ii) secured by a Lien upon any of such Credit Party's assets or property or the assets or property of any other Person, (iii) such indebtedness is absolute or contingent, joint or several, matured or unmatured, direct or indirect, or (iv) any Credit Party is liable to the Agent, the Collateral Agent or any Lender for such indebtedness as principal, surety, endorser, guarantor or otherwise; (c) all indebtedness, obligations and liabilities owed by any Credit Party to the Agent, the Collateral Agent and/or the Lenders under this Financing Agreement, or any of the other Credit Documents (including all Out-of-Pocket Expenses), any other agreement or arrangement now or hereafter entered into between such Credit Party, on one hand, and the Agent or the Collateral Agent, on the other hand, relating to the transactions contemplated by this Financing Agreement; (d) indebtedness, obligations and liabilities incurred by, or imposed on, the Agent, the Collateral Agent or any Lender as a result of environmental claims relating to a Credit Party's operations, premises or waste disposal practices or disposal sites; (e) a Credit Party's liabilities to the Agent, the Collateral Agent or any Lender as maker or endorser on any promissory note or other instrument for the payment of money; and (f) the Borrower's liabilities to the Agent or any Lender under any instrument of guaranty or indemnity, or arising under any guaranty, endorsement or undertaking which the Agent or any Lender may make or issue to others for the Borrower's account, including any accommodations extended by the Agent with respect to applications for Letters of Credit, the Agent's or any Lender's acceptance of drafts or the Agent's or any Lender's endorsement of notes or other instruments for the Borrower's account and benefit.

     OPENING AUDITED BALANCE SHEET shall have the meaning given to such term in
SECTION 7.1.8 of this Financing Agreement.

     OPERATING LEASES shall mean all leases of property (whether real, personal or mixed) other than Capital Leases.

     OTHER COLLATERAL shall mean: (a) all now owned and hereafter established lockbox, blocked account and any other Deposit Accounts maintained with any bank or financial institutions into which the proceeds of Collateral are or may be deposited; (b) all cash and other monies and property in the possession or control of the Agent, the Collateral Agent, or any Lender; (c) all books, records, ledger cards, disks and related data processing software at any time evidencing or containing information relating to any of the Collateral described herein or otherwise necessary or helpful in the collection thereof or realization thereon; and (d) all cash and non-cash Proceeds of the foregoing.

     OTHER NOTES shall mean, collectively, (a) Two-Year Notes, (b) the 12 1/4% senior unsecured notes due 2009 in the approximate initial principal amount of $330,000,000 of the Borrower issued pursuant to that certain indenture, dated on or about the date hereof, between the Borrower and Wells Fargo Bank Minnesota, National Association, as trustee for the holders of the unsecured notes, together with its successors and assigns, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, and (c) the Ten-Year Notes.

     OUT-OF-POCKET EXPENSES shall mean all of the Agent's, the Collateral Agent's and the Lenders' present and future expenses incurred in connection with this Financing Agreement and the other Credit Documents, including, without limitation, (a) the cost of Lien searches (including tax lien and judgment lien searches), pending litigation searches and similar items, (b) fees and taxes imposed in connection with the filing of any financing statements or other personal property security documents; (c) all costs and expenses incurred by the Agent or the Collateral in opening and maintaining the Deposit Accounts and any related lockboxes, depositing checks, and receiving and transferring funds (including charges imposed on the Agent for "insufficient funds" and the return of deposited checks); (d) any amounts paid by, incurred by or charged to the Agent or any Lender by an Issuing Bank under any Letter of Credit or the reimbursement agreement relating thereto, application for Letter of Credit or other like document which pertains either directly or indirectly to Letters of Credit, and the Agent's standard fees relating to the Letters of Credit and any drafts thereunder; (e) title insurance premiums, real estate survey costs, note taxes, intangible taxes and mortgage or recording taxes and fees; (f) all travel, meal and lodging expenses of the Agent's and the Collateral Agent's personnel incurred in connection with the examination, inspection, verification and valuation of the books and records of the Borrower and the Collateral (unless otherwise indicated in SECTION 7.1.5 of this Financing Agreement); and
(g) without duplication, all costs and expenses incurred by the Agent, the Collateral Agent and the Lenders in connection with the collection, liquidation, enforcement, protection and defense of the Obligations, the Collateral and the Agent's, the Collateral Agent's and the Lenders' rights under this Financing Agreement or any other Credit Document, and all disbursements and fees of in-house and outside counsel to the Agent, the Collateral Agent and the Lenders, including but not limited to such fees and disbursements incurred as a result of a workout, restructuring, reorganization, liquidation, insolvency proceeding and in any appeals arising therefrom whether incurred before, during or after the termination of this Financing Agreement or the commencement of any case with respect to the Borrower or any other Credit Party under the United States Bankruptcy Code or any similar statute.

     OVERADVANCES shall mean the amount by which the principal amount of all outstanding Revolving Loans and the face amount of all outstanding Letters of Credit exceed the Borrowing Base, to the extent permitted to be made by the Agent pursuant to SECTION 14.9 of this Financing Agreement or as otherwise approved by all Lenders.

     PATENT LICENSE shall mean rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right with respect to any invention on which a Patent is in existence.

     PATENT SECURITY AGREEMENTS shall mean any patent security agreement executed by any Credit Party in favor of the Collateral Agent, for the benefit of the Senior Secured Parties, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

     PATENTS shall mean all of the present and hereafter acquired patents, patent applications, registrations, any reissues or renewals thereof, licenses, any inventions and improvements claimed thereunder and all general intangible, intellectual property and patent rights with respect thereto of any Credit Party and all income, royalties, cash and non-cash proceeds thereof.

     PERMITTED ACQUISITIONS shall mean acquisitions of the Stock or substantially all assets of a Person organized under the laws of any state or commonwealth of the United States not exceeding $10,000,000 in any calendar year of the Borrower which satisfy the following requirements: (i) at the time of consummation of such Permitted Acquisition, no Event of Default shall have occurred and be continuing, (ii) any Person and/or assets acquired in such Permitted Acquisition shall be engaged in and/or pertain to the funeral or cemetery business, (iii) immediately after the consummation of such Permitted Acquisition, the Borrower shall have Availability of not less than $25,000,000,
(iv) after giving effect to any such Permitted Acquisition, the financing thereof and the payment of all fees and costs related thereto, the Credit Parties shall be in pro forma compliance with all covenants contained herein and the Agent shall have received pro forma financial statements of the Borrower and the Credit Parties demonstrating compliance with all financial covenants set forth in this Financing Agreement for the remaining term of this Financing Agreement, (v) if such acquisition was of Stock, such Person shall become a Credit Party as set forth in SECTION 7.1.6 of this Financing Agreement and (vi) if such acquisition was of assets other than Stock, all acquired assets shall be pledged as additional Collateral securing the Obligations by the Credit Party acquiring the same.

     PERMITTED ENCUMBRANCES shall mean:

          (a) the Liens existing on the date hereof on assets of the Credit Parties which are set forth on SCHEDULE 1.1(a) attached hereto and Liens existing on the date hereof on assets of any Restricted Subsidiary (other than a Credit Party);

          (b) Liens granted to the Collateral Agent, for the benefit of the Senior Secured Parties, by the Credit Parties, including, without limitation, Liens granted pursuant to SECTION 5.5(c) of the Collateral Agency Agreement;

          (c) Liens for taxes, assessments or governmental charges or claims either (i) not delinquent or (ii) contested in good faith by appropriate proceedings and as to which the Borrower or any of its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP, as to which foreclosure is stayed during the pending of such proceeding and as to which the Agent has received written notice of such contested amounts, and, if deemed necessary, established an Availability Reserve in a like amount;

          (d) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

          (e) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, governmental contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (f) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired and as to which foreclosure is stayed during the pending of such proceeding;

          (g) easements, rights-of-way, zoning restrictions, cemetery dedications and restrictions, and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Borrower or any of its Restricted Subsidiaries;

          (h) any interest or title of a lessor under any Capital Lease or operating lease;

          (i) any Lien existing on any asset of any Person at the time such Person becomes a Restricted Subsidiary and not created in contemplation of such event and provided such Lien is not spread to any other assets of the Borrower or any of its Restricted Subsidiaries;

          (j) any Purchase Money Lien (other than a Lien on Accounts or Inventory);

          (k) any Lien on any asset of any Person existing at the time such Person is merged or consolidated with or into the Borrower or any of its Restricted Subsidiaries and not created in contemplation of such event and provided such Lien is not spread to any other assets of any of the other Credit Parties (other than a Lien on Accounts or Inventory);

          (l) any Lien existing on any asset prior to the acquisition thereof by the Borrower or any of its Restricted Subsidiaries and not created in contemplation of such acquisition (other than a Lien on Accounts or Inventory);

          (m) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

          (n) any extension, renewal or replacement of any Lien contemplated by the preceding clauses (i), (j), (k) or (l) hereof in respect of the same property or assets theretofore subject to such Lien in connection with the extension, renewal or refunding of the Indebtedness secured thereby; provided that (i) such Lien shall attach solely to the same property or assets and (ii) such extension, renewal or refunding of such Indebtedness shall be without increase in the principal remaining unpaid as at the date of such extension, renewal or refunding; and

          (o) Liens created under or pursuant to the Plan of Reorganization, including the Liens provided for or deemed to attach in Sections III.C.18, III.C.19 and III.E of the Plan of Reorganization;

          (p)  Liens securing indemnities owing to the Trustee pursuant to
     Section 7.08 of the Indenture and the trustees under and pursuant to
     SECTION 7.08 of the indentures governing the Other Notes;

          (q) Liens in favor of the Borrower or any Restricted Subsidiary junior to the Liens of the Collateral Agent or the Agent, as applicable;

          (r) any interment rights of third parties regarding real property used for burial purposes; and

          (s) Liens against Rose Hills Holding Corp., a Delaware corporation, or any of its Subsidiaries or assets of any thereof securing the Rose Hills Credit Agreement.

     PERMITTED HOLDERS shall mean Angelo Gordon & Co., L.P. a Delaware limited partnership, Cerberus Capital Management, L.P., a Delaware limited partnership, Franklin Mutual Advisers, LLC, a Delaware limited liability company, GSCP (N.J.), L.P., a New Jersey limited partnership, and Oaktree Capital Management LLC, a California limited liability company, each Affiliate of any of the foregoing and any investment fund that is managed or advised by any of the foregoing.

     PERMITTED INDEBTEDNESS shall mean:

          (a) current Indebtedness maturing in less than one year and incurred in the ordinary course of business for raw materials, supplies, equipment, services, Taxes or labor;

          (b) Indebtedness arising under the Letters of Credit and this Financing Agreement;

          (c) deferred Taxes and other expenses incurred in the ordinary course of business;

          (d) Indebtedness owing to the holders of Senior Notes and the Other Notes (and any Permitted Refinancing of the Senior Notes complying with the terms of SECTION 7.2.11 of this Financing Agreement);

          (e) other Indebtedness existing on the date of execution of this Financing Agreement and listed on SCHEDULE 1.1(b) attached hereto.

          (f) Interest Rate Protection Obligations of Borrower or any of its Restricted Subsidiaries covering Indebtedness of Borrower or any of its Restricted Subsidiaries and Interest Rate Protection Obligations of any Restricted Subsidiary covering Indebtedness of such Restricted Subsidiary; provided, however, that, in the case of any such Interest Rate Protection Obligations, (i) any Indebtedness to which any such Interest Rate Protection Obligations relate bears interest at fluctuating interest rates and is otherwise permitted to be incurred under Section 4.07 of the Indenture, (ii) the notional principal amount of any such Interest Rate Protection Obligations does not exceed the principal amount of the Indebtedness to which such Interest Rate Protection Obligations relate and
     (iii) such Interest Rate Protection Obligations are for non-speculative purposes;

          (g) Indebtedness under Currency Agreements; provided, however, that, in the case of Currency Agreements that relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Borrower or any of its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

          (h) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within 2 Business Days of incurrence;

          (i) Indebtedness incurred in respect of surety bonds, performance bonds, guarantees, letters of credit, or similar obligations in lieu thereof provided in the ordinary course of business (including any Indebtedness resulting from compliance with federal or state laws, orders or regulations pertaining to funeral home, cemetery or crematory industries or operations);

          (j) Indebtedness of the Borrower or any of its Restricted Subsidiaries represented by letters of credit for the account of the Borrower or any of its Restricted Subsidiaries to provide security for workers' compensation claims and payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

          (k) Indebtedness of the Borrower or any of its Restricted Subsidiaries represented by Capital Leases or Purchase Money Liens, in each case incurred for the purpose of financing all or any part of the purchase price or cost of use, acquisition, construction or improvement of assets used in the business of the Borrower or any of its Restricted Subsidiaries, in an aggregate principal amount at any time outstanding, not to exceed $10,000,000;

          (l) intercompany Indebtedness between or among (i) the Credit Parties which is evidenced pursuant to the Intercompany Loan Documents and (ii) the Borrower and any of its Subsidiaries (other than Indebtedness solely between or among Credit Parties) permitted to be incurred under clauses
     (k), (l) and/or (n) of the definition of Permitted Investment which is evidenced pursuant to intercompany loan agreements among and between Borrower and its Subsidiaries;

          (m) Indebtedness of any Restricted Subsidiary other than a Credit Party under Canadian or United Kingdom credit facilities in an aggregate principal amount at any time outstanding not to exceed $20,000,000;

          (n) the guarantee by Alderwoods or any Restricted Subsidiary of Indebtedness of Alderwoods or any other Restricted Subsidiary contemplated by another clause of this definition on the same basis, other than with respect to clause (m) of this definition;

          (o) Indebtedness incurred pursuant to the Restructuring Transactions; and

          (p) other unsecured Indebtedness in an aggregate principal amount at any time outstanding not to exceed $5,000,000; provided that, such Indebtedness can only be incurred in accordance with Section 4.07 of the Indenture.

     PERMITTED INVESTMENTS shall mean:

          (a) Investments in existence as of the close of business on the Closing Date;

          (b) Investments in any Credit Party (including any Person that pursuant to such Investment becomes a Guarantor) and any Person that is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to any Credit Party at the time such Investment is made;

          (c) Investments in Cash Equivalents in which, if held by a Credit Party, the Collateral Agent has been granted a Lien pursuant to a Deposit Account Agreement and/or a Control Agreement;

          (d) Investments in Currency Agreements on commercially reasonable terms entered into by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business in connection with the operations of the business of the Borrower or any of its Restricted Subsidiaries to hedge against fluctuations in foreign exchange rates constituting Permitted Indebtedness;

          (e) loans or advances to officers, employees or consultants of Borrower or any Restricted Subsidiary for travel and moving expenses in the ordinary course of business for bona fide business purposes of any of the Borrower or any of its Restricted Subsidiaries;

          (f) other loans or advances to officers, employees or consultants of the Borrower or any of its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes of the Borrower or any of its Restricted Subsidiaries not in excess of $1,000,000 in the aggregate at any one time outstanding;

          (g) Investments in evidence of Indebtedness, securities or other property received from another Person by the Borrower or any of its Restricted Subsidiaries in connection with any bankruptcy proceeding or by reason of a composition or readjustment of debt or a reorganization of such Person or as a result of foreclosure, perfection or enforcement of any Lien in exchange for evidence of Indebtedness, securities or other property of such Person held by the Borrower or any of its Restricted Subsidiaries, or for other liabilities or obligations of such other Person to the Borrower or any of its Restricted Subsidiaries that were created, in accordance with the terms of this Financing Agreement;

          (h) Investments in Interest Rate Protection Agreements on commercially reasonable terms entered into by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business in connection with the operations of the Borrower or any of its Restricted Subsidiaries to hedge against fluctuations in interest rates constituting Permitted Indebtedness;

          (i) Investments of funds received by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business, which funds are required to be held in trust for the benefit of others by, as the case may be, and which funds do not constitute assets or liabilities of the Borrower or such Restricted Subsidiary;

          (j) Instruments held by the Borrower or any of its Restricted Subsidiaries that were obtained by the Borrower or such Restricted Subsidiary in connection with Asset Sales, provided such Instruments are delivered and pledged to the Collateral Agent and included in the Collateral in accordance with the requirements of SECTION 7.1.1 hereof;

          (k) Investments after the Closing Date not in excess of $10,000,000 in the aggregate in Subsidiaries other than Credit Parties, Rosehills Holding Corp., a Delaware corporation, or any Subsidiary of any such Person, provided that (i) immediately prior to and after giving effect to such Investment, the Borrower shall have Availability of not less than $25,000,000 and (ii) if any such Investment is in the form of a loan to the Subsidiary, it is evidenced by a promissory note secured by the personal assets of the Subsidiary if such Subsidiary is organized under laws of any state or commonwealth of the United States and which is included in the Collateral;

          (l) Investments in Restricted Subsidiaries other than Guarantors consisting of short-term Indebtedness owed to such Restricted Subsidiary arising from ordinary course cash management transactions;

          (m) Investments not in excess of $500,000 in the aggregate, which are evidenced by promissory notes which have been pledged to the Collateral Agent as additional Collateral;

          (n) Investments by any non-Guarantor Restricted Subsidiary in any other non-Guarantor Restricted Subsidiary;

          (o) Investments by any Credit Party in Permitted Acquisitions permitted pursuant to SECTION 7.2.4 of this Financing Agreement; and

          (p) Investments in Restricted Subsidiaries other than Guarantors resulting from liquidations, mergers, consolidations (including the transfer of Stock of Neweol Finance B.V. from Loewen Investments Two (Gibraltar) to Loewen Luxembourg (No. 4)) and capital contributions in the form of forgiveness of Indebtedness and the like of such Restricted Subsidiaries that are not Guarantors occurring within two weeks of the Closing Date; provided that, no cash consideration shall be paid for any such Investment.

     PERMITTED REFINANCING shall mean refinancing of the Senior Notes that (i) does not have the effect of increasing the principal amount or annualized rate of interest and fees thereof, shortening the maturity or changing in a manner less favorable to Borrower the scheduled amortization or required prepayment or redemption requirements thereof and (ii) is governed by terms and conditions no less favorable to Borrower, any Restricted Subsidiary, Collateral Agent, Agent and the Lenders, as determined by Agent, than the terms of the Senior Notes and Indenture.

     PERSON shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

     PLAN CONFIRMATION ORDER shall mean the order entered by the Bankruptcy Court on or about December 5, 2001 confirming the Plan of Reorganization.

     PLAN OF REORGANIZATION shall mean The Fourth Amended Joint Plan of Reorganization of Loewen Group International, Inc. (n/k/a Alderwoods Group, Inc.), its Parent Corporation and Certain of their Debtor Subsidiaries entered on September 10, 2001 in the docket of Case No. 99-01244 in the Bankruptcy Court.

     PLEDGE AGREEMENTS shall mean the Pledge Agreement, dated as of the date hereof, executed by the Borrower and/or the Pledgors in favor of Agent, for the benefit of the Lenders, the Foreign Pledge Agreements, the LP and LLC Pledge Agreement and any pledge agreements entered into after the Closing Date by any other Credit Party (as required by the Financing Agreement or any other Credit Document), as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

     PLEDGED ENTITY shall mean an issuer of "Pledged Shares" or "Pledged Interests" (as applicable), as such term is defined in the Pledge Agreements.

     PLEDGORS shall mean the Credit Parties listed on ANNEX B attached hereto.

     PRIOR LIEN CLAIM shall have the meaning given to such term in SECTION 4.4(c) of this Financing Agreement.

     PRIOR LIEN RESERVE FUND shall have the meaning given to such term in
SECTION 4.4(c) of this Financing Agreement.

     PRIOR MORTGAGE PROPERTY shall have the meaning given to such term in
SECTION 7.1.1(b)(viii) of this Financing Agreement.

     PROCEEDS shall have the meaning given to such term in the UCC.

     PROMISSORY NOTES shall mean the notes, each in the form of EXHIBIT A attached hereto, delivered by the Borrower to the Agent, for the benefit of the Lenders, to evidence the Revolving Loans made to the Borrower pursuant to this Financing Agreement.

     PURCHASE MONEY LIENS shall mean Liens on any item of Equipment acquired by any Credit Party after the date of this Financing Agreement, PROVIDED that (a) each such Lien shall attach only to the Equipment acquired, (b) a description of the Equipment so acquired is furnished by the applicable Credit Party to the Agent, and (c) the Indebtedness incurred by the Borrower and the other Credit Parties in connection with such acquisitions shall not exceed the aggregate amount of such Indebtedness permitted to be incurred under clause (k) of the definition of Permitted Indebtedness.

     RATABLE NY PORTION shall have the meaning given to such term in SECTION 9 of this Financing Agreement.

     REDEEMABLE STOCK shall mean any shares of any class or series of Stock that, either by the terms thereof, by the terms of any security into which it is convertible, exchangeable or exercisable or by contract or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to the one year anniversary of stated maturity with respect to the principal of any Senior Note or is redeemable at the option of the holder thereof at any time prior to the one year anniversary of any such stated maturity, or is convertible into or exchangeable for debt securities at any time prior to the one year anniversary of any such stated maturity.

     REGULATORY CHANGE shall have the meaning given to such term in SECTION 8.9(e) of this Financing Agreement.

     REQUIRED INSURANCE shall have the meaning given to such term in SECTION 7.1.2(a) of this Financing Agreement.

     REQUIRED LENDERS shall mean (a) at all times while there are two (2) or fewer Lenders hereunder, all of the Lenders, and (b) at all times while there are three (3) or more Lenders hereunder, those Lenders holding at least fifty-one percent (51%) of the sum of the total commitments of all Lenders under the Line of Credit.

     REQUIRED TNW AMOUNT shall have the meaning given to such term in SECTION
7.1.9 of this Financing Agreement.

     RESTRICTED SUBSIDIARY shall mean any Subsidiary of Borrower other than an Unrestricted Subsidiary.

     RESTRUCTURING TRANSACTION shall mean any of the "Restructuring Transactions," as such term is defined in the Plan of Reorganization.

     REVOLVING LOAN ACCOUNT shall have the meaning given to such term in SECTION
3.5 of this Financing Agreement.

     REVOLVING LOANS shall mean the loans and advances made from time to time to or for the account of the Borrower by the Agent on behalf of the Lenders pursuant to SECTION 3 of this Financing Agreement.

     ROSE HILLS CREDIT AGREEMENT shall mean that certain Credit Agreement, dated as of November 19, 1996, among Rose Hills Holding Corp., a Delaware corporation, Rose Hills Company, a Delaware corporation, Goldman, Sachs & Co., The Bank of Nova Scotia, and the lenders party thereto.

     ROSE HILLS INDENTURE shall mean that certain Indenture, dated as of November 15, 1996, between Rose Hills Company (f/k/a Rose Hills Acquisition Corp.), a Delaware company, and United States Trust Company of New York, a New York corporation.

     SECURITY AGREEMENT shall mean the Security Agreement dated as of the date hereof, entered into by and among the Credit Parties and the Collateral Agent, on behalf of itself and the Senior Secured Parties, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

     SENIOR NOTES shall mean the 11% Senior Secured Notes due 2007 in the approximate initial principal amount of $250,000,000 of the Borrower issued pursuant to the Indenture.

     SENIOR NOTES DOCUMENTS shall mean the collective reference to the Indenture, the Senior Notes, and any other documents or instruments that from time to time evidence the Senior Notes Obligations or secure or support payment or performance thereof, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

     SENIOR NOTES OBLIGATIONS shall mean the collective reference to the unpaid principal and interest on the Senior Notes and all other obligations and liabilities of the Credit Parties to the Trustee and/or the holders of the Senior Notes (including, without limitation, interest accruing at the then applicable rate provided in the Senior Notes Documents after the maturity of the Senior Notes and interest accruing at the then applicable rate provided in the Senior Notes Documents after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower or any Credit Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Indenture, the Senior Notes, or any other Senior Notes Document, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Trustee that are required to be paid by any Credit Party pursuant to the terms of the Indenture or any other Senior Notes Document).

     SENIOR OBLIGATIONS shall mean, collectively, the Obligations and the Senior Notes Obligations.

     SENIOR SECURED PARTIES shall mean, collectively, the Agent, the Lenders, the Trustee (individually, in its capacity as Trustee and on behalf of the holders of the Senior Notes) and the holders of the Senior Notes.

     SETTLEMENT DATE shall mean Friday of each week (or if any Friday is not a Business Day, the immediately preceding Business Day), provided that, after the occurrence of an Event of Default or during a continuing decline or sudden increase in the principal amount of Revolving Loans, the Agent, in its discretion, may require that the Settlement Date occur more frequently (even daily) so long as any Settlement Date chosen by the Agent is a Business Day.

     SIGNIFICANT ENTITY shall mean any Credit Party or group of similarly affected Credit Parties having assets which exceed five percent (5%) of the consolidated assets of Borrower and its Subsidiaries.

     SOFTWARE shall have the meaning given to such term in the UCC.

     SOLVENT shall mean, with respect to a Person on a particular date, that on such date (a) the fair value of such Person's assets exceeds the total amount of Person's liabilities (including contingent liabilities), (b) such Person is generally able to pay its debts as they become due and payable, and (c) such Person does not have unreasonably small capital to carry on its business as currently conducted absent extraordinary and unforeseen circumstances.

     SPECIAL FINANCE SUBSIDIARY shall mean a special purpose bankruptcy-remote subsidiary established for purposes of facilitating one or more securitization transactions.

     SPECIAL NY TAX RESERVE shall have the meaning given to such term in SECTION 9 of this Financing Agreement.

     STOCK shall mean all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934).

     SUBORDINATED DEBT shall mean Indebtedness of any Credit Party subordinated to the Obligations in a manner and form satisfactory to Agent in its sole discretion, as to right and time of payment and as to any other rights and remedies thereunder.

     SUBSIDIARY shall mean, with respect to any Person, (a) any corporation of which an aggregate of more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of 50% or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than 50% or of which any such Person is a general partner or may exercise the powers of a general partner.

     SUPPORTING OBLIGATIONS shall have the meaning given to such term in the UCC.

     TANGIBLE NET WORTH shall mean, with respect to Borrower at any date, the Net Worth of Borrower determined on a consolidated basis at such date, EXCLUDING, HOWEVER, from the determination of the total assets at such date, (a) all goodwill, capitalized organizational expenses, capitalized research and development expenses, trademarks, trade names, copyrights, patents, patent applications, licenses and rights in any thereof, and other intangible items,
(b) all unamortized debt discount and expense, (c) treasury Stock, and (d) any write-up in the book value of any asset resulting from a revaluation thereof.

     TAXES shall mean all federal, state, municipal and other governmental taxes, levies, charges, claims and assessments which are or may be owed by any Credit Party with respect to its business, operations, Collateral or otherwise.

     TEN-YEAR INDENTURE shall mean the indenture dated on or about the date hereof among the Borrower, as issuer, and Wells Fargo Bank Minnesota, National Association, as trustee for the holders of the senior notes, together with its successors and assigns, regarding approximately $24,679,000 12 1/4% senior notes due 2012, as amended, restated, replaced, supplemented or otherwise modified from time to time.

     TEN-YEAR NOTES shall mean the 12 1/4% unsecured convertible subordinated notes due 2012 in the approximate initial principal amount of $24,679,000 of the Borrower issued pursuant to the Ten-Year Indenture.

     TERMINATION DATE shall mean the date occurring one (1) year from the Closing Date and the same date in every year thereafter, unless terminated in accordance with SECTION 11 of this Financing Agreement.

     TRADEMARK LICENSE shall mean rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right to use any Trademark.

     TRADEMARK SECURITY AGREEMENTS shall mean the Trademark Security Agreement, dated as of the date hereof, executed by any Credit Party in favor of the Collateral Agent, for the benefit of the Senior Secured Parties and any copyright security agreement entered into after the Closing Date (as required by the Trademark Security Agreement), as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

     TRADEMARKS shall mean all present and hereafter acquired trademarks, trademark registrations, recordings, applications, tradenames, trade styles, service marks, prints and labels (on which any of the foregoing may appear), licenses, reissues, renewals, and any other intellectual property and trademark rights pertaining to any of the foregoing, of any Credit Party, together with the goodwill associated therewith, and all cash and non-cash proceeds thereof.

     TRANSACTION DOCUMENTS shall mean, collectively, the Credit Documents and the Senior Notes Documents.

     TRIGGER EVENT shall mean any of (i) Availability shall, at any time, fail to exceed $25,000,000 and Agent provides written notice to the Borrower and Collateral Agent that a "Trigger Event" has occurred, or (ii) the occurrence of any Event of Default under this Financing Agreement or "Default" (as defined in the Indenture) under SECTION 6.01(a) or 6.01(b) of the Indenture and Agent provides written notice to the Borrower and Collateral Agent that a "Trigger Event" has occurred.

     TRUST FUNDS shall mean funds collected by any Credit Party which, under applicable law, are required to be held in trust and/or otherwise held in a segregated account (i) to ensure the full and final delivery and/or performance of goods or services purchased prior to the same being furnished, (ii) for perpetual care and maintenance or (iii) as otherwise required by applicable law.

     TRUSTEE shall mean Wells Fargo Bank Minnesota, National Association, as trustee for the holders of the Senior Notes, together with its successors and assigns.

     TWO-YEAR INDENTURE shall mean the indenture dated on or about the date hereof among the Borrower, as issuer, and Wells Fargo Bank Minnesota, National Association, as trustee for the holders of the senior notes, together with its successors and assigns, regarding approximately $49,599,000 12 1/4% senior notes due 2004, as amended, restated, replaced, supplemented or otherwise modified from time to time.

     TWO-YEAR NOTES shall mean the 12 1/4% senior notes due 2004 in the approximate initial principal amount of $49,599,000 of the Borrower issued pursuant to the Two-Year Indenture.

     UCC shall mean the Uniform Commercial Code, as the same may be amended and in effect from time to time in the state of Illinois.

     UNFINANCED CAPITAL EXPENDITURES shall mean Capital Expenditures financed or otherwise funded with the proceeds of Indebtedness constituting Obligations or intercompany Indebtedness.

     UNIFORM COMMERCIAL CODE JURISDICTION shall mean any jurisdiction that has adopted all or substantially all of Article 9 as contained in the 2000 Official Text of the Uniform Commercial Code, as recommended by the National Conference of Commissioners on Uniform State Laws and the American Law Institute, together with any subsequent amendments or modifications to the Official Text.

     UNRESTRICTED SUBSIDIARY shall mean each of (a) Loewen Life Insurance Group, Inc., a Delaware corporation, any Subsidiary thereof, and any successors to any of the foregoing and (b) any Subsidiary of the Borrower which is declared by the Board of Directors of the Borrower to be an Unrestricted Subsidiary and as to which the Required Lenders have provided their prior written consent to become an Unrestricted Subsidiary; PROVIDED that, no such Subsidiary shall be eligible to be declared by the Board of Directors of the Borrower or considered for approval by the Required Lenders to be an Unrestricted Subsidiary unless (i) none of its properties or assets were owned by the Borrower or any other of its Restricted Subsidiaries immediately prior to the Closing Date, other than any such assets as are transferred to such Unrestricted Subsidiary in accordance with SECTION 7.2.7, (ii) its properties and assets, to the extent that they secure Indebtedness, secure only "Non-Recourse Indebtedness" (as defined below) and (iii) it has no Indebtedness other than Non-Recourse Indebtedness. As used above, `Non-Recourse Indebtedness' means Indebtedness as to which (a) neither the Borrower nor any of its Subsidiaries (other than the relevant Unrestricted Subsidiary or another Unrestricted Subsidiary) (i) provides credit support (including any undertaking, agreement or instrument that would constitute Indebtedness), (ii) guarantees or is otherwise directly or indirectly liable, or
(iii) constitutes the lender (in each case, other than in compliance with SECTION 7.2.7, and (b) no default with respect to such Indebtedness (including any rights which the holders thereof may have to take enforcement action against the relevant Unrestricted Subsidiary or its assets) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Borrower or its Subsidiaries (other than Unrestricted Subsidiaries) to declare a default on such other

Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

     VOTING STOCK shall mean any class or classes of Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any Person (irrespective of whether or not, at the time, Stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

     WHOLLY OWNED SUBSIDIARY shall mean any Subsidiary of which 100% of the outstanding Stock is owned by the Borrower or one or more Wholly Owned Subsidiaries of the Borrower or a Wholly Owned Subsidiary, or by the Borrower and one or more Wholly Owned Subsidiaries of the Borrower or a Wholly Owned Subsidiary. For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Wholly Owned Subsidiary.

     WORKING DAY shall mean any Business Day on which dealings in foreign currencies and exchanges between banks may be transacted.

     All undefined terms contained in any of the Credit Documents shall, unless the context indicates otherwise, have the meanings provided for by the UCC as in effect in the State of Illinois to the extent that same are used or defined therein; in the event that any term is defined differently in different Articles or Divisions of the UCC, the definition contained in Article or Division 9 shall control. Unless otherwise specified, references in this Financing Agreement to a Section, subsection or clause refer to such Section, subsection or clause as contained in this Financing Agreement. The words "herein", "hereof" and "hereunder" and other words of similar import refer to this Financing Agreement as a whole, including all Annexes, Schedules and Exhibits, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, subsection or clause contained in this Financing Agreement or any such Annex, Schedule or Exhibit.

     Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; the word "or" is not exclusive; references to Persons included their respective successors and assigns (to the extent and only to the extent permitted by the Credit Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations. Whenever any provision in any Credit Document refers to the knowledge (or any analogous phrase) of any Credit Party, such words are intended to signify that such Credit Party has actual knowledge or awareness of a particular fact or circumstances or that such Credit Party, if it had exercised reasonable diligence, would have known or been aware of such fact or circumstances.

SECTION 2.    CONDITIONS PRECEDENT

     2.1 CONDITIONS TO THE INITIAL LOANS. The obligation of the Lenders to make the initial loans hereunder is subject to the satisfaction, immediately prior to or concurrently with the making of such loans, of the following conditions precedent:

          (a) LIEN SEARCHES -- The Agent shall have received tax, judgment and UCC searches satisfactory to the Agent for all locations presently occupied or used by the Credit Parties or their predecessors in interest.

          (b) INSURANCE -- The Borrower shall have delivered to the Agent evidence satisfactory to the Agent that insurance policies listing the Collateral Agent, for the benefit of the Lenders, as loss payee, additional insured or mortgagee, as the case may be, are in full force and effect, all as set forth in SECTION 7.1.2 of this Financing Agreement.

          (c) MORTGAGES -- Mortgages, in form and substance satisfactory to the Agent, covering all of the Designated Real Estate Properties described on
     SCHEDULE 6.5(c) hereto (other than any Excluded Real Estate Properties) together with: (i) title commitments or record owner searches in each case reasonably satisfactory in form and substance to Agent, in its sole discretion, regarding such Designated Real Estate Properties; and (ii) evidence that the Mortgages have been recorded in all places to the extent necessary or desirable, in the judgment of Agent, to create a valid and enforceable first priority Lien (subject to Permitted Encumbrances) on each such Designated Real Estate Property in favor of the Collateral Agent for the benefit of itself and Lenders (or in favor of such other trustee as may be required or desired under local law).

          (d) UCC FILINGS -- All UCC financing statements and similar documents required to be filed in order to create in favor of the Collateral Agent, for the benefit of the Lenders, a first priority and exclusive (other than with respect to Permitted Encumbrances) perfected security interest in the Collateral (to the extent that such a security interest may be perfected by a filing under the UCC or applicable law), shall have been properly filed in each office in each jurisdiction required. The Agent shall have received
     (i) acknowledgement copies of all such filings (or, in lieu thereof, the Agent shall have received other evidence satisfactory to the Agent that all such filings have been made), and (ii) evidence that all necessary filing fees, taxes and other expenses related to such filings have been paid in full.

          (e) FINANCING AGREEMENT -- The Credit Parties shall have executed and delivered this Financing Agreement.

          (f) OPINIONS -- The Credit Parties shall have caused to be delivered to the Agent opinion(s) in form and substance satisfactory to the Agent with respect to the Credit Documents (other than those opinions which the Credit Parties are permitted to deliver after the Closing Date pursuant to
     SECTION 7.1.11 hereof).

          (g) PLEDGE AGREEMENTS -- The Borrower and each Pledgor shall have executed and delivered to the Agent, for the benefit of the Lenders, one or more pledge agreements covering all Stock of each Credit Party (other than the Borrower) owned by the Borrower or such Pledgor, as applicable and 65% of the Stock of each of Alderwoods UK Holdings Limited, a United Kingdom company, Alderwoods Group Services Inc., a Canadian company, Nafcanco ULC, a Canadian company, and Alderwoods (Puerto Rico), Inc., a Puerto Rico corporation, in each case accompanied by the original certificate(s) evidencing such Stock and blank undated stock powers therefor, as applicable, and all of the foregoing shall be in form and substance satisfactory to Agent.

          (h) SECURITY AGREEMENT -- The Credit Parties shall have executed and delivered to the Collateral Agent, for the benefit of the Lenders, a security agreement, in form and substance satisfactory to Agent.

          (i)  COLLATERAL AGENCY DOCUMENTS AND INTERCOMPANY LOAN DOCUMENTS --
     (i) The Agent, the Collateral Agent, the Borrower, the other Credit Parties and the Trustee shall have entered into the Collateral Agency Agreement and the Intercreditor and Subordination Agreement, each in form and substance satisfactory to the Agent, (ii) the Agent, the Borrower and the other Credit Parties shall have entered into the Intercompany Loan Documents in form and substance acceptable to the Agent, and (iii) the Agent shall have reviewed and be satisfied with the terms and provisions of the indentures governing the Senior Notes and the Other Notes.

          (j) ADDITIONAL CREDIT DOCUMENTS -- Each of the Credit Parties shall have executed and delivered to the Agent or the Collateral Agent, as applicable, all Credit Documents described on the Closing Checklist attached as EXHIBIT 2.1(j) hereto to which such Credit Party is a party, all in form and substance satisfactory to Agent.

          (k) RESOLUTIONS -- The Agent shall have received a copy of the resolutions of the Board of Directors of each Credit Party authorizing the execution, delivery and performance of the Credit Documents to be executed by such Credit Party, certified by the Secretary or Assistant Secretary of such Credit Party as of the date hereof, together with a certificate of such Secretary or Assistant Secretary as to the incumbency and signature(s) of the officer(s) executing the Credit Documents on behalf of such Credit Party.

          (l) ORGANIZATIONAL DOCUMENTS -- The Agent shall have received a copy of the articles of incorporation or certificate of formation of each Credit Party, certified by the applicable authority in such Credit Party's state of incorporation or organization, and copies of the by-laws or limited partnership agreement (as amended through the date hereof) of such Credit Party, certified by the Secretary or an Assistant Secretary thereof (other than those certified organizational documents which the Credit Parties are permitted to deliver after the Closing Date pursuant to SECTION 7.1.11 hereof).

          (m) MERGER CERTIFICATES -- The Agent shall have received copies of merger certificates issued by the relevant Governmental Authorities evidencing the consummation of each of the mergers listed on ANNEX C attached hereto.

          (n) GOOD STANDING CERTIFICATES -- The Agent shall have received good standing certificates from the state of incorporation or organization of each Credit Party (other than those good standing certificates which the Credit Parties are permitted to deliver after the Closing Date pursuant to SECTION 7.1.11 hereof).

          (o) OFFICER'S CERTIFICATES -- The Agent shall have received an executed Officer's Certificate of an officer of each Credit Party, satisfactory in form and substance to the Agent, certifying that (i) the representations and warranties contained herein are true and correct in all material respects on and as of the date hereof, (ii) each Credit Party is in compliance with all of the terms and provisions set forth herein, (iii) all conditions precedent set forth in Section 2.1 of this Financing Agreement have been met, (iv) no Default or Event of Default has occurred,
     (v) such Credit Party is Solvent, and (vi) since September 30, 2001, no Material Adverse Effect has occurred.

          (p) DISBURSEMENT AUTHORIZATION -- The Borrower shall have delivered to the Agent all information necessary for the Agent to issue wire transfer instructions on behalf of the Borrower for the initial and subsequent loans and/or advances to be made under this Financing Agreement, including disbursement authorizations in form acceptable to the Agent.

          (q) FINANCIAL CONDITION -- The Agent shall be satisfied with the financial condition of the Credit Parties based upon (i) the Agent's review of Borrower's 2002 projected 12-month post-confirmation consolidated income statement, balance sheet, and cash flow and Availability statements, and
     (ii) the Agent's updated collateral funding audit performed by the Agent or its consultants.

          (r) CASH MANAGEMENT SYSTEM -- The Collateral Agent, the Credit Parties and the Credit Parties' depository banks and securities intermediaries shall have entered into agreements in form and substance satisfactory to the Collateral Agent regarding the administration and control of the Concentration Accounts and the Credit Parties' securities accounts (other than those Concentration Accounts and/or securities accounts with respect to which the Credit Parties are permitted to furnish acceptable agreements after the Closing Date pursuant to SECTION 7.1.11 hereof).

          (s) AVAILABILITY -- The Agent shall have received an initial borrowing base certificate from Borrower dated as of the Closing Date and shall be satisfied that after giving effect to all Revolving Loans and Letters of Credit to be made or issued on the Closing Date, the Borrower's liquidity (the sum of Availability PLUS unrestricted cash balances) shall be not less than $75,000,000. Such requirement contemplates that Availability and unrestricted cash balances will be measured after giving effect to all payments to be made by Borrower on or about the Closing Date in connection with the Plan of Reorganization and/or this Financing Agreement, and that all of the Borrower's and the Credit Parties' other debts, obligations and accounts payable are then within current terms in accordance with their usual business practices.

          (t) APPROVAL OF PLAN OF REORGANIZATION -- All conditions to the "Effective Date" specified in Article IX of the Plan of Reorganization shall have occurred (other than any condition waived by the Borrower and to which the Agent consents in writing) and the Agent shall have received a certificate from an officer of the Borrower certifying that all such conditions shall have been satisfied.

          (u) PLAN CONFIRMATION ORDER -- (i) The Agent shall be satisfied that any retention of jurisdiction by the Bankruptcy Court under such Plan Confirmation Order shall not govern the enforcement of the Line of Credit or any rights and remedies related thereto; (ii) the Plan Confirmation Order shall not have been stayed by the Bankruptcy Court (or by any other court having jurisdiction to issue any such stay), or reversed, vacated, amended, supplemented or modified, (iii) the time to appeal the Plan Confirmation Order or to seek review, rehearing, or certiorari with respect to the Plan Confirmation Order shall have expired, and (iv) no appeal or petition for review, rehearing, or certiorari with respect to the Plan Confirmation Order shall be pending that shall be deemed by the Agent to be material in any respect in the Agent's sole discretion, and the Plan Confirmation Order shall otherwise be in full force and effect.

          (v) INFORMATION REGARDING ENVIRONMENTAL MATTERS -- The Agent shall have had opportunity to review copies of the Credit Parties' internal files, reports and other materials relating to environmental matters and have been satisfied with the results of the Agent's review of the same.

          (w) MATERIAL ADVERSE CHANGE -- No material adverse change shall have occurred in the financial condition, business, profitability, assets or operations of the Credit Parties since September 30, 2001 (it being understood and agreed that any material adverse change in the terms, conditions, assumptions or projections supplied by the Credit Parties and on which the Agent based its decision to issue the Commitment Letter may, in the Agent's reasonable business judgment, be construed by the Agent as a material adverse change).

          (x) REAL ESTATE APPRAISALS -- (i) the Agent shall have received real estate appraisals (or a summary spreadsheet of fair market values and liquidation values) from an appraiser acceptable to and in form and substance satisfactory to the Agent on not less than one hundred (100) Designated Real Estate Properties listed on SCHEDULE 2.1(x) hereto which reflects an aggregate appraised fair market value of not less than 71% of the aggregate net book value for such properties described on SCHEDULE 2.1(x) hereto, taken as a whole; (ii) the Agent shall have received a detailed listing of all Designated Real Estate Properties that specifies the net book value, annual EBITDA (before G&A) and annual sales with respect to each such property; and (iii) the Agent shall be satisfied that the Credit Parties' books and records reflect an aggregate net book value of not less than $230,000,000 for all Designated Real Estate Properties (other than the Excluded Real Estate Properties).

     Upon the execution of this Financing Agreement and the initial disbursement of Revolving Loans or the issuance of a Letter of Credit hereunder (other than the issuance of the Initial Letters of Credit), all of the above conditions precedent shall have been deemed satisfied except as the Borrower and the Agent shall otherwise agree herein or in a separate writing. Unless otherwise satisfied by Borrower by causing payment by wire transfer of immediately available funds on the Closing Date, the Agent shall, in its discretion, be authorized to charge the Borrower's Revolving Loan Account for the balance of the fees and out-of-pocket expenses due and owing to the Agent and the Lenders.

     Provided that Borrower has caused all conditions in this SECTION 2.1 to have been met to the satisfaction of Agent, other than the conditions set forth in SECTIONS 2.1(c) and 2.1(n) of this Financing Agreement, Agent and the Lenders shall nevertheless cause to be issued the Initial Letters of Credit as of the Closing Date; PROVIDED, further that once the Credit Parties have complied with all requirements under SECTION 2.1(c) of this Financing Agreement with respect to Designated Real Estate Properties constituting not less than 90% of the aggregate book value of all Designated Real Estate Properties (as described on SCHEDULE 6.5(c) hereto, but excluding therefrom any Excluded Real Estate Properties), Borrower shall be deemed to have satisfied the condition precedent set forth in SECTION 2.1(c) but shall remain obligated to comply with the terms of
SECTION 7.1.11 of this Financing Agreement.

     2.2 FURTHER CONDITIONS TO OTHER LOANS AND ADVANCES. The obligation of the Agent and the Lenders to make any Revolving Loan to the Borrower or to assist the Borrower in the issuance of any Letter of Credit after the Closing Date is subject to the satisfaction, immediately prior to or concurrently with the making of such loan or providing such assistance, of the following conditions precedent:

          (a) No Default or Event of Default shall have occurred and remain outstanding;

          (b) All representations and warranties made by each Credit Party in this Financing Agreement shall be true and correct in all material respects; and

          (c) Unless the Agent (as permitted herein) or all Lenders agree in writing to make an Overadvance to the Borrower, after giving effect to such loan or assistance, the aggregate amount of the outstanding Revolving Loans and the face amount of all Letters of Credit outstanding hereunder will not exceed the lesser of (i) the Line of Credit or (ii) the Borrowing Base.

     All of the representations and warranties made by the Borrower and each other Credit Party in this Financing Agreement shall be deemed to be remade by the Borrower and each other Credit Party each time that the Borrower requests a Revolving Loan or a Letter of Credit hereunder (except to the extent stated to relate to a specific earlier date, in which case, such representations and warranties shall be deemed to be made as of such earlier date), and each such request shall also constitute, unless otherwise disclosed in writing to Agent, a representation and warranty by the Borrower and each other Credit Party that, after giving effect to the requested advance, no Default or Event of Default has occurred or will occur, and that such requested Revolving Loan and/or Letter of Credit is within the Line of Credit and Availability of the Borrower.

SECTION 3.    REVOLVING LOANS

     3.1 REVOLVING LOANS. The Agent and the Lenders severally (and not jointly) agree, subject to the terms and conditions of this Financing Agreement and within the Line of Credit (but subject to the Agent's and the Lenders' right to make or permit Overadvances in accordance with the terms and provisions hereof), to make loans and advances from time to time to the Borrower on a revolving basis (i.e. subject to the limitations set forth herein, the Borrower may borrow, repay and re-borrow Revolving Loans). In no event shall the Borrower be entitled to request a Revolving Loan if the amount of such Revolving Loan would exceed the Availability on the date of such request. Any request for a Revolving Loan must be received by an officer of the Agent no later than 1:00 p.m., Chicago time, (a) on the Business Day on which such Revolving Loan is required, if the request is for a Chase Bank Rate Loan, or (b) three (3) Business Days prior to the Business Day on which such Revolving Loan is required, if the request is for a LIBOR Loan. Should the Agent or the Lenders (in accordance with the terms and provisions hereof) honor requests for Overadvances, any such Overadvances shall be made in the Agent's or the Lenders', as applicable, sole discretion and subject to any additional terms the Agent or the Lenders, as applicable, may deem necessary.

     3.2 SCHEDULES AND OTHER INFORMATION. In furtherance of the continuing assignment and security interest in the Credit Parties' Accounts and Inventory, the Credit Parties will provide to the Agent all of the schedules, reports and other information described in SECTIONS 7.1.1 and 7.1.8 of this Financing Agreement. Failure to provide the Agent with any of the foregoing shall in no way affect, diminish, modify or otherwise limit the security interests granted to the Collateral Agent, for the benefit of the Lenders, herein. Each Credit Party hereby authorizes the Agent to regard the applicable Credit Party's printed name or rubber stamp signature on assignment schedules or invoices as the equivalent of a manual signature by one of the applicable Credit Party's authorized officers or agents.

     3.3 REPRESENTATIONS AND COVENANTS REGARDING ACCOUNTS AND INVENTORY. Each Credit Party hereby represents and warrants to the Agent and the Lenders that:
(a) the At-Need Accounts Receivable are based on an actual and bona fide sale and delivery of goods or rendition of services to customers, made by a Credit Party in the ordinary course of its business; (b) the At-Need Accounts Receivable created are the exclusive property of a Credit Party and are not subject to any Lien or financing statement whatsoever, other than the Permitted Encumbrances; (c) the invoices evidencing such At-Need Accounts Receivable are in the name of a Credit Party; and (d) except in the case of any account debtor in respect of any Accounts relating to pre-arranged or pre-need sales of goods and/or services, the customers of the Credit Parties have accepted the goods or services, owe and are obligated to pay the full amounts stated in the invoices according to their terms, without dispute, offset, defense or counterclaim, except for disputes and other matters arising in the ordinary course of business or of which the Borrower has advised the Agent in any certificate or report delivered pursuant to SECTION 7.1.8(c) of this Financing Agreement. Each Credit Party also acknowledges and confirms to the Agent and the Lenders that any and all Taxes or fees relating to its business, its sales, the Accounts or Inventory relating thereto, are the Credit Party's sole responsibility and that same will be paid by the Credit Party when due, subject to SECTION 7.1.3 of this Financing Agreement, and that none of said Taxes or fees represent a Lien on or claim against the Accounts. Each Credit Party covenants that it shall promptly remit to the appropriate Fund all Trust Funds received by such Credit Party as required by applicable law. Each Credit Party covenants that it will not acquire any Inventory on a consignment basis, nor co-mingle its Inventory with any goods of its customers (other than in respect of the interest, if any, of its customers in any goods subject to any pre-need sales arrangement) or any other Person (whether pursuant to any bill and hold sale or otherwise), unless the Borrower has advised the Agent of such arrangement in writing. Each Credit Party agrees to maintain such books and records regarding Accounts and Inventory as the Agent reasonably may require and agrees that the books and records of such Credit Party will reflect the interest of the Agent, for the benefit of the Lenders, in the Accounts and Inventory. All of the books and records of the Credit Parties will be available to the Agent and the Lenders for inspection during normal business hours, including any records handled or maintained for the Credit Parties by any other company or entity.

     3.4 COLLECTION OF PROCEEDS; AGENT'S BANK ACCOUNT.

          (a) The Credit Parties may and shall, in their reasonable business judgment, enforce, collect and receive all Accounts and other Proceeds from sales of the Credit Parties' Collateral for the benefit of the Lenders and on the Lenders' behalf, but at the Credit Parties' expense.

          (b) The Credit Parties shall establish and maintain at all times concentration accounts (together, the "CONCENTRATION ACCOUNTS"), as well as the State Concentration Accounts and State Disbursement Accounts (as such terms are defined below), at banks and financial institutions approved by Agent and which shall receive each day all cash proceeds of Collateral and all other transfers and payments from the cash management system described in SCHEDULE 3.4 hereto. SCHEDULE 3.4 hereto sets forth all of the Concentration Accounts, State Concentration Accounts and State Disbursement Accounts established by the Credit Parties as of the Closing Date. The Credit Parties shall cause (i) all cash proceeds of Collateral and all other transfers and payments received by the Credit Parties to be promptly deposited into the cash management system described on SCHEDULE 3.4 and transferred to a Concentration Account (or, where required by applicable law, to a State Concentration Account), (ii) all cash of the Credit Parties received in each Concentration Account to be transferred on each Business Day (or later intervals but no less often than weekly) to the Master Concentration Account, and (iii) the Collateral Agent to be granted a perfected first priority Lien upon all Concentration Accounts and all proceeds therewith pursuant to Deposit Account Agreements acceptable to the Collateral Agent. No Credit Party shall establish any new Concentration Account unless it has complied with clause (iii) of the immediately preceding sentence. The Credit Parties shall maintain the Concentration Accounts and the cash management system as described in SCHEDULE 3.4 hereto; PROVIDED that each Credit Party may open and close Deposit Accounts (other than Concentration Accounts) and make other changes to such cash management system in the ordinary course of business as long as (i) no Event of Default has occurred and is continuing or would result therefrom and (ii) such changes, either individually or in the aggregate, are not materially adverse to the Agent, the Collateral Agent or any Lender or impair any rights of the Agent or the Collateral Agent under the Collateral Documents. Anything herein to the contrary notwithstanding, such cash management system shall provide that amounts at any time held in Deposit Accounts (other than the Concentration Accounts) of the Credit Parties shall only be in respect of requirements of the applicable depository institutions or requirements of regulatory practice. If the Credit Parties are prohibited in any state by regulatory requirements from transferring amounts held in any Deposit Accounts (other than the Concentration Accounts) of the Credit Parties in such state to a Concentration Account, the Credit Parties will promptly (a) establish and maintain additional concentration accounts and disbursement accounts (each being a "STATE CONCENTRATION ACCOUNT" or a "STATE DISBURSEMENT ACCOUNT", as the case may
     be) in such state with a financial institution reasonably acceptable to the Collateral Agent, (b) enter into arrangements to transfer on a weekly or other basis acceptable to the Collateral Agent all amounts held in Deposit Accounts (other than concentration accounts) in such state to such State Concentration Accounts, and (c) cause all funds held in such State Concentration Accounts that is withdrawable under applicable law or agreement with the applicable state (the "WITHDRAWABLE FUNDS"), to be transferred on no less than a weekly basis to a Concentration Account. From and after the occurrence of any Trigger Event, unless otherwise directed by Agent, (i) all funds on deposit in each Concentration Account (including any Withdrawable Funds in any State Concentration Account) shall be transferred at the end of each Business Day by wire transfer to the Master Concentration Account and (ii) all funds on deposit in the Master Concentration Account shall be wire transferred to the Collateral Agent's bank account at J. P. Morgan Chase & Co. in New York City (the "AGENT'S BANK ACCOUNT") or any other account designated by the Agent for application against the Obligations owed by the Credit Parties to the Agent, the Collateral Agent and the Lenders in accordance with the terms hereof. Each Credit Party agrees to take all actions reasonably required by the Collateral Agent or any financial institution at which the Deposit Accounts and the Concentration Accounts are maintained in order to effectuate the transfer of funds contemplated above. All amounts received from the Master Concentration Account and all other Concentration Accounts and any other proceeds of the Collateral deposited into the Agent's Bank Account will, for purposes of calculating Availability, be credited to the Borrower's Revolving Loan Account on the date of the receipt of "collected funds" in the Agent's Bank Account. No checks, drafts or other instrument received by the Collateral Agent shall constitute final payment to the Lenders unless and until such instruments have actually been collected. Without in any way limiting the rights of Agent to establish and modify Availability Reserves as otherwise permitted by this Financing Agreement, Agent shall be entitled to establish and modify special Availability Reserves from and after a Trigger Event to reflect Agent's good faith estimate of any portion of funds received in the Agent's Bank Account that under applicable law constitute Trust Funds and/or are required to be deposited into a trust or similar account but have not yet been paid or deposited into such trust or similar account. Notwithstanding anything to the contrary contained herein, upon the occurrence and during the continuation of any Trigger Event, the Credit Parties shall not be obligated to cause Trust Funds to be deposited into Concentration Accounts and be remitted to Agent, so long as the Credit Parties (i) hold such Trust Funds in trust and remit the same to the appropriate Funds as and when required by applicable law and (ii) furnish to Agent evidence satisfactory to Agent of such payment to the applicable Funds.

          (c) SCHEDULE 3.4 hereto sets forth all of the securities accounts established by the Credit Parties as of the Closing Date with any securities intermediary in which investments not constituting Trust Funds are held.

     3.5 REVOLVING LOAN ACCOUNT. The Agent, on behalf of the Lenders, shall maintain a separate account on its books in the Borrower's name (a "REVOLVING LOAN ACCOUNT") in which the Borrower will be charged with all loans and advances made by the Agent and the Lenders to the Borrower or for the Borrower's account, and with any other Obligations, including any and all Out-of-Pocket Expenses. Without limiting the foregoing, the Borrower, each Credit Party and the Lenders hereby authorize the Agent to, and the Agent may, from time to time charge the Revolving Loan Account with any interest, fees, expenses and other Obligations that are due and payable under this Financing Agreement or any Credit Document. The Borrower's Revolving Loan Account will be credited with all amounts received by the Agent from the Collateral Agent for a Credit Party's account, including, as set forth above, all amounts received by the Collateral Agent or Agent in payment of Accounts, and such amounts will be applied to payment of the

Obligations as set forth herein. In no event shall prior recourse to any Accounts or other security granted to or by the Credit Parties be a prerequisite to the Agent's, the Collateral Agent's or the Lenders' rights to demand payment of any of the Obligations. In addition, each Credit Party agrees that neither the Agent, the Collateral Agent nor any Lender shall have an obligation whatsoever to perform in any respect any of such Credit Party's contracts or obligations relating to the Accounts.

     3.6 LOAN STATEMENT. After the end of each month, the Agent shall promptly send to the Borrower and the Lenders a statement showing the accounting for the charges, loans, advances and other transactions occurring among the Agent, the Lenders and the Borrower during that month. Absent manifest error, any monthly statement shall be deemed correct and binding upon the Borrower and the Lenders, and shall constitute an account stated between the Borrower and each Lender, unless the Agent receives a written statement of the exception from the Borrower or any Lender within sixty (60) days of the date of the Borrower's receipt of such monthly statement.

SECTION 4.    PAYMENTS

     4.1 VOLUNTARY PREPAYMENTS.  Subject to the conditions set forth in this
SECTION 4.1, the Borrower may on any Business Day voluntarily prepay all or part of the Revolving Loans from time to time. The Borrower may at any time on at least 5 days' prior written notice by the Borrower to Agent permanently reduce (but not terminate) the Line of Credit; provided that (i) any such reductions
(x) shall not exceed the sum of Net Cash Proceeds received from Asset Sales which have not been used for reinvestment as permitted by SECTION 7.2.3(b)(ii)(y) of this Financing Agreement, and (y) shall be in a minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of such amount, and (ii) the Line of Credit shall not be reduced to an amount less than $50,000,000. In addition, the Borrower may terminate the Line of Credit as set forth in SECTION 11 of this Financing Agreement; provided that upon such termination, all Revolving Loans and other Obligations shall be immediately due and payable in full and all Letters of Credit shall be cash collateralized at 105% of the face amount thereof or otherwise satisfied as required by Agent. Any voluntary prepayment of the Revolving Loans and any reduction or termination of the Line of Credit must be accompanied by payment of any resulting LIBOR funding breakage costs in accordance with SECTION 8.9(b) of this Financing Agreement.

     4.2 MANDATORY PREPAYMENTS

          (a) If at any time (i) the sum of the outstanding balance of Revolving Loans and outstanding face amount of Letters of Credit exceeds the Line of Credit, or (ii) Availability of the Borrower is less than zero, the amount of such excess (in the case of clause (i)) or the amount of the Obligations required to be repaid to make Availability greater than zero (in the case of clause (ii)), shall be immediately due and payable to the Agent, for the benefit of the Lenders. If any such excess (in the case of clause (i)) or inadequacy (in the case of clause (ii)) remains after repayment in full of the aggregate outstanding Revolving Loans, the Borrower shall provide cash collateral for the Letters of Credit at 105% of the face amount thereof or otherwise satisfied as required by Agent. Without limiting the provisions of SECTION 4.2(c) of this Financing Agreement, upon the completion of any Asset Sale permitted by SECTION 7.2.3 of this Financing

     Agreement which includes a sale of any Designated Real Estate Property (other than any Excluded Real Estate Property), the Designated Real Estate Advance Amount shall be permanently reduced by an amount equal to 25% of the net book value of such property on SCHEDULE 6.5(c) hereto or, if mortgaged to the Collateral Agent after the Closing Date, 25% of the appraised fair market value of such property as determined pursuant to the appraisal requirement provided under SECTION 7.1.1(b)(viii) of this Financing Agreement or as otherwise agreed to between Borrower and Agent and, if the decrease in the Designated Real Estate Advance Amount shall result in Availability of less than zero, Borrower shall immediately make all payments required above in this SECTION 4.2(a); PROVIDED, that if any Designated New Real Estate Property does not have the effect of restoring any reduction in the Designated Real Estate Advance Amount, no sale or casualty loss with respect to such Designated New Real Estate Property shall operate to decrease the Designated Real Estate Advance Amount. Notwithstanding the foregoing, any Overadvance made pursuant to SECTION
     14.9 of this Financing Agreement shall be repaid only on demand. In addition, notwithstanding the foregoing, any reduction in the Designated Real Estate Advance Amount caused (i) by any Asset Sale, (ii) pursuant to
     SECTION 9 of this Financing Agreement in connection with an event giving rise to a Ratable NY Portion, or (iii) pursuant to SECTION 7.1.2(c) of this Financing Agreement in connection with a casualty or condemnation loss, may be restored by an amount equal to (I) 25% of the appraised market value of any Designated New Real Estate Property as determined by the appraisal required pursuant to SECTION 7.1.1(b)(viii) of this Financing Agreement; and (II) the amount of the original reduction in the Designated Real Estate Advance Amount caused by the exclusion of any Non-Material Casualty Property pursuant to SECTION 7.1.2(c) of this Financing Agreement upon receipt by Agent of a certificate of an officer of Borrower (A) certifying that all repairs and/or rebuilding to such Non-Material Casualty Property have been completed and that the fair market value of such rebuilt Non-Material Casualty Property equals or exceeds the net book value of such property described on SCHEDULE 6.5(c) hereto as of the Closing Date or, if such property was a Designated New Real Estate Property, the appraised value of such property at the time the same was included in the calculation of Designated Real Estate Advance Amount and (B) attaching thereto, to the extent available, a final, unqualified certification of the design architect employed (if any) and/or an unconditional certificate of occupancy, if applicable, or such other certification as may be required by law to occupy such property for its intended purpose.

          (b)  If the Borrower issues Stock, which issuance is permitted by
     SECTION 7.2.5 of this Financing Agreement, no later than the Business Day following the date of receipt of the proceeds thereof, the Borrower shall prepay the Revolving Loans in an amount equal to all such proceeds, net of underwriting discounts and commissions and other reasonable costs paid to non-Affiliates in connection therewith, with a corresponding reduction in the Line of Credit unless the Required Lenders shall have consented in writing to a waiver of such reduction in the Line of Credit; PROVIDED, that so long as (A) no Event of Default shall have occurred and be continuing and (B) Availability exceeds $25,000,000 immediately prior to and after giving effect to such payment, the Borrower may, in lieu of applying all such net proceeds to payment of the Revolving Loans and causing a corresponding reduction in the Line of Credit, apply up to seventy-five percent (75%) of such net proceeds to redeem the Senior Notes or the Other Notes.

          (c) So long as no Event of Default shall have occurred and be continuing, if any Credit Party completes an Asset Sale (other than in respect of a Disposition Property), which Asset Sale is permitted by
     SECTION 7.2.3 of this Financing Agreement, the Borrower shall promptly prepay the Revolving Loans in an amount equal to the lesser of the outstanding principal balance of the Revolving Loans or all such Net Cash Proceeds, which amounts shall be subject to reborrowing in accordance with the terms of this Financing Agreement. Upon the occurrence and during the continuation of any Event of Default, Borrower shall cause all Net Cash Proceeds of any Asset Sale, at the sole option of Agent, be paid to Agent within one Business Day of receipt by any Credit Party for repayment of and/or cash collateralization of the Obligations and permanent reduction of the Line of Credit.

          (d) So long as no Event of Default shall have occurred and be continuing, if any Restricted Subsidiary (other than a Credit Party) completes an Asset Sale (other than in respect of a Disposition Property or with respect to assets of Rose Hill Holding Corp., a Delaware corporation, or any of its Subsidiaries, to repay Indebtedness under the Rose Hills Credit Agreement or the Rose Hills Indenture), which Asset Sale is permitted by SECTION 7.2.3 of this Financing Agreement, Agent may elect to require the Borrower to promptly prepay the Revolving Loans in an amount equal to the lesser of the outstanding principal balance of the Revolving Loans or all such Net Cash Proceeds, which amounts shall be subject to reborrowing in accordance with the terms of this Financing Agreement. Upon the occurrence and during the continuation of any Event of Default, Borrower shall cause an amount equal to all Net Cash Proceeds of any Asset Sale (other than in respect of a Disposition Property or with respect to assets of Rose Hill Holding Corp., a Delaware corporation, or any of its Subsidiaries, to repay Indebtedness under the Rose Hills Credit Agreement or the Rose Hills Indenture) by any Restricted Subsidiary (other than a Credit Party), at the sole option of Agent, be paid to Agent within one Business Day of receipt by any Restricted Subsidiary (other than a Credit Party) for repayment of and/or cash collateralization of the Obligations and permanent reduction of the Line of Credit.

     4.3 NO IMPLIED CONSENT. Nothing in this SECTION 4 shall be construed to constitute Agent's or any Lender's consent to any transaction that is not permitted by other provisions of this Financing Agreement or the other Credit Documents.

     4.4 APPLICATION OF PAYMENTS.

          (a) Except as otherwise specifically set forth in this Financing Agreement, all payments and cash proceeds of Collateral received by Agent shall be applied to amounts then due and payable in the following order:
     (1) to payment of all Out-of-Pocket Expenses and indemnification obligations owing to the Agent and/or Lenders hereunder; (2) to interest and fees on the Line of Credit; (3) to any unreimbursed drawing under any Letter of Credit (unless otherwise required by SECTION 9 hereof); (4) to principal payments on the Revolving Loans in accordance with SECTION 8.9 hereof; and (5) to payment of any other Obligations which may be then due and owing; PROVIDED that, upon the occurrence and during the continuation of any Event of Default, Agent shall have the right to apply all payments and cash proceeds of Collateral to such of the Obligations as Agent may deem advisable, and in the absence of a specific determination by Agent with respect thereto, payments and cash proceeds of Collateral shall be applied to amounts then due and payable in the following order: (1) to Out-of-Pocket Expenses and indemnification obligations owing to the Agent and/or Lenders hereunder; (2) to interest and fees on the Line of Credit;
     (3) to any unreimbursed drawing under any Letter of Credit (unless otherwise required by SECTION 9 hereof); (4) to principal payments on the Revolving Loans and/or to provide cash collateral for Letters of Credit (including, without limitation, any Minimum L/C Draw Obligations) in an amount equal to 105% of the face amount thereof; and (5) to all other Obligations.

          (b) During the existence of a Trigger Event, all proceeds received by Agent and/or Collateral Agent that originated from any Credit Party (other than Borrower) shall be deemed (i) if Agent has made demand of payment under such Credit Party's Guaranty or an Event of Default has occurred under SECTION 10.1(c) of this Financing Agreement with respect to such Credit Party, to be a payment on such Credit Party's Guaranty in favor of Agent or (ii) in any other case, to be a repayment of such Credit Party's obligations to Borrower (including, without limitation, direct or indirect obligations to Borrower consisting of repayments on Intercompany Loans) and, in the case of repayments of Intercompany Loans, the Borrower shall, and shall cause each applicable Credit Party to (if required), make the appropriate entries with respect to such Credit Party's Intercompany Loan account under the Intercompany Loan Documents.

          (c) Notwithstanding anything to the contrary contained in this Financing Agreement or any other Credit Document to the contrary, Agent shall, prior to applying any proceeds of Collateral to any Obligations, be entitled to establish a special reserve fund ("PRIOR LIEN RESERVE FUND") to satisfy obligations owing to third party creditors holding Liens on Collateral being sold or otherwise disposed of which have priority over the Liens of the Collateral Agent (the "PRIOR LIEN CLAIMS"). The Prior Lien Reserve Fund shall be maintained in a special non-interest bearing account in the name of the Agent. The Agent shall, or shall cause the Collateral Agent to, deposit from time to time from proceeds of Collateral such amounts which the Agent deems necessary or advisable in good faith to ensure payment of the Prior Lien Claims. Amounts in the Prior Lien Reserve Fund may be used by Agent to discharge Prior Lien Claims on Collateral being sold or otherwise disposed of by Agent, Collateral Agent or any Credit Party. If Borrower shall cause to be paid and discharged any Prior Lien Claim for which amounts in the Prior Lien Fund are held, Agent shall release such amounts from the Prior Lien Fund to the Borrower, on behalf of the applicable Credit Party, promptly upon Agent's receipt of written evidence satisfactory to the Agent of such payment and release of such Prior Lien Claim.

SECTION 5.    LETTERS OF CREDIT

     In order to assist the Borrower in establishing or opening Letters of Credit with an Issuing Bank, the Borrower has requested that the Agent, on behalf of the Lenders, join in the applications for such Letters of Credit, and/or guarantee payment or performance of such Letters of Credit and any drafts or acceptances thereunder through the issuance of a Letter of Credit Guaranty, thereby lending the Lenders' credit to the Borrower, and the Agent and the Lenders have agreed to do so. These arrangements shall be handled by the Agent subject to the terms and conditions set forth below.

     5.1 AVAILABILITY OF LETTERS OF CREDIT. Within the Line of Credit and subject to Availability, the Lenders (acting through the Agent) shall assist the Borrower in obtaining Letters of Credit in an aggregate face amount outstanding at any time not to exceed the Letter of Credit Sub-Line. The Lenders' assistance for amounts in excess of the limitation set forth herein shall at all times and in all respects be in the Agent's sole discretion. It is understood that the terms and conditions of each Letter of Credit (and any modifications thereof) shall be subject to the prior approval of the Agent in the exercise of its reasonable discretion. Notwithstanding anything herein to the contrary, upon the occurrence of a Default or an Event of Default, the Agent's and the Lenders' assistance in connection with any Letter of Credit Guaranty shall be in the Agent's sole discretion until such Default or Event of Default is waived. The face amount of any Letter of Credit shall be reserved dollar for dollar from Availability.

     5.2 ABILITY TO CHARGE REVOLVING LOAN ACCOUNT. The Agent shall have the right, without notice to the Borrower, to charge the Borrower's Revolving Loan Account with the amount of any and all indebtedness, liability or obligation of any kind incurred by the Agent under any Letter of Credit Guaranty at the earlier of (a) payment by the Agent, on behalf of the Lenders, under such Letter of Credit Guaranty, (b) the occurrence of an Event of Default or (c) the termination of the Line of Credit or this Financing Agreement; provided that pursuant to SECTION 9 hereof, Agent shall only be permitted to cause a Revolving Loan to be made to repay any Minimum L/C Balance Obligation when the events described in clauses (a) or (c) above have occurred. Any amount charged to the Borrower's Revolving Loan Account shall be deemed a Chase Bank Loan hereunder and shall incur interest at the rate provided in SECTION 8.1 (or SECTION 8.2, if applicable) of this Financing Agreement. If for any reason other than the terms of SECTION 9 hereof the Agent shall not be able to charge the Borrower's Revolving Loan Account, the outstanding amount of any and all indebtedness, liability or obligation of any kind incurred by the Agent under any Letter of Credit Guaranty shall bear interest at the rate applicable to Chase Bank Rate Loans provided in SECTION 8.1 (or SECTION 8.2, if applicable) and shall be payable on demand.

     5.3 INDEMNITY. The Borrower unconditionally indemnifies the Agent, the Collateral Agent and the Lenders against, and holds the Agent, the Collateral Agent and the Lenders harmless from, any and all loss, claim or liability incurred by the Agent, the Collateral Agent or the Lenders arising from any transactions or occurrences relating to Letters of Credit established or opened for the Borrower's account, the collateral relating thereto and any drafts or acceptances thereunder, and all Obligations thereunder, including any such loss or claim due to any action taken by any Issuing Bank, other than for any such loss, claim or liability arising out of the gross negligence or willful misconduct by the Person seeking indemnification hereunder or any of its Affiliates (other than any Issuing Bank) with respect to a Letter of Credit Guaranty. The Borrower further agrees to hold the Agent, the Collateral Agent and the Lenders harmless from any errors or omission, negligence or misconduct by the Issuing Bank.

     5.4 DISCLAIMER. Neither the Agent, the Collateral Agent nor any Lender shall be responsible for: (a) the existence, character, quality, quantity, condition, packing, value or delivery of the goods purporting to be represented by any documents; (b) any difference or variation in the character, quality, quantity, condition, packing, value or delivery of the goods from that expressed in the documents; (c) the validity, sufficiency or genuineness of any documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged;
(d) the time, place, manner or order in which shipment is made; (e) partial or incomplete shipment, or failure or omission to ship any or all of the goods referred to in the Letters of Credit or documents; (f) any deviation from instructions; (g) delay, default, or fraud by the shipper and/or anyone else in connection with the Collateral or the shipping thereof; or (h) any breach of contract between the shipper or vendors and the Borrower or any other Credit Party.

     5.5 LIMITATION OF LIABILITY; AGENT'S RIGHTS. The Borrower and each other Credit Party agrees that any action taken by the Agent, the Collateral Agent or any Lender, if taken in good faith and not grossly negligent, or any action taken by an Issuing Bank of whatever nature under or in connection with the Letters of Credit, the guarantees, the drafts or acceptances, or the Collateral, shall be binding on the Credit Parties and shall not put the Agent, the Collateral Agent or any Lender in any resulting liability to the Credit Parties. In furtherance thereof, but subject to SECTION 5.6 of this Financing Agreement, the Agent shall have the full right and authority to: (a) clear and resolve any questions of non-compliance of documents; (b) give any instructions as to acceptance or rejection of any documents or goods; (c) execute any and all steamship or airways guaranties (and applications therefor), indemnities or delivery orders; (d) grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents; and (e) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; all in the sole name of the Agent, on behalf of the Lenders, and the Issuing Bank shall be entitled to comply with and honor any and all such documents or instruments executed by or received solely from the Agent, all without any notice to or any consent from the Credit Parties.

     5.6 AGENT'S CONSENT NECESSARY.   Without the Agent's express written
consent, each Credit Party agrees: (a) not to (i) execute any and all applications for steamship or airway guaranties, indemnities or delivery orders,
(ii) grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances or documents, or (iii) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; and (b) after the occurrence of an Event of Default which is not waived, not to (i) clear and resolve any questions of non-compliance of documents or (ii) give any instructions as to acceptances or rejection of any documents or goods.

     5.7 LICENSES, CERTIFICATES; ASSUMPTIONS OF LIABILITY. Each Credit Party agrees that any necessary import, export or other licenses or certificates for the import or handling of the Collateral will be promptly procured, that all foreign and domestic governmental laws and regulations in regard to the shipment and importation of the Collateral or the financing thereof will be promptly and fully complied with, and that any certificates in that regard that the Agent or the Collateral Agent may at any time reasonably request will be promptly furnished. The Credit Parties assume all risk, liability and responsibility for, and agree to pay and discharge, all present and future local, state, federal or foreign taxes, duties, or levies pertaining to the importation and delivery of the Collateral. Any embargo, restriction, laws, customs or regulations of any country, state, city, or other political subdivision, where the Collateral is or may be located, or wherein payments are to be made, or wherein drafts may be drawn, negotiated, accepted, or paid, shall be solely the Credit Parties' risk, liability and responsibility.

     5.8 SUBROGATION RIGHTS. Upon any payments made to the Issuing Bank under the Letter of Credit Guaranty, the Agent, for the benefit of the Lenders, shall acquire by subrogation, any rights, remedies, duties or obligations granted or undertaken by the Borrower or any other Credit Party to the Issuing Bank in any application for Letters of Credit, any standing agreement relating to Letters of Credit or otherwise, all of which shall be deemed to have been granted to the Agent and apply in all respects to the Agent, for the benefit of the Lenders, and shall be in addition to any rights, remedies, duties or obligations contained herein.

SECTION 6.        REPRESENTATIONS AND WARRANTIES

     Each Credit Party hereby warrants and represents that:

     6.1 SOLVENCY; CORPORATE EXISTENCE. (a) As of the date hereof, such Credit Party is Solvent; (b) all financial statements of such Credit Party heretofore furnished to the Agent present fairly, in all material respects, the financial condition of such Credit Party as of the date of such financial statements; and
(c) such Credit Party is a corporation, limited liability company or limited partnership, duly organized and validly existing under the laws of its State of organization, and is qualified to do business in each State where the failure to so qualify would have a Material Adverse Effect.

     6.2 CORPORATE POWER, AUTHORIZATION, ENFORCEABLE OBLIGATIONS. The execution and delivery of this Financing Agreement by such Credit Party and each other Credit Document to which such Credit Party is a party and the consummation of the transactions contemplated hereby: (a) are within such Credit Party's power;
(b) have been duly authorized by all necessary corporate, limited liability company or limited partnership action; (c) do not violate or conflict with any term, provision or covenant contained in the organizational documents of such Credit Party (such as the articles of incorporation, by-laws, operating agreement or partnership agreement); (d) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by any term, provision, covenant or representation contained in any loan agreement, lease, indenture, mortgage, deed of trust, note, security agreement or pledge agreement to which such Credit Party is a signatory or by which such Credit Party or any of such Credit Party's assets are bound; (e) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (f) do not result in the creation or imposition of any Lien upon any property of such Credit Party other than those in favor of Agent and Collateral Agent pursuant to the Credit Documents; and (g) do not require the consent or approval of any Governmental Authority or any other Person, except those referred to in SCHEDULE 6.2 hereto, all of which will have been duly obtained, made or complied with prior to the Closing Date. Each of the Credit Documents shall have been duly executed and delivered by each Credit Party that is a party thereto and each such Credit Document shall constitute a legal, valid and binding obligation of such Credit Party enforceable against it in accordance with its terms.

     6.3 LIENS GRANTED TO AGENT AND COLLATERAL AGENT. (a) Except for Permitted Encumbrances that would be prior to Liens in favor of the Agent and/or the Collateral Agent as a matter of law, the security interests granted to the Agent and the Collateral Agent, for the benefit of the Lenders, pursuant to the Credit Documents constitute and shall at all times constitute first priority and exclusive Liens on the Collateral; (b) except for the Permitted Encumbrances, each Credit Party is or will be at the time additional Collateral is acquired by it, the absolute owner of the Collateral with full right to pledge, sell, transfer and create a security interest therein, free and clear of any and all claims or Liens in favor of others; (c) each Credit Party will at its expense forever warrant and, at the Agent's or Collateral Agent's request, defend the Collateral from any and all claims and demands of any other Person other than the Permitted Encumbrances; (d) no Credit Party will grant, create or permit to exist, any Lien upon or security interest in the Collateral, or any proceeds thereof, in favor of any other Person other than the holders of the Permitted Encumbrances; and (e) each Credit Party possesses all General Intangibles and other rights necessary to conduct its business as presently conducted.

     6.4 NO LITIGATION. No action, claim, lawsuit, demand, proceeding or (to the knowledge of any Credit Party) investigation is now pending or, to the knowledge of any Credit Party, threatened against any Credit Party, before any Governmental Authority or before any arbitrator or panel of arbitrators (collectively, "LITIGATION"), (a) that challenges any Credit Party's right or power to enter into or perform any of its obligations under the Credit Documents to which it is a party, or the validity or enforceability of any Credit Document or any action taken thereunder (other than with respect to any appeals filed to the Plan Confirmation Order prior to the Closing Date of which the Agent received reasonable notice of not less than 10 days prior to the Closing Date), or (b) that has a reasonable risk of being determined adversely to any Credit Party and that, if so determined, could reasonably be expected to have a Material Adverse Effect. Except as set forth on SCHEDULE 6.4 hereto, as of the Closing Date, there is no Litigation or (to the knowledge of any Credit Party) investigation pending or, to any Credit Party's knowledge, threatened, that seeks damages in excess of $500,000 not covered by an applicable insurance policy or injunctive relief which, if adversely determined, could reasonably be expected to have a Material Adverse Effect upon, or pertains to a criminal proceeding concerning any Credit Party.

     6.5 REAL PROPERTY. SCHEDULE 6.5(a) hereto sets forth, as of the Closing Date, a correct and complete list of all real property owned by any of the Credit Parties (other than in respect of cemeteries and cemetery/funeral home combination properties) and SCHEDULE 6.5(b) hereto sets forth, as of the Closing Date, a correct and complete list of all real property leased or subleased by any of the Credit Parties (other than in respect of cemeteries and cemetery/funeral home combination properties). SCHEDULE 6.5(c) hereto sets forth, as of the Closing Date, a correct and complete list of all real property owned by the Credit Parties as of the date hereof which is or shall be subject to a Mortgage in favor of the Collateral Agent for the benefit of the Senior Secured Parties and specifies the net book value of each such real property.
SCHEDULE 6.5(e) hereto sets forth, as of the Closing Date, a correct and complete list of all locations of Collateral situated at third-party warehouses and other properties neither owned nor leased by any Credit Parties; PROVIDED, that Credit Parties shall not be deemed to be in violation of any representations or warranties relating to SCHEDULE 6.5(e) until the period provided under SECTION 7.1.11(d) hereto for updating such Schedules has expired. Each Credit Party has good and marketable title in fee simple to the real property identified on SCHEDULES 6.5(a) as owned by the Credit Parties, free of all Liens except for Permitted Encumbrances and Mortgages in favor of the Collateral Agent, for the benefit of Senior Secured Parties.

     6.6 NO VIOLATION OF LAW. No Credit Party is in violation of any law, statute, regulation, ordinance, judgment, order, or decree applicable to it which violation could reasonably be expected to have a Material Adverse Effect.

     6.7 NO DEFAULT. No Credit Party is in default with respect to any note, indenture, loan agreement, mortgage, lease, deed, instrument or other agreement to which such Credit Party is a party or by which it is bound, which default could reasonably be expected to have a Material Adverse Effect.

     6.8 TAXES. Each Credit Party has filed all federal and other tax returns and reports required to be filed, and has paid all federal and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable unless such unpaid taxes and assessments would constitute a Permitted Encumbrance.

     6.9 REGULATED ENTITIES. No Credit Party, nor any Person controlling any Credit Party, is an "Investment Company" within the meaning of the Investment Company Act of 1940. No Credit Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code or law, or any other federal or state statute or regulation limiting its ability to incur indebtedness.

     6.10 ENVIRONMENTAL LAWS. (a) None of the operations of such Credit Party are, to its knowledge, the subject of an investigation of a Governmental Authority to determine whether any material remedial action is needed to address the presence or disposal of any environmental pollution, hazardous material or environmental clean-up of such Credit Party's owned or leased real property, (b) such Credit Party has no known material contingent liability with respect to any release of any environmental pollution or hazardous material, (c) such Credit Party presently is in compliance with all environmental statutes, acts, rules, regulations or orders applicable to such Credit Party's owned or leased real property or the operation of its business, except where the failure to be in such compliance would not have a Material Adverse Effect, (d) no enforcement proceeding, complaint, summons, citation, notice, order, claim, litigation, investigation, letter or other communication from a federal, state or local authority has been filed against or delivered to such Credit Party, to its knowledge, regarding or involving any material release of any environmental pollution or hazardous material on any real property now or previously owned or leased by it, and (e) such Credit Party has obtained and maintains all permits, approvals, authorizations and licenses, if any, required by applicable environmental statutes, acts, rules, regulations and orders, except where the failure to have such permits, approvals, authorizations or licenses would not have a Material Adverse Effect.

     6.11 CLOSING OF CERTAIN DEPOSIT ACCOUNTS. Each deposit account set forth in SCHEDULE 6.11 hereto has been closed or, pursuant to SECTION 7.1.11 hereof, will be closed within 30 days of the Closing Date.

     6.12 SUBSIDIARIES. SCHEDULE 6.12(a) hereto lists all Subsidiaries as of the Closing Date and identifies as such all Restricted Subsidiaries which are not Credit Parties, Unrestricted Subsidiaries, Excluded Subsidiaries and Subsidiaries organized under foreign laws.

SECTION 7.    COVENANTS

     7.1 AFFIRMATIVE COVENANTS.

          7.1.1 COLLATERAL.

               (a) GENERAL. Each Credit Party agrees to comply with the requirements of all state and federal laws in order to grant to the Agent or the Collateral Agent (as applicable), for the benefit of the Lenders, valid and perfected first priority Liens in the Collateral, subject only to Permitted Encumbrances that would be prior to the Liens of the Agent and/or the Collateral Agent as a matter of law. Each of the Agent or the Collateral Agent (as applicable) is hereby authorized by each Credit Party to file any financing statements covering the Collateral whether or not such Credit Party's signature appears thereon. Each Credit Party agrees to do whatever the Agent or the Collateral Agent (as applicable) reasonably may request from time to time, by way of (i) executing, acknowledging, filing, recording, doing and delivering all and any further agreements, acts, deeds, conveyances, mortgages, assignments, financing statements and continuations thereof, notices of assignment, transfers, certificates, assurances and other instruments, including, without limitation, Mortgages, as the Agent or the Collateral Agent may from time to time reasonably request to carry out more effectively the purposes of this Financing Agreement and the other Credit Documents, and subjecting any Collateral, intended to now or hereafter be covered, to the Liens created by the Collateral Documents, to perfect and maintain such Liens, and to assure, convey, assign, transfer and confirm unto the Agent or the Collateral Agent (as applicable) as otherwise required under the Credit Documents, the property and rights thereby conveyed and assigned or intended to now or hereafter be conveyed or assigned or that any Credit Party may be or may hereafter become bound to convey or to assign to the Agent or the Collateral Agent (as applicable) or for carrying out the intention of or facilitating the performance of the terms of this Financing Agreement or any other Credit Document, (ii) cooperating with the Agent's or the Collateral Agent's (as applicable) designated agents and employees, (iii) keeping Collateral records, (iv) transferring proceeds of Collateral to the Agent's or the Collateral Agent's possession (as applicable) in accordance with the terms of the Credit Documents; and (v) performing such further acts as the Agent or the Collateral Agent (as applicable) may reasonably require in order to effect the purposes of this Financing Agreement and the other Credit Documents.

               (b) FURTHER ASSURANCES; PLEDGE CERTAIN COLLATERAL.

                    (i) At any time and from time to time, upon the written request of Agent or Collateral Agent and at the sole expense of the applicable Credit Party, such Credit Party shall promptly and duly execute and deliver any and all such further instruments and documents and take such further actions as Agent or Collateral Agent may reasonably deem desirable to obtain the full benefits of this Financing Agreement or any other Credit Document and of the rights and powers herein granted, including using commercially reasonable efforts to secure all consents and approvals necessary or appropriate for the assignment to or for the benefit of Collateral Agent of any material License or material Contract held by such Credit Party and to enforce the security interests granted hereunder.

                    (ii) Each Credit Party shall deliver to the Agent or the Collateral Agent (as applicable) all Collateral consisting of the Intercompany Notes, promissory notes qualifying as a Permitted Investment under clause (m) of the definition thereof, and certificated securities, excluding the Stock of any Person not qualifying as a Credit Party and any foreign subsidiaries (other than the pledge of 65% of the Stock of any direct foreign subsidiary of Borrower), in each case, accompanied by stock powers, allonges or other instruments of transfer executed in blank, promptly after such Credit Party receives the same. If an Event of Default shall have occurred and be continuing, the Credit Parties shall promptly deliver to the Agent or the Collateral Agent (as applicable) all Collateral constituting negotiable Documents, Chattel Paper and Instruments, in each case, accompanied by allonges or other instruments of transfer executed in blank, in the possession or control of the Credit Parties from time to time. If any Credit Party retains possession of any Chattel Paper or Instruments as permitted herein, such Chattel Paper and Instruments shall be marked with the following legend: "This writing and the obligations evidenced or secured hereby are subject to the security interest of The CIT Group/Business Credit, Inc., as Collateral Agent, for the benefit of the Collateral Agent and certain Senior Secured Parties." Notwithstanding the foregoing, to the extent that applicable laws prohibit the pledge or the delivery of any stock certificate or Instrument to the Agent or the Collateral Agent (as applicable) under this Financing Agreement or any other Credit Document, no Credit Party shall be obligated to pledge or deliver, as applicable, such stock certificate or Instrument to the Agent or the Collateral Agent (as applicable) hereunder so long as such Credit Party can provide, evidence reasonably satisfactory to the Agent of such prohibitions.

                    (iii) Each Credit Party shall obtain authenticated control letters, in form and substance satisfactory to the Collateral Agent, from each securities intermediary, or commodities intermediary issuing or holding any financial assets or commodities for such Credit Party which pertain to each financial assets or commodities maintained with any securities intermediary or commodities intermediary that do not constitute Trust Funds.

                    (iv) In accordance with Section 3.4 of this Financing Agreement, each Credit Party shall obtain Deposit Account Agreements in favor of the Collateral Agent with each bank or financial institution holding a Concentration Account for such Credit Party.

                    (v) If at any time a Credit Party is or becomes the beneficiary of a letter of credit, such Credit Party shall promptly, and in any event within ten (10) Business Days after becoming a beneficiary, notify Collateral Agent thereof and enter into a tri-party agreement with Collateral Agent and the issuer and/or confirmation bank with respect to Letter-of-Credit Rights assigning such Letter-of-Credit Rights to Collateral Agent, in form and substance reasonably satisfactory to Collateral Agent; provided that, so long as no Event of Default shall have occurred and be continuing, the Credit Parties shall only be required to take such actions with respect to letters of credit having a face amount which equals or exceeds $500,000.

                    (vi) Each Credit Party shall take all steps necessary to grant the Collateral Agent control of all electronic chattel paper in accordance with the UCC and all "transferable records" as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act; provided that, so long as no Event of Default shall have occurred and be continuing, the Credit Parties shall only be required to take such actions with respect to electronic Chattel Paper having an aggregate face value or fair market value (whichever is higher) which equals or exceeds $500,000.

                    (vii) Each Credit Party shall promptly, and in any event within ten (10) Business Days after the same is acquired by it, notify the Agent and the Collateral Agent of any commercial tort claim (as defined in the UCC) acquired by it and, unless otherwise consented by Collateral Agent, such Credit Party shall enter into a supplement to the Security Agreement, granting to Collateral Agent a Lien in such commercial tort claim.

                    (viii) Each Credit Party shall promptly, and in any event within ten Business Days after the same acquires (whether by purchase, merger or otherwise) any fee interest (or beneficial interest in any land trust) with respect to any real property (not constituting or located on a cemetery), notify Collateral Agent of such purchase (the "NEW REAL ESTATE"). Promptly, but in any event not later than ten (10) Business Days after receipt of a form of mortgage for such New Real Estate and/or any other related documents, the applicable Credit Party shall have (1) executed and delivered to the Collateral Agent a Mortgage and/or other documentation substantially similar to forms executed on or about the Closing Date granting to Collateral Agent a first priority Lien in such New Real Estate (subject to Permitted Encumbrances), in each case, in form and substance acceptable to the Collateral Agent, (2) delivered to the Collateral Agent a title report of a recent date (and, if obtained by the Credit Party in such acquisition, a survey), with respect to the New Real Estate which reflects no Liens other than Permitted Encumbrances, (3) delivered a title insurance commitment or title report policy in form and substance satisfactory to the Agent, in its sole discretion, (4) if requested by Agent, delivered to the Agent an opinion of counsel in the State in which the New Real Estate is located in form and substance reasonably satisfactory to Collateral Agent and (5) delivered to the Agent a real estate appraisal of such New Real Estate, in form and substance and from an appraiser satisfactory to Agent, in its sole discretion. All New Real Estate satisfying requirements (1) through (5) above shall thereafter become a "Designated New

               Real Estate Property". Notwithstanding the foregoing, if such New Real Estate is subject to a pre-existing mortgage or deed of trust in favor of a creditor of a Credit Party which is being assumed by such Credit Party as part of such acquisition or any other real property (not constituting or located on a cemetery) owned by a Credit Party is subject to a pre-existing mortgage or deed of trust as of the Closing Date (a "Prior Mortgage Property"), the applicable Credit Party shall not be obligated to provide a Mortgage and related items required under this Section 7.1.1(b)(viii) with respect to such New Real Estate or Prior Mortgage Property until thirty (30) days after such pre-existing mortgage and/or deed of trust is released or otherwise satisfied.

               (c) BOOK AND RECORDS; INSPECTIONS.

                    (i) Each Credit Party agrees to maintain, at its own expense, books and records pertaining to the Collateral in such detail, form and scope as the Agent shall reasonably require. Each Credit Party shall mark its books and records pertaining to the Collateral to evidence the Security Agreement and the Liens granted thereby. Each Credit Party will permit the Agent and/or the Collateral Agent, by its respective representatives and agents, to inspect any of the Designated Real Estate Properties, the Collateral, the corporate books and financial records of such Credit Party, to examine and make copies of the books of accounts and other financial records of such Credit Party, and to discuss the affairs, finances and accounts of such Credit Party with, and to be advised as to the same by, their respective officers during business hours at such reasonable times and intervals as the Agent and/or the Collateral Agent may designate upon not less than one (1) Business Day's prior notice. Without limiting the foregoing, each Credit Party agrees that upon reasonable notice during business hours, (a) it will provide access for informational purposes to senior management of such Credit Party to the Agent and/or the Collateral Agent, and (b) it will provide access to the Agent, the Collateral Agent and its agents and representatives for the purposes of reviewing and assessing the nature and value of the Collateral (except that appraisals of real property of Credit Parties shall only be required as and when provided under Section 7.1.1(e) hereof).

                    (ii) If an Event of Default has occurred and is continuing, each such Credit Party shall provide such access to the Collateral or to the applicable facility of the applicable Credit Party to the Agent and/or the Collateral Agent and to each Lender at all times and without advance notice. Furthermore, so long as any Event of Default has occurred and is continuing, the Credit Parties shall provide Agent and each Lender with access to their suppliers. If an Event of Default has occurred and is continuing, each Credit Party shall make available to the Agent and/or the Collateral Agent and their counsel, as quickly as is possible under the circumstances, originals or copies of all books and records that the Agent and/or the Collateral Agent may reasonably request. If an Event of Default has occurred and is continuing, each Credit Party shall deliver any document or instrument necessary for the Agent or the Collateral Agent, as they may from time to time reasonably request, to obtain records from any service bureau or other Person that maintains records for such Credit Party, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by such Credit Party.

               (d) MAINTENANCE OF EQUIPMENT AND DESIGNATED REAL ESTATE PROPERTIES. Each Credit Party agrees at its own cost and expense to keep its Equipment and Designated Real Estate Properties in as good and substantial repair and condition as would a reasonable similarly situated company.

               (e) APPRAISALS. From time to time upon the request of the Agent, while an Event of Default has occurred and remains outstanding, each Credit Party agrees to provide to the Agent or the Collateral Agent, at its sole cost and expense, an appraisal of any portion of the Collateral of such Credit Party in form and substance satisfactory to the Agent from an appraiser acceptable to the Agent.

               (f)  COVENANTS REGARDING PATENT, TRADEMARK AND COPYRIGHT
          COLLATERAL.

                    (i) Each Credit Party shall promptly notify the Agent and the Collateral Agent if it knows or has reason to know that any application or registration relating to any material Patent, Trademark or Copyright (now or hereafter existing) may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding such Credit Party's ownership of any material Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.

                    (ii) In no event shall any Credit Party, either directly or through any agent, employee, licensee or designee, file an application for the registration of any material Patent, Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency without giving the Agent and the Collateral Agent prior written notice thereof, and, upon request of Agent, such Credit Party shall execute and deliver any and all Patent Security Agreements, Copyright Security Agreements or Trademark Security Agreements as the Agent may request to evidence Collateral Agent's Lien on all Patents, Trademarks or Copyrights, and the General Intangibles of such Credit Party relating thereto or represented thereby.

                    (iii) Each Credit Party shall take all actions necessary or requested by the Agent to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of each of the Patents, Trademarks and Copyrights (now or hereafter existing), including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings, unless such Credit Party shall determine that such Patent, Trademark or Copyright is not material to the conduct of the business of the Credit Parties, taken as a whole.

                    (iv) In the event that any of the material Patent, Trademark or Copyright Collateral is infringed upon, or misappropriated or diluted by a third party, each Credit Party shall comply with Section 7.1.1(b)(vii) of this Financing Agreement. Each Credit Party shall, unless it shall reasonably determine that such Patent, Trademark or Copyright Collateral is not material to the conduct of the business or operations of the Credit Parties, taken as a whole, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and shall take such other actions as the Agent shall reasonably deem appropriate under the circumstances to protect such Patent, Trademark or Copyright Collateral.

               (g) COMPLIANCE WITH TERMS OF ACCOUNTS, ETC. In all material respects, each Credit Party will perform and comply with all obligations in respect of the Collateral and all other agreements to which it is a party or by which it is bound relating to the Collateral.

               (h) FURTHER IDENTIFICATION OF COLLATERAL. Each Credit Party will, if so requested by Agent, furnish to Agent, upon Agent's reasonable request, statements and schedules further identifying and describing the and such other reports in connection with the Collateral as Agent may reasonably request, all in such detail as Agent may reasonably specify.

               (i) NOTICES. Each Credit Party will advise Agent promptly, in reasonable detail, (i) of any Lien (other than Permitted Encumbrances) or material claim made or asserted against any of the Collateral, and
          (ii) of the occurrence of any other event which would have a Material Adverse Effect.

               (j) NO REINCORPORATION. No Credit Party shall reincorporate or reorganize itself under the laws of any jurisdiction other than the jurisdiction in which it is incorporated or organized as of the date hereof without the prior written consent of Agent.

               (k) TERMINATIONS; AMENDMENTS NOT AUTHORIZED. Each Credit Party acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement evidencing a security interest created by a Collateral Document without the prior written consent of Agent and agrees that it will not do so without the prior written consent of Agent, subject to the Credit Party's rights under Section 9-509(d)(2) of the UCC.

     7.1.2 INSURANCE.

               (a) Each Credit Party agrees to maintain insurance on the Collateral under such policies of insurance, with financially sound and reputable insurance companies, in such reasonable amounts and covering such insurable risks as are at all times reasonably satisfactory to the Agent (the "REQUIRED INSURANCE") (it being agreed that absent any material changes in the business or properties of the Credit Parties, the insurance policies and coverage in effect as of the

          Closing Date shall be deemed to be reasonably satisfactory to the Agent). All policies covering the Collateral are, subject to the rights of any holders of Permitted Encumbrances holding claims senior to the Collateral Agent, to be made payable to the Collateral Agent, for the benefit of the Senior Secured Parties, in case of loss, under a standard non-contributory "mortgagee", "additional insured", "lender" or "secured party" clause and are to contain such other provisions as the Agent reasonably may require to fully protect the Collateral Agent's and the Senior Secured Parties' interests in the Collateral and to any payments to be made under such policies. All original policies or true copies thereof are to be delivered to the Collateral Agent, premium prepaid, with the loss payable endorsement in favor of the Collateral Agent, for the benefit of the Senior Secured Parties, and shall provide for not less than thirty (30) days prior written notice to the Collateral Agent of the exercise of any right of cancellation. Upon the occurrence and during the continuation of an Event of Default which is not waived, the Collateral Agent shall, subject to the rights of any holders of Permitted Encumbrances holding claims senior to the Collateral Agent, have the sole right, in the name of the Collateral Agent or the applicable Credit Party, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

               (b) Unless each Credit Party provides the Agent with evidence of the Required Insurance in the manner set forth in paragraph (a) above, the Agent and/or the Collateral Agent may purchase insurance at such Credit Party's expense to protect the interests of the Collateral Agent and the Senior Secured Parties in the Collateral. The insurance purchased by the Agent and/or the Collateral Agent may, but need not, protect the Credit Party's interests in the Collateral, and therefore such insurance may not pay any claim which a Credit Party makes or any claim which is made against a Credit Party in connection with the Collateral. A Credit Party may request that the Agent and/or the Collateral Agent cancel any insurance purchased by the Agent and/or the Collateral Agent, but only after providing the Agent and the Collateral Agent with satisfactory evidence that such Credit Party has the Required Insurance, whereupon Agent shall promptly cause such insurance purchased by Agent and/or Collateral Agent to be cancelled. If the Agent and/or the Collateral Agent, on behalf of the Senior Secured Parties, purchases insurance covering all or any portion of the Collateral, the Credit Parties shall be responsible for the costs of such insurance, including interest (at the applicable rate set forth hereunder) and other charges accruing on the purchase price therefor, until the effective date of the cancellation or the expiration of the insurance, and the Agent may charge all of such costs, interest and other charges of the Agent and or the Collateral Agent to the Revolving Loan Account. The costs of the premiums of any insurance purchased by the Agent and/or the Collateral Agent may exceed the costs of insurance which a Credit Party may be able to purchase on its own. In the event that the Agent and/or the Collateral Agent purchases insurance, the Agent and/or the Collateral Agent (as applicable) will notify the Borrower of such purchase within thirty
          (30) days after the date of such purchase. If, within thirty (30) days of the date of such notice, the Borrower or the applicable Credit Party provides the Agent and the Collateral Agent with proof that the applicable Credit Party had the Required Insurance as of the date on which the Agent and/or the Collateral Agent purchased insurance and such Credit Party has continued at all times thereafter to have the Required Insurance, then the Agent and/or the Collateral Agent shall cancel the insurance purchased by the Agent and/or the Collateral Agent and the Agent shall credit the Revolving Loan Account by the amount of all costs, interest and other charges associated with such insurance previously charged to the Revolving Loan Account. As more fully set forth in SECTION 7.1.8 of this Financing Agreement, Borrower shall furnish an officer's certificate with each of the financial statements required by SECTION 7.1.8(d) AND (e) of this Financing Agreement that no Credit Party has received notice of the cancellation of any of the property insurance policies required by this Financing Agreement (or if such notice has been received, Borrower shall describe what actions are being taken to renew or replace such insurance).

               (c) (i) In the event any part of the Collateral is condemned or damaged by fire or other casualty, the insurance or condemnation proceeds for such condemnation, damage or other casualty (the "CASUALTY PROCEEDS"), the Agent shall promptly apply such Casualty Proceeds to reduce the Revolving Loan.

                    (ii) So long as no Event of Default shall have occurred and remain outstanding, the Borrower may elect (for itself or on behalf of the other Credit Parties) (by delivering written notice to the Agent) to replace, repair or restore such Collateral to substantially the equivalent condition prior to such condemnation, fire or other casualty as set forth herein; provided that, (A) if the Collateral that was damaged or condemned constitutes a Designated Real Estate Property having a net book value not exceeding $2,000,000 (such property, a "NON-MATERIAL CASUALTY PROPERTY"), or (B) if the Borrower does not, or cannot, elect to use the Casualty Proceeds as set forth above, the Agent may, subject to the rights of any holders of Permitted Encumbrances holding claims senior to the Collateral Agent, apply the Casualty Proceeds to the payment of the Obligations in such manner and in such order as the Agent reasonably may elect and, if such casualty event pertains to a Designated Real Estate Property (other than any Excluded Real Estate Property), permanently reduce the Designated Real Estate Advance Amount by an amount equal to that which would reduce the Designated Real Estate Advance Amount if such affected Designated Real Estate Property was the subject of an Asset Sale as set forth in Section 4.2 of this Financing Agreement.

                    (iii) If the Borrower elects to use the Casualty Proceeds for the repair, replacement or restoration of any Collateral other than with respect to a Non-Material Casualty Property, (x) proceeds of insurance on the Collateral will be applied to the reduction of the Revolving Loans of the Borrower and (y) the Agent may set up an Availability Reserve for an amount equal to the proceeds referred to in clause (x) hereof. The reserve will be reduced dollar-for-dollar upon receipt of non-cancelable executed purchase orders, delivery receipts or contracts for the replacement, repair or restoration of the Collateral and disbursements in connection therewith. Prior to the commencement of any restoration, repair or replacement of the Collateral, the Borrower shall provide the Agent with a restoration plan and a total budget certified by an independent third party experienced in construction costing. If there are insufficient Casualty Proceeds to cover the cost of restoration as so determined, the Borrower or the applicable Credit Party shall be responsible for the amount of any such deficiency, and shall fund such deficiency before the reserve will be reduced. Only upon completion of restoration, which restoration shall be evidenced by a final, unqualified certification of the design architect employed, if any; an unconditional certificate of occupancy, if applicable; such other certification as may be required by law; or if none of the above is applicable, a written good faith determination of completion by the Borrower or the applicable Credit Party will, any reserve established hereunder be released by the Agent.

               (d) The Borrower agrees to pay any reasonable costs, fees or expenses which the Agent or the Collateral Agent may reasonably incur in connection herewith.

          7.1.3 TAXES. Each Credit Party agrees to pay, when due, all Taxes lawfully levied or assessed upon such Credit Party or the Collateral, including, without limitation, all sales taxes collected by such Credit Party on behalf of its customers in connection with sales of Inventory. If any Taxes remain unpaid after such date and the Lien, if any, securing such Taxes is not a Permitted Encumbrance, then the Agent may, at its election and without curing any Event of Default which may arise as a result thereof, (a) establish an Availability Reserve in the amount of such Taxes or (b) pay such taxes on behalf of the applicable Credit Party, and the amount paid by the Agent shall become an Obligation which is due and payable on demand by the Agent.

          7.1.4 COMPLIANCE WITH LAWS.

               (a) Each Credit Party agrees to comply with all acts, rules, regulations and orders of any Governmental Authority, if the failure to so comply would have a Material Adverse Effect, provided that such Credit Party may contest any acts, rules, regulations, orders and directions of such bodies or officials in any reasonable manner which will not, in the Agent's reasonable opinion, materially and adversely effect the Agent's, the Collateral Agent's or the Lenders' rights or priorities in the Collateral.

               (b) Without limiting the generality of paragraph (a) above, each Credit Party agrees to comply with all environmental statutes, acts, rules, regulations or orders, as presently existing or as adopted or amended in the future, applicable to the ownership and/or use of its real property and operation of its business, if the failure to so comply would have a Material Adverse Effect. Each Credit Party hereby indemnifies the Agent, the Collateral Agent and the Lenders, and agrees to defend and hold the Agent, the Collateral Agent and the Lenders harmless, from and against any and all loss, damage, claim, liability, injury or expense which the Agent, the Collateral Agent or the Lenders may sustain or incur in connection with any claim or expense asserted against the Agent or the Lenders as a result of (i) the non-compliance with any environmental law, (ii) the existence of any environmental pollution or hazardous material in, on, or about such Credit Party's owned or leased real property, (iii) any environmental clean-up of such Credit Party's owned or leased real property, (iv) any claim or expense which results from such Credit Party's operations (including, but not limited to, such Credit Party's off-site disposal practices) or (v) a breach of any representation, warranty or covenant contained in this Financing Agreement, whether based in tort, contract, implied or express warranty, strict liability, criminal statute or common law, including those arising from the joint, concurrent or comparative negligence of the Agent and the Lenders. This indemnification shall survive the termination of this Financing Agreement and the repayment of the Obligations.

          7.1.5 ENVIRONMENTAL MATTERS. Each Credit Party shall and shall cause each Person within its control to: (a) conduct its operations and keep and maintain all of its owned and leased real property in compliance with all applicable environmental laws and regulations and all environmental permits, other than noncompliance that could not reasonably be expected to have a Material Adverse Effect; (b) notify Agent promptly after such Credit Party becomes aware of any violation of applicable environmental laws and regulations or environmental permits or any release on, at, in, under, above, to, from or about any of its owned or leased real property that is reasonably likely to result in liabilities in excess of $250,000 or have a Material Adverse Effect; and (c) promptly forward to Agent a copy of any order, notice, request for information or any communication or report received by such Credit Party in connection with any such violation or release or any other matter relating to any applicable environmental laws or regulations or environmental permits that could reasonably be expected to result in liabilities in excess of $250,000 or have a Material Adverse Effect, in each case whether or not the Environmental Protection Agency or any Governmental Authority has taken or threatened any action in connection with any such violation, release or other matter. In addition, with respect to the Designated Real Estate Properties, each Credit Party shall permit the Collateral Agent, the Agent and their respective agents, representatives, and employees (who may also be accompanied by a representative of any Lender) upon reasonable prior notice to the Borrower, to inspect any Designated Real Estate Property during normal business hours and conduct such environmental and engineering studies as the Collateral Agent may require, provided that such inspections and studies shall not materially interfere with the use of the applicable Designated Real Estate Property. Notwithstanding anything to the contrary contained herein, no Credit Party shall be responsible for the costs or expenses of Agent or Collateral Agent in connection with any such inspection or studies of the Designated Real Estate Properties unless (1) such inspections or studies relate to events or occurrences at the Designated Real Estate Property believed by Agent or Collateral Agent to be in violation of any applicable environmental laws, regulations or permits, or (2) an Event of Default has occurred and is continuing.

          7.1.6 ADDITIONAL SUBSIDIARIES. Promptly, and in any event within thirty (30) days, upon any Person who is organized under the laws of any state or commonwealth of the United States (other than an Unrestricted Subsidiary or Excluded Subsidiary) becoming a Wholly Owned Subsidiary of the Borrower or any other Credit Party, the Borrower will (a) provide the Agent with written notice thereof, (b) cause such Person to execute a Joinder Agreement in substantially the same form as EXHIBIT C hereto and a Joinder Agreement in the form of EXHIBIT D hereto to the Intercompany Loan Agreement, (c) cause such Person to execute and deliver such Credit Documents as the Agent reasonably requests and (d) execute and deliver or cause such Person to execute and deliver such other documentation as the Agent may reasonably request in connection with the foregoing, including, without limitation, appropriate UCC-1 financing statements, acknowledgment agreements, certified resolutions and other organizational and authorizing documents of such Person and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above), all in form, content and scope reasonably satisfactory to the Agent.

          7.1.7 USE OF PROCEEDS; LOAN ACCOUNT. The Borrower will use Revolving Loans made and the Letters of Credit issued hereunder for the Credit Parties' general corporate and working capital purposes (including, without limitation, the payment of fees and expenses payable under SECTION 8 of this Financing Agreement). The Borrower will not, nor will it permit any other Credit Party to, use any of the proceeds of the Revolving Loans and/or Letters of Credit to purchase or carry any "margin stock" (as defined in Regulation U of the Federal Reserve Board, as in effect from time to time.

          7.1.8 FINANCIAL REPORTING. Until termination of the Financing Agreement and payment and satisfaction of all Obligations due hereunder, the Borrower or each Credit Party (as applicable) agrees that, unless the Agent and the Required Lenders shall have otherwise consented in writing:

               (a) the Borrower will furnish to the Agent (on its own behalf and on behalf of the Credit Parties), upon the creation of Accounts and the purchase of Inventory, solely for the Agent's convenience in maintaining records of the Accounts, such confirmatory schedules of Accounts (in form and substance satisfactory to the Agent) as the Agent reasonably may request, including, without limitation, monthly schedules of Accounts and monthly schedules of Inventory, all in form and substance satisfactory to the Agent, and such other appropriate reports designating, identifying and describing the Accounts and Inventory as the Agent reasonably may request;

               (b) (i) the Borrower will furnish to the Agent (on its own behalf and on behalf of the Credit Parties) in the collateral schedules provided to the Agent pursuant to SECTION 7.1.8(a) of this Financing Agreement, a disclosure of (x) all matters adversely affecting the value, enforceability or collectibility of the Credit Parties' Accounts in any material respect, and (y) all matters adversely effecting the value of Inventory in any material respect, all in such detail and form as the Agent reasonably may require, and (ii) as to any such other matters with respect to the Accounts that are reasonably likely to have a Material Adverse Effect, the Borrower shall promptly notify the Agent;

               (c) the Borrower will furnish to the Agent (on its own behalf and on behalf of the Credit Parties), in such detail as the Agent shall reasonably require, (i) at least once each month (or more frequently upon the Agent's reasonable request), a borrowing base certificate in form and substance satisfactory to the Agent, certified by the treasurer or chief financial officer (or any other authorized officer satisfactory to the Agent) of the Borrower ("Borrowing Base Certificate") together with (1) a summary GL report of Inventory by location and (2) a listing of Designated Real Estate Property together with either a net book value and/or appraised value for each such property, and (ii) on or before the fifteenth (15th) day of each month, an aged trial balance of all Accounts existing as of the last day of the preceding month, certified by the treasurer or the chief financial officer (or any other authorized officer satisfactory to the Agent) of the Borrower;

               (d) the Borrower will furnish to the Agent and the Lenders, within one hundred five (105) days after the end of each Fiscal Year of the Borrower, a Consolidated Balance Sheet as at the close of such year, and consolidated statements of profit and loss and cash flow of the Borrower for such year, audited by KPMG LLP or other independent public accountants selected by the Borrower and reasonably satisfactory to the Agent, together with the unqualified opinion of the accountants preparing such financial statements;

               (e) the Borrower will furnish to the Agent and the Lenders, within thirty (30) days after the end of each month (or within forty-five (45) days after the end of each month which pertains to the end of any fiscal quarter of Borrower), a Consolidated Balance Sheet as at the end of such preceding month, and consolidated statements of profit and loss and cash flow of the Borrower for such month and for the period commencing on the first day of the current Fiscal Year through the end of such month, certified by the treasurer or chief financial officer (or any other authorized officer satisfactory to the Agent) of the Borrower;

               (f)  [Intentionally Deleted]

               (g) Borrower (on its own behalf and on behalf of the Credit Parties) will furnish, from time to time, such information regarding the business affairs and financial condition of the Credit Parties as the Agent and the Lenders reasonably may request;

               (h) promptly upon becoming aware thereof, such Credit Party agrees to immediately provide Agent notice of (i) the effectiveness after the Closing Date of any law, governmental rule, regulation or order binding on such Credit Party, or any change or modification therein or in the interpretation, administration or application, thereof, or (ii) the cancellation, termination, rescission, revocation, suspension, impairment, or denial of renewal or other material modification of any license, authorization or permit to such Credit Party, or (iii) the renewal, on terms different from the terms of the license, authorization or permit so renewed, of any license, authorization or permit of such Credit Party, which in any case described in clause (i), (ii) and/or (iii) individually or in the aggregate, could reasonably be expected to materially adversely affect the economic or commercial value or usefulness of any Significant Entity's licenses, permits and economic or commercial value or usefulness of any Significant Entity's licenses, permits or authorizations in any state of the United States or materially impede the transfer of cash generated through operations of any Significant Entity's from one state of the United States to another such state through the cash management system described in SCHEDULE 3.4 hereto;

               (i) Borrower (on its own behalf and on behalf of the Credit Parties) will furnish to the Agent quarterly reports which detail any investment activity with respect to all Trust Funds in any Funds, and, from and after the date such reporting can be prepared by Borrower, the required minimum balances and actual balances on a Fund by Fund basis, any other information regarding required balances for any Fund that reflects a negative return for such Fund. The Borrower (on its own behalf and on behalf of the Credit Parties) shall immediately notify the Agent in writing whenever the Borrower or any Credit Party has reason to believe that a funding shortfall for any individual Fund exists and the Borrower (on its own behalf and on behalf of the Credit Parties) shall specify to the best of Borrower's ability the amount of such shortfall and applicable Credit Party's plan for rectifying such shortfall. Without limiting the right of the Agent to impose and adjust other Availability Reserves, the Agent shall be entitled to impose a special Availability Reserve in such amount as is determined in good faith by Agent to equal the funding shortfall to any Fund until sufficient evidence is provided to the Agent that such shortfall has been rectified;

               (j) the Borrower will furnish to the Agent and the Lenders, within ninety (90) days after the Closing Date, a Consolidated Balance Sheet as of the Closing Date, audited by KPMG LLP or other independent public accountants selected by the Borrower and reasonably satisfactory to the Agent (the "OPENING AUDITED BALANCE SHEET") together with a computation of Tangible Net Worth based on such Opening Audited Balance Sheet as of the Closing Date; and

               (k) the Borrower shall furnish to the Agent, (i) on or prior to February 15, 2002 a schedule in form and substance acceptable to the Agent detailing the ending intercompany loan balances outstanding under the Intercompany Loan Documents as of January 2, 2002 and (ii) within forty-five (45) days after the end of each calendar quarter occurring thereafter, a schedule in form and substance acceptable to the Agent detailing the ending intercompany loan balances outstanding under the Intercompany Loan Documents reflecting changes in such intercompany loan balances from the last day of the immediately preceding calendar quarter (or in the case of the first such quarterly report, reflecting changes in the intercompany loan balances as of January 2, 2002).

          Each financial statement which the Borrower is required to submit pursuant to SECTIONS 7.1.8(d) AND 7.1.8(e) of this Financing Agreement must be accompanied by an officer's certificate, signed by the treasurer or chief financial officer (or any other authorized officer satisfactory to the Agent) of the Borrower, pursuant to which such officer must certify that: (i) the financial statement(s) fairly and accurately reflect the Borrower's consolidated financial condition at the end of the particular accounting period, as well as the Borrower's consolidated operating results during such accounting period, subject to year-end audit adjustments; (ii) during the particular accounting period (x) there has occurred no Default or Event of Default under this Financing Agreement, or, if any such officer has knowledge that any such Default or Event of Default has occurred during such period, the existence of and a detailed description of same shall be set forth in such officer's certificate, and (y) no Credit Party received any notice of cancellation with respect to its property insurance policies; and (iii) the exhibits attached to such financial statement(s), if any, constitute detailed calculations showing compliance with all financial covenants contained in this Financing Agreement.

          Borrower's or any Credit Party's failure to promptly deliver to the Agent, Collateral Agent or the Lenders any schedule, report, statement or other information set forth in this SECTION 7.1.8 shall not affect, diminish, modify or otherwise limit the Agent's or the Collateral Agent's security interests in the Collateral.

          7.1.9 FINANCIAL COVENANTS

               (a) TANGIBLE NET WORTH. Unless otherwise consented to by the Required Lenders, the Borrower agrees to maintain on a consolidated basis at all times, a Tangible Net Worth of not less than $155,000,000 (the "REQUIRED TNW AMOUNT"); PROVIDED, that the Required TNW Amount shall be reset at an amount equal to 90% of the Tangible Net Worth of Borrower reflected on the Opening Audited Balance Sheet promptly following delivery of the same to Agent. Borrower, Credit Parties, Agent and Lenders hereby acknowledge and agree that Borrower and Agent shall be authorized to memorialize such new Tangible Net Worth amount applicable under this SECTION 7.1.9 by a written agreement without the requirement that the same include the signature of the Credit Parties and Lenders, respectively.

               (b) FIXED CHARGE COVERAGE RATIO. Unless otherwise consented to by the Required Lenders, the Borrower agrees to maintain, on a consolidated basis, a Fixed Charge Coverage Ratio, calculated for each of the periods set forth below, of not less than:

              Fiscal Period                                             Ratio
              -------------                                             -----

           1-month period ending January 31, 2002                      1.00:1
           2-month period ending February 28, 2002                     1.00:1
           3-month period ending March 31, 2002                        1.00:1
           4-month period ending April 30, 2002                        1.00:1
           5-month period ending May 31, 2002                           .90:1
           6-month period ending June 30, 2002                          .90:1
           7-month period ending July 31, 2002                          .90:1
           8-month period ending August 31, 2002                        .90:1
           9-month period ending September 30, 2002                     .90:1
          10-month period ending October 31, 2002                       .90:1
          11-month period ending November 30, 2002                      .90:1
          12-month period ending December 31, 2002                      .90:1

               (c)  CAPITAL EXPENDITURES.

               The Credit Parties, on a consolidated basis, shall not make Capital Expenditures during the following periods that exceed, in the aggregate, the amounts set forth opposite each of such periods:

                                                            Maximum Capital
          Period                                        Expenditures Per Period
          ------                                        -----------------------
          Calendar Year ending December 31, 2002              $40,000,000

          7.1.10 CORPORATE EXISTENCE. Borrower shall do or cause to be done all things necessary to, and will cause each Restricted Subsidiary to, preserve and keep in full force and effect its and its Restricted Subsidiaries' corporate, company or partnership existence and rights (charter and statutory), material licenses and/or material franchises; PROVIDED, HOWEVER, that Borrower and the Restricted Subsidiaries shall not be required to preserve any such existence, rights, licenses or franchises if Borrower or, in the case of any Restricted Subsidiary, such Restricted Subsidiary, shall reasonably determine that (a) the preservation thereof is no longer desirable in the conduct of the business of Borrower and its Restricted Subsidiaries taken as a whole and (b) the loss thereof is not materially adverse to either (i) Borrower and its Restricted Subsidiaries taken as a whole or (ii) the ability of Borrower to otherwise satisfy its obligations hereunder; and PROVIDED FURTHER that (x) Borrower and each Subsidiary may engage in the Restructuring Transactions and (y) in the event of any dissolution or liquidation of, and/or distribution of all or substantially all of the property of any Credit Party to the holder(s) of such Credit Party's Stock, Borrower and/or the applicable Credit Parties shall cause all non-cash proceeds to become subject to a first priority Lien in favor of the Agent or the Collateral Agent, as applicable, subject only to Permitted Encumbrances.

          7.1.11 POST-CLOSING COVENANTS.

               (a)  DESIGNATED REAL ESTATE PROPERTIES.

                    (i) The Credit Parties shall have met the conditions set forth in Section 2.1(c) of this Financing Agreement for (1) ninety percent (90%) of the aggregate book value of all Designated Real Estate Properties (as described on Schedule 6.5(c) hereto but excluding therefrom any Excluded Real Estate Properties) within twenty (20) days after the Closing Date and
               (2) ninety-eight percent (98%) of the aggregate book value of all Designated Real Estate Properties (as described on Schedule 6.5(c) hereto but excluding therefrom any Excluded Real Estate Properties) within sixty (60) days after the Closing Date; provided that, the Credit Parties shall use their best efforts to meet the conditions set forth in Section 2.1(c) of this Financing Agreement for the remaining two percent (2%) of the aggregate book value of the Designated Real Estate Properties (other than any Excluded Real Estate Properties) but shall not be deemed to be in violation of this section if such requirements are not met with respect to such remaining two percent (2%) of the Designated Real Estate Properties (other than any Excluded Real Estate Properties) if not accomplished prior to sixty (60) days after the Closing Date.

                    (ii)  For each Excluded Real Estate Property described on
               Part II of SCHEDULE 6.5(d) (the "PART II REAL ESTATE") the applicable Credit Party shall, within seventy-five (75) days after the Closing Date (except with respect to any such Excluded Real Estate Property sold to a third party prior to that date):
               (1) execute and deliver to the Collateral Agent a Mortgage and/or other documentation substantially similar to forms executed on or about the Closing Date granting to Collateral Agent a first priority Lien in such Part II Real Estate (subject to Permitted Encumbrances), in each case, in form and substance acceptable to the Collateral Agent, (2) deliver to the Collateral Agent a title insurance commitment or title report policy in form and substance satisfactory to the Agent with respect to such Part II Real Estate which reflects no Liens other than Permitted Encumbrances, and (3) if such Part II Real Estate is not in a state from which an opinion of counsel covering the form of Mortgage was previously issued to the Agent, deliver to the Agent an opinion of counsel in the State in which the Part II Real Estate is located in form and substance reasonably satisfactory to the Collateral Agent.

               (b) DELIVERY OF MERGER CERTIFICATES. The Credit Parties shall have met the condition set forth in SECTION 2.1(m) of this Financing Agreement for all of the mergers listed on ANNEX C attached hereto within fifteen (15) days after the Closing Date.

               (c) INTELLECTUAL PROPERTY. Promptly following the Closing Date, the Credit Parties shall cause all assignments and other instruments of transfer contemplated in connection with the Restructuring Transactions with respect to the Trademarks and Copyrights of the Credit Parties together with all applicable intellectual property Agreements in favor of Collateral Agent to be properly recorded with the United States Patent and Trademark Office and the United States Copyright Office of the Library of Congress and furnish evidence of such recordation to the Collateral Agent.

               (d) DELIVERY OF UPDATED SCHEDULES. Within forty-five (45) days after the Closing Date, the Credit Parties shall deliver to the Agent updated versions of Schedules 6.5(a), 6.5(b) and 6.5(e) to this Financing Agreement, which schedules shall include all cemetery and cemetery/funeral home combination properties owned or leased by the Credit Parties and all third-party locations of Collateral, as applicable.

               (e)  REORGANIZATION OF CERTAIN FOREIGN ENTITIES.  Within sixty
          (60) days of the Closing Date, Borrower and its Restricted Subsidiaries shall cause those mergers, consolidations and transfers contemplated in connection with the Restructuring Transactions with respect to all direct and indirect Subsidiaries of the Borrower organized in Canada, the United Kingdom and Puerto Rico, to be properly completed and shall furnish evidence of the consummation of such transactions to the Agent. In addition, not later than thirty
          (30) days following the Closing Date, Borrower shall cause (i) 65% of all outstanding Stock of its direct Puerto Rican Subsidiary to be delivered and pledged to Agent pursuant to the Pledge Agreement together with duly executed undated stock powers therefor and (ii) a legal opinion of local Puerto Rico's counsel with respect to the pledge of such Stock, in each case, in form and substance acceptable to the Agent.

               (f) GOOD STANDING AND CERTIFIED CORPORATE ORGANIZATIONAL DOCUMENTS; STOCK CERTIFICATES AND POWERS. Borrower shall use commercially reasonable efforts to promptly reach a settlement with the Department of Revenue in Tennessee ("DORT") with respect to post-petition taxes owing to DORT, promptly pay such settlement amount in full, once determined, and furnish to Agent good standing certificates for each Credit Party organized under the laws of the State of Tennessee promptly following the resolution and payment of such post-petition taxes. In addition, Borrower shall, within 30 days of the Closing Date, cause to be delivered to the Agent (i) a good standing certificate dated as of a date proximate to the Closing Date for each of the Credit Parties described on Part II SCHEDULE 7.1.11(f) hereto and (ii) organizational documents for each Credit Party described on Part I of SCHEDULE 7.1.11(f) hereto certified by the Secretary of State (or equivalent) of the jurisdiction in which such Credit Party is organized. In addition, Borrower shall, within 30 days of the Closing Date, cause to be delivered to Agent the original stock certificate and related blank stock power for all shares of S&H Properties and Enterprises, Inc.

               (g) DEPOSIT ACCOUNT AGREEMENTS. Borrower shall, within 15 days of the Closing Date, cause to be delivered to the Collateral Agent Deposit Account Agreements and/or Control Agreements, in each case in form and substance acceptable to the Collateral Agent executed by each of Borrower and each financial institution listed on SCHEDULE 7.1.11(g) hereto with respect to the accounts set forth below such financial institution's name on SCHEDULE 7.1.11(g) hereto.

               (h) LEGAL OPINIONS. Within 7 days of the Closing Date, Borrower shall use its best efforts to cause to be delivered to the Collateral Agent, in form and substance acceptable to the Collateral Agent each of the following: (i) updated opinions of Jones, Day, Reavis & Pogue with respect to perfection of fixture filings in the States of Maryland, Virginia, Georgia, Texas, Ohio and New York and (ii) other opinions of local counsel covering corporate, real estate and perfection matters in jurisdictions not being covered by the opinions of Jones, Day, Reavis & Pogue which were not released to Agent on or before the Closing Date.

               (i) LIENS ON DESIGNATED REAL ESTATE PROPERTIES. For each property listed on Schedule 7.1.11(i) as a property for which Borrower is required to obtain a release of the scheduled Liens, Borrower shall furnish updated title commitments, and/or other written evidence satisfactory to Agent for each such property, within the time provided on SCHEDULE 7.1.11(i) for such property, reflecting that all Liens of record described on SCHEDULE 7.1.11(i) for such property have been released and/or removed from title. Borrower shall use commercially reasonable efforts to cause all Liens encumbering properties described on SCHEDULE 7.1.11(i) as {RESERVE} or {EXCLUDED FROM BORROWING BASE} to be promptly removed and/or satisfied as soon as practicable following the Closing Date. In addition, within thirty (30) days following the end of each month, Borrower shall furnish a written status update of Borrower's progress in removing and/or satisfying all Liens of record with respect to the properties described on SCHEDULE 7.1.11(i). Upon receipt of evidence satisfactory to Agent that all Liens described on SCHEDULE 7.1.11(i) with respect to any Designated Real Estate Property have been satisfied and released of record, such Designated Real Estate Property shall be deemed eligible for inclusion in the Designated Real Estate Advance Amount and/or the applicable Availability Reserve pertaining to such Lien shall be released.

               (j) LIENS ON OTHER BORROWING BASE ASSETS. Within 30 days of the Closing Date, Borrower shall cause to be furnished to Agent for each Lien described on SCHEDULE 7.1.11(j) hereto, in each case in form and substance satisfactory to the Agent, (i) evidence that such Lien is no longer required by the applicable secured party to remain outstanding and that the same has been terminated and released or (ii) a written statement of the amount secured by such Lien acknowledged by the secured party.

               (k) PLEDGED NOTES. Within 30 days of the Closing Date, Borrower shall cause to be delivered to Collateral Agent the original promissory notes listed in items 5 through 10 on Schedule I {Instruments}to SCHEDULE 2.1(j) {Closing Checklist} to this Financing Agreement, together with duly executed endorsements in favor of the Collateral Agent.

     7.2 NEGATIVE COVENANTS.

          7.2.1 LIENS. Borrower shall not, nor shall Borrower permit any of its Restricted Subsidiaries to, mortgage, assign, pledge, transfer or otherwise permit any Lien, encumbrance or judgment, (whether as a result of a purchase money or title retention transaction, or other security interest, or otherwise) to exist on any of its assets or goods, whether real, personal or mixed, whether now owned or hereafter acquired, except for the Permitted Encumbrances.

          7.2.2 INDEBTEDNESS. Borrower shall not, nor shall Borrower permit any Restricted Subsidiary to, incur or create any Indebtedness other than the Permitted Indebtedness.

          7.2.3 SALE OF STOCK, ASSETS, COLLATERAL. Borrower shall not, nor shall Borrower permit any Restricted Subsidiary (other than Rose Hills Holdings Corp., a Delaware corporation, or any Subsidiary thereof) to, sell, lease, assign, transfer, convey, assign or otherwise dispose of any of its properties, assets or Collateral, including the Stock of any of its Subsidiaries (whether in a public or a private offering or otherwise) or any of its Accounts, other than (a) the sale of Inventory or cemetery lots in the ordinary course of business, (b) the sale of worn-out, obsolete or surplus Equipment in one or a series of transactions in respect of which the Borrower and/or the applicable Restricted Subsidiaries receive cash or other consideration with a fair market value of $100,000 or less, PROVIDED that the aggregate fair market value of the Equipment being sold shall not exceed $2,500,000 in any calendar year, (c) leases and subleases by any Restricted Subsidiary of an immaterial portion of real property owned or leased by such Restricted Subsidiary which do not adversely affect, in any material respect, the value of such real property, or (d) Asset Sales (other than in respect of any Disposition Properties or Excluded Real Estate Properties) for aggregate consideration not exceeding $10,000,000 in any calendar year and Asset Sales of any Disposition Properties or Excluded Real Estate Properties (without any annual cap) so long as, in the case of any such Asset Sale, (i) the Borrower or the relevant Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Stock or assets sold or otherwise disposed of,
     (ii) except with respect to the assets listed on SCHEDULE 7.2.3 hereto, at least 75% of such consideration consists of cash or Cash Equivalents; and
     (iii) all Net Cash Proceeds of any Asset Sale (other than in respect of a Disposition Property) while no Event of Default has occurred and remains continuing are (x) applied to repay and, at the election of the Borrower pursuant to SECTION 4.1 of this Financing Agreement or when required by
     SECTION 4.2 of this Financing Agreement, to permanently reduce the Line of Credit or (y) within 270 days of such Asset Sale, used to make investments in and/or acquire properties and assets that (I) replace the properties and assets that were the subject of such Asset Sale or in properties and assets that will be used in the business of Borrower and the other Restricted Subsidiaries as existing on the Closing Date or in businesses reasonably related thereto and (II) are pledged as additional Collateral for the Obligations; PROVIDED, that with the prior written consent of the Required Lenders, any such Net Cash Proceeds in excess of $10,000,000 in any Fiscal Year of the Borrower not applied to permanently reduce the Line of Credit pursuant to SECTION 4.1 OR 4.2 of this Financing Agreement or used under clause (y) hereof may be used, while no Event of Default shall have occurred and be continuing, to redeem, retire or otherwise prepay the Two-Year Notes and/or Senior Notes (or with respect to assets of Rose Hills Holding Corp., a Delaware corporation, or any of its Subsidiaries, to repay Indebtedness under the Rose Hills Credit Agreement or the Rose Hills Indenture) in accordance with Section 4.12 of the Two-Year Indenture and/or the Indenture, as applicable. So long as no Event of Default shall have occurred and be continuing, all Net Cash Proceeds in respect of any Asset Sale of any Disposition Property may be used to redeem the Two-Year Notes in accordance with Section 4.12 of the Two-Year Indenture, and, after payment in full of the Two-Year Notes, to redeem the Senior Notes in accordance with Section 4.12 of the Indenture; PROVIDED, that if any Event of Default shall have occurred and be continuing, all such all Net Cash Proceeds in respect of any Asset Sale of any Disposition Property shall be applied, at the option of Agent, to repay and/or cash collateralize the Obligations and permanently reduce the Line of Credit. Agent shall, or shall cause the Collateral Agent to, release its Lien upon any asset which is the subject of a sale permitted pursuant to this SECTION 7.2.3 so long as, with respect to any Asset Sale, the Agent and the Collateral Agent shall have received (a) prior to the occurrence and during the continuation of any Event of Default, an Asset Sale Certificate with respect to such Asset Sale or (b) from and after the occurrence and continuation of an Event of Default, either an Asset Sale Certificate or a Commercially Reasonable Sale Certificate with respect to such Asset Sale.

          7.2.4 MERGERS, SUBSIDIARIES, CHANGE OF NAME, TYPE OF ORGANIZATION. No Credit Party shall (a) form or acquire any new Subsidiary (other than in connection with a Permitted Acquisition or to the extent allowed hereunder under clause (k) of the definition of Permitted Investments), (b) merge with, consolidate with, acquire all or substantially all of the assets or Stock of, or otherwise combine with or acquire, any Person, (other than in connection with a Permitted Acquisition or to the extent allowed hereunder under clause (k) of the definition of Permitted Investments), PROVIDED, that a Credit Party (other than the Borrower) may merge into another Credit Party and any Credit Party may acquire all or substantially all of the assets or Stock of, or otherwise acquire any other Credit Party (other than the Borrower), (c) change its corporate name, state of organization or principal place of business without at least thirty (30) days prior written notice to the Collateral Agent, or (d) change the form of its organization from for-profit to non-profit.

          7.2.5 CAPITAL STRUCTURE AND BUSINESS. No Credit Party shall (a) make any changes in any of its business objectives, purposes or operations that could in any way materially adversely affect the repayment of the Revolving Loans or any of the other Obligations or could reasonably be expected to have or result in a Material Adverse Effect, (b) make any change in its equity structure as described in SCHEDULE 7.2.5 attached hereto, (unless permitted under SECTION 7.2.4 hereof) including the issuance or sale of any shares of Stock, warrants or other securities convertible into Stock or any revision of the terms of its outstanding Stock other than the conversion of the Ten-Year Notes into common stock of Borrower pursuant to the terms of the Ten-Year Indenture and the warrants issued pursuant to the Plan of Reorganization for common stock of Borrower; PROVIDED that the Borrower may issue or sell shares of its Stock for cash so long as (i) the proceeds thereof are applied as required by SECTION 4.2 of this Financing Agreement, and (ii) no Change of Control occurs after giving effect thereto, or (c) amend its charter or bylaws in a manner that would adversely affect Agent, Collateral Agent or Lenders or such Credit Party's duty or ability to repay the Obligations. No Credit Party shall engage in any business other than the businesses currently engaged the Credit Parties on the date hereof and those reasonably related thereto.

          7.2.6 GUARANTEED INDEBTEDNESS. No Credit Party shall assume, guarantee, endorse, or otherwise become liable upon the obligations of any Person, except (a) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (b) the Guaranty, (c) guarantees of the Senior Notes and the Other Notes and any Permitted Refinancing of the Senior Notes complying with the terms of
     SECTION 7.2.11 of this Financing Agreement, and (d) guarantees permitted by clause (n) of the definition of Permitted Indebtedness.

          7.2.7 INVESTMENTS. Borrower shall not, nor shall Borrower permit any of its Restricted Subsidiaries to, (a) make any advance or loan to, (b) or make or suffer to exist any investments, or commitment to invest in, any Person, or (c) acquire all or substantially all of the assets of, or any Stock, any Person, except for Permitted Investments.

          7.2.8 NO IMPAIRMENT OF INTERCOMPANY TRANSFERS. No Credit Party shall directly or indirectly enter into or become bound by any agreement, instrument, indenture or other obligation (other than this Financing Agreement, the other Credit Documents or the Senior Note Documents) that could directly or indirectly restrict, prohibit or require the consent of any Person with respect to the payment of dividends or distributions or the making or repayment of intercompany loans by such Credit Party or another Credit Party to a third Credit Party.

          7.2.9 AFFILIATE TRANSACTIONS. Borrower shall not, nor shall Borrower permit any Restricted Subsidiary to, without the prior written consent of the Required Lenders, enter into any transaction, including, without limitation, any purchase, sale, lease, loan or exchange of property, with any Affiliate unless (a) such transaction or series of related transactions are on terms that are no less favorable to Borrower or such Restricted Subsidiary than those which could have been obtained in a comparable transaction at such time from Persons who are not Affiliates of Borrower or such Restricted Subsidiary, and (b) with respect to a transaction or series of transactions involving aggregate payments or value equal to or greater than $25,000,000, the Borrower has obtained a written opinion from an Independent Financial Advisor stating that the terms of such transaction or series of transactions are fair to Borrower or such Restricted Subsidiary from a financial point of view; provided, however, that this covenant will not restrict Borrower or any Restricted Subsidiary from (i) paying dividends in respect of its Stock permitted under SECTION 7.2.10 of this Financing Agreement, (ii) paying reasonable and customary fees to directors of Borrower or any such Restricted Subsidiary who are not otherwise employees of Borrower or any Restricted Subsidiary, (iii) entering into transactions with its Restricted Subsidiaries or permitting its Restricted Subsidiaries from entering into transactions with the Borrower or other Restricted Subsidiaries of Borrower, (iv) creating employee stock ownership plans or similar benefit plans, (v) making loans or advances to officers, employees or consultants of Borrower or any Restricted Subsidiary for travel and moving expenses in the ordinary course of business for bona fide business purposes of Borrower or any Restricted Subsidiary, (vi) making other loans or advances to officers, employees or consultants of Borrower or any Restricted Subsidiary in the ordinary course of business for bona fide business purposes of Borrower or any Restricted Subsidiary not in excess of $1,000,000 in the aggregate at any one time outstanding, (vii) making payments to officers or employees of Borrower or any Restricted Subsidiary pursuant to obligations undertaken, at a time when such Persons were not officers or employees of Borrower or any Restricted Subsidiary, in connection with arms' length transactions involving the acquisition of Stock or assets from such Persons, or (viii) purchasing or redeeming of the Two-Year Notes or the Senior Notes to the extent permitted under SECTION
     7.2.3 of this Financing Agreement, or (ix) engaging in the Restructuring Transactions.

          7.2.10 DIVIDENDS AND DISTRIBUTIONS. No Credit Party shall declare, make or incur any liability to make any dividend or distribution, or any payment, declare or pay any dividend or distribution of any kind on, or purchase, acquire, redeem or retire, any of its equity interests (of any class or type whatsoever), whether now or hereafter issued and outstanding, other than distributions or payments to another Credit Party.

          7.2.11 PREPAYMENTS. Borrower shall not, nor shall Borrower permit any Restricted Subsidiary to, either directly or indirectly, voluntarily redeem, retire or otherwise pay prior to its scheduled maturity, or accelerate the maturity of, Indebtedness of Borrower or any Restricted Subsidiary; provided that, so long as no Event of Default shall have occurred and be continuing, Borrower or any Restricted Subsidiary may (a) redeem, retire and prepay the Two-Year Notes and Senior Notes as and when permitted under SECTION 7.2.3 hereof with Net Cash Proceeds of Asset Sales or the Senior Notes and the Other Notes as and when permitted pursuant to
     SECTION 4.2(b) hereof with net proceeds of any issuance of Stock by Borrower permitted by SECTION 7.2.5 hereof and (b) and may engage in a Permitted Refinancing of the Senior Notes provided that the Agent and the Collateral Agent shall have first received in form and substance reasonably acceptable to the Agent and the Collateral Agent (i) executed copies of all agreements, certificates and opinions of counsel which the Agent and Collateral Agent shall deem necessary or appropriate to cause the parties providing such Permitted Refinancing to become bound by the terms of the Collateral Agency Agreement, the Intercreditor and Subordination Agreement, the Guarantee and Inducement and Offset Agreement and any other agreement to which the Trustee and the Agent and/or Collateral Agent are a party, with such amendments and modifications thereto as may be deemed reasonably necessary by the Agent and the Collateral Agent to properly reflect the replacement of the Senior Notes by such Permitted Refinancing in such agreements and (ii) executed copies of all amendments and modifications to such of the other Credit Documents as the Agent and the Collateral Agent may deem necessary or appropriate to properly reflect the replacement of the Senior Notes by such Permitted Refinancing in such Credit Documents.

          7.2.12 NEGATIVE PLEDGE. No Credit Party will, enter into any agreement or other arrangement under the terms of which such Credit Party or any other Credit Party would be restricted from (a) performing its obligations under the Financing Agreement or any other Credit Document to which it is a party or (b) providing a guaranty to the Agent, the Lenders or an Issuing Bank.

          7.2.13 CHANGES RELATING TO MATERIAL CONTRACTS. No Credit Party shall change or amend the terms of the Senior Notes, the Other Notes or any Subordinated Debt (or any document, indenture or agreement in connection therewith) if the effect of such amendment is to: (a) increase the interest rate on such Senior Notes, Other Notes or Subordinated Debt; (b) change the dates upon which payments of principal or interest are due on such Senior Notes, Other Notes or Subordinated Debt other than to extend such dates;
     (c) change any default or event of default other than to delete or make less restrictive any default provision therein, or add any covenant with respect to such Senior Notes, Other Notes or Subordinated Debt; (d) change the redemption or prepayment provisions of such Senior Notes, Other Notes or Subordinated Debt other than to extend the dates therefor or to reduce the premiums payable in connection therewith; (e) grant any security or collateral to secure payment of such Other Notes or Subordinated Debt; (f) change the grant of any security of collateral to secure payment of such Senior Notes; (g) change or amend any other term if such change or amendment would materially increase the obligations of the Credit Party thereunder or confer additional material rights on the holder of such Senior

     Notes, Other Notes or Subordinated Debt in a manner adverse to any Credit Party, Agent or any Lender.

SECTION 8.    INTEREST, FEES, EXPENSES AND INCREASED COSTS

     8.1 INTEREST. Interest on the outstanding principal balance of the Revolving Loans shall be payable monthly on the first day of each month (or if such first day of the month is not a Business Day, the immediately preceding Business Day) and shall accrue at the following rates: (a) with respect to Chase Bank Rate Loans, a rate equal to the Chase Bank Rate PLUS the Applicable Chase Interest Rate Margin per annum set forth below on the average net principal balance of the Revolving Loans at the close of each day during such immediately preceding month, as reflected by the Borrower's Revolving Loan Account, (b) with respect to LIBOR Loans, a rate equal to the applicable LIBOR plus the Applicable LIBOR Interest Rate Margin per annum set forth below on the average principal balance of all such LIBOR Loans outstanding during such immediately preceding month, as reflected by the Borrower's Revolving Loan Account. All interest rates shall be calculated based on a 360-day year and actual days elapsed.

     As of the Closing Date until June 1, 2002, the Applicable Chase Interest Rate Margin and the Applicable LIBOR Interest Rate Margin (collectively, the "APPLICABLE MARGINS") are as follows:

     Applicable Chase Interest Rate Margin                                 1.00%
     Applicable LIBOR Interest Rate Margin                                 2.50%

     From and after June 1, 2002, the Applicable Margins shall be adjusted (up or down) prospectively on a quarterly basis as determined by Borrower's Aggregate Availability reflected on Borrower's most recent Borrowing Base Certificate. Adjustments in the Applicable Margins will be determined by reference to the following grids.

   -------------------------------------- ---------------------------------
          IF BORROWER'S AGGREGATE                     LEVEL OF
              AVAILABILITY IS:                   APPLICABLE MARGINS:
   -------------------------------------- ---------------------------------
              => $120 million                         Level I
   -------------------------------------- ---------------------------------
     => $90 million but < $120 million                Level II
   -------------------------------------- ---------------------------------
               < $90 million                          Level III
   -------------------------------------- ---------------------------------


-------------------------------------------- ------------------------------
                                                   APPLICABLE MARGINS
-------------------------------------------- --------- ---------- ---------
                                             LEVEL I   LEVEL II   LEVEL III
-------------------------------------------- --------- ---------- ---------
Applicable Chase Interest Rate Margin        0.50%     0.75%      1.00%
-------------------------------------------- --------- ---------- ---------
Applicable LIBOR Interest                    2.00%     2.25%      2.50%
Rate Margin
-------------------------------------------- --------- ---------- ---------

     All adjustments in the Applicable Margins after June 1, 2002 shall be implemented quarterly on a prospective basis, for each calendar month commencing at least 5 days after the date of delivery to Agent of a Borrowing Base Certificate for the monthly period immediately preceding the relevant adjustment date. Concurrently with the delivery of such Borrowing Base Certificate, Borrower shall deliver to Agent a certificate, signed by its chief financial officer, setting forth in reasonable detail the basis for the continuance of, or any change in, the Applicable Margins. Failure to timely deliver such Borrowing Base Certificate and related officer's certificate shall, in addition to any other remedy provided for in this Financing Agreement, result in an increase in the Applicable Margins to the highest level set forth in the foregoing grid, until the first day of the first calendar month following the delivery of such Borrowing Base Certificate demonstrating that such an increase is not required. If a Default or an Event of Default has occurred and is continuing at the time any reduction in the Applicable Margins is to be implemented, that reduction shall be deferred until the first day of the first calendar month following the date on which such Default or Event of Default is waived or cured.

     8.2 DEFAULT RATE. Upon the occurrence and during the continuance of an Event of Default, all Obligations shall, at the Agent's election at any time thereafter, bear interest at the Default Rate until such Event of Default is waived.

     8.3 LETTER OF CREDIT GUARANTY FEE.

          (a) In consideration of the issuance of any Letter of Credit Guaranty by the Agent or other assistance of the Agent in obtaining Letters of Credit pursuant to SECTION 5 of this Financing Agreement, the Borrower shall pay to the Agent, for the benefit of the Lenders, a Letter of Credit Guaranty Fee equal to two and one-half of one percent (2.50%) per annum on the face amount of each Letter of Credit. For each documentary Letter of Credit, the entire Letter of Credit Guaranty Fee shall be payable in advance, and for each standby Letter of Credit, the Letter of Credit Guaranty fee shall be payable monthly on the first day of each month in arrears.

          (b) Any and all charges, fees, commissions, costs and expenses charged to the Agent for the Borrower's account by an Issuing Bank in connection with, or arising out of, Letters of Credit or out of transactions relating thereto will be charged to the Borrower's Revolving Loan Account in full when charged to, or paid by the Agent, or as may be due upon any termination of this Financing Agreement hereof.

     8.4 OUT-OF-POCKET EXPENSES. The Borrower shall reimburse or pay the Agent and the Lenders on demand for all Out-of-Pocket Expenses.

     8.5 LINE OF CREDIT FEE. On the first day of each month, commencing on February 1, 2002, the Borrower shall pay to the Agent, for the benefit of the Lenders, the Line of Credit Fee.

     8.6 LOAN FACILITY FEE. To induce the Agent and the Lenders to enter into this Financing Agreement and to extend to the Borrower the Line of Credit, the Borrower shall pay to the Agent, for the benefit of the Lenders, a loan facility fee in the amount of $1,125,000 (LESS the amount of any commitment fee paid to Agent pursuant to the Commitment Letter).

     8.7 ADMINISTRATIVE MANAGEMENT FEE. On the Closing Date, the Borrower shall pay to the Agent, for its own account, an administrative management fee equal to $75,000 per year, to cover the costs of the Agent (excluding Out-of-Pocket Expenses) in connection with the routine administration, record keeping, analysis and evaluation of the Collateral, which shall be fully earned on the Closing Date.

     8.8 REVOLVING LOAN ACCOUNT CHARGES. The Borrower hereby authorizes the Agent to charge the Borrower's Revolving Loan Account with the amount of all payments due hereunder as such payments become due. Any amount charged to the Borrower's Revolving Loan Account shall be deemed a Chase Bank Loan hereunder and shall bear interest at the rate provided in SECTION 8.1 (or SECTION 8.2, if applicable) of this Financing Agreement. The Borrower confirms that any charges which the Agent may make to the Borrower's Revolving Loan Account as provided herein will be made as an accommodation to the Borrower and solely at the Agent's discretion.

     8.9 LIBOR.

          (a) The Borrower may elect to (i) use LIBOR as to any Revolving Loans, (ii) convert any Chase Bank Rate Loan to a new LIBOR Loan or (iii) continue any existing LIBOR Loan as a new LIBOR Loan on the last day of the Interest Period with respect to such existing LIBOR Loan, so long as (x) there exists no Default or Event of Default on the date on which such new LIBOR Loan is requested and on the first day of the Interest Period for such new LIBOR Loan, (y) the Borrower requests the new LIBOR Loan no later than three (3) Business Days preceding the first day of the Interest Period for such new LIBOR Loan (or three (3) Business Days prior to the expiration of the ending Interest Period, in the case of a continuation of an existing LIBOR Loan) and (z) the requested Interest Period for such LIBOR Loan is available in accordance with the provisions hereof. Any LIBOR election must be for at least $3,000,000 and, if greater, in integral multiples of $1,000,000, and there shall be no more than four (4) LIBOR Loans outstanding at one time. Elections for LIBOR Loans shall be irrevocable once made. Absent a timely election by the Borrower to use LIBOR for any loan, such loan shall be made to the Borrower as a Chase Bank Loan (and any existing LIBOR Loan automatically shall become a Chase Bank Loan at the end of the Interest Period with respect thereto).

          (b) Upon demand by Lenders, the Borrower shall pay to the Agent, for the benefit of the Lenders, such amount or amounts as shall compensate the Lenders for any loss, costs or expenses incurred by the Lenders (as reasonably determined by the Lenders) as a result of (i) any payment or prepayment on a date other than the last day of an Interest Period for such LIBOR Loan, (ii) any failure of the Borrower to borrow a LIBOR Loan on the date for such borrowing specified in the relevant notice to the Agent and
     (iii) any failure of the Borrower to pay to the Agent the principal of, or interest on, any LIBOR Loan when due, including, without limitation, any interest or fees payable by any Lender to lenders of funds obtained by such Lender to make or maintain any LIBOR Loans under this Financing Agreement. The determination by the Lenders of the amount of any such loss or expense, when set forth in a written notice to the Borrower containing the Lenders' calculations thereof in reasonable detail, shall be conclusive and binding upon the Borrower, in the absence of manifest error. Calculation of all amounts payable to the Lenders under this paragraph with regard to LIBOR Loans must be charged to the

     Borrower within one hundred eighty (180) days after such calculation is made by the applicable Lender and shall be made as though each Lender had actually funded the LIBOR Loans through the purchase of deposits in the relevant market and currency, as the case may be, bearing interest at the rate applicable to such LIBOR Loans in an amount equal to the amount of the LIBOR Loans and having a maturity comparable to the relevant interest period, provided that the Lenders may fund each of the LIBOR Loans in any manner the Lenders see fit and the foregoing assumption shall be used only for calculation of amounts payable under this SECTION 8.9(b).

          (c) Notwithstanding any other provision of this Financing Agreement to the contrary, so long as no Event of Default has occurred and remains outstanding, the Agent agrees to apply all proceeds of Collateral received by Agent, including the Accounts and all other amounts received by the Agent from or on behalf of any Credit Party initially to Chase Bank Rate Loans and then to LIBOR Loans, provided that if the aggregate outstanding principal amount of LIBOR Loans exceeds Availability or any other applicable limit set forth herein, the Agent may apply all proceeds of Collateral received by the Agent to the payment of the Obligations in such manner and in such order as the Agent may elect in its reasonable business judgment; PROVIDED further, that so long as no Event of Default has occurred and remains continuing, Borrower may (upon prior written notice to Agent and in lieu of incurring the costs described in SECTION 8.9(b) above) provide Agent with cash collateral in an amount equal to the unmatured portion of any outstanding LIBOR Loan which shall be held by Agent as cash collateral in a non-interest bearing account for application to such LIBOR Loan on the last day of the applicable Interest Period. If any proceeds of Collateral are applied to loans that are LIBOR Loans, such application shall be treated as a prepayment of such loans and the Lenders shall be entitled to indemnification hereunder. This indemnification shall survive the termination of this Financing Agreement and the repayment of the Obligations.

          (d) Notwithstanding any other provision of this Financing Agreement to the contrary, if any law, regulation, treaty or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for the Agent or any Lender to make or maintain LIBOR Loans as contemplated herein, the then outstanding LIBOR Loans so affected, if any, shall be converted automatically to loans accruing interest at the Chase Bank Rate at the end of the applicable Interest Period or such earlier date as may be required by such law, regulation, treaty or directive. The Borrower hereby agrees to pay to the Agent, for the benefit of the Lenders, on demand, any additional amounts necessary to compensate the Lenders for any costs incurred by the Lenders in making any conversion in accordance with this SECTION 8.9(d), including, without limitation, any interest or fees payable by any Lender to lenders of funds obtained by such Lender in order to make or maintain any LIBOR Loans under this Financing Agreement.

          (e) Notwithstanding any other provision of this Financing Agreement to the contrary, if by reason of any Regulatory Change (for purposes hereof "REGULATORY CHANGE" shall mean, with respect to any Lender, any change after the date of this Financing Agreement in United States federal, state or foreign law or regulations, or the adoption or making after such date of any interpretation, directive or request applying to a class of lenders including any Lender, whether or not having the force of law and whether or not failure to comply therewith would be unlawful), any Lender becomes subject to any material restrictions on the amount or category of liabilities or assets which it may hold, then, if such Lender so elects by notice to the Borrower, the obligation of such Lender to make or continue to make LIBOR Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect.

     8.10 TAXES.

          (a) Any and all payments by each Credit Party hereunder (including any payments made pursuant to SECTION 16 of this Financing Agreement) or under the Promissory Notes shall be made, in accordance with this SECTION 8.10, free and clear of and without deduction for any and all present or future Taxes excluding, in the case of Agent and each Lender, taxes imposed on or measured by net income or overall gross receipts and capital and franchise taxes imposed on it (all such excluded Taxes, hereinafter the "EXCLUDED TAXES"). If any Credit Party shall be required by law to deduct any Taxes (other than Excluded Taxes) from or in respect of any sum payable hereunder (including any sum payable pursuant to SECTION 16 of this Financing Agreement) or under the Promissory Notes, (i) the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 8.10) Agent or Lenders, as applicable, receive(s) an amount equal to the sum they would have received had no such deductions been made, (ii) such Credit Party shall make such deductions, and (iii) such Credit Party shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law. If the Agent so requests in writing, within 30 days after the date of any payment of Taxes, the applicable Credit Party shall furnish to Agent the original or a certified copy of a receipt evidencing payment thereof.

          (b) Each Credit Party that is a signatory hereto shall jointly and severally indemnify and, within ten (10) days of demand therefor, pay Agent and each Lender for the full amount of Taxes (including any Taxes imposed by any jurisdiction on amounts payable under this SECTION 8.10) (other than Excluded Taxes) paid by Agent or such Lender, as appropriate, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted.

          (c) Each Lender organized under the laws of a jurisdiction outside the United States (a "FOREIGN LENDER") shall provide to the Borrower and Agent a properly completed and executed IRS Form W-8ECI or Form W-8BEN or other applicable form, certificate or document prescribed by the IRS or the United States certifying as to such Foreign Lender's entitlement to exemption from United States withholding tax under an applicable statute or tax treaty with respect to all payments to be received by such foreign lender in respect of Obligations (a "CERTIFICATE OF EXEMPTION"). Any foreign Person that seeks to become a Lender under this Financing Agreement shall provide a Certificate of Exemption to the Borrower and Agent prior to becoming a Lender hereunder. No foreign Person may become a Lender hereunder if such Person fails to deliver a Certificate of Exemption in advance of becoming a Lender and any foreign Person which is a Lender which ceases to be entitled to exemption from United States withholding tax shall give prompt notice to Agent and Borrower.

     8.11 CAPITAL ADEQUACY; INCREASED COSTS; ILLEGALITY.

          (a) If any Lender shall have determined that any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by any Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law), in each case, adopted after the Closing Date, from any central bank or other Governmental Authority increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender and thereby reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder, then the Credit Parties shall from time to time upon demand by such Lender (with a copy of such demand to Agent) pay to Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to the amount of that reduction and showing the basis of the computation thereof submitted by such Lender to the Borrower and to Agent shall, absent manifest error, be final, conclusive and binding for all purposes. Notwithstanding the foregoing, Agent nor Lender shall be entitled to be reimbursed for any amounts under this Section 8.11(a) unless Agent and/or such Lender has requested payment of the same within one hundred eighty (180) days of the date Agent and/or Lender, as applicable, become aware of the occurrence of such amounts.

          (b) If, due to (i) the introduction of or any change in any law or regulation (or any change in the interpretation thereof) or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in each case adopted after the Closing Date, there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining any Revolving Loan, then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to Agent), pay to Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower and to Agent by such Lender, shall be conclusive and binding on the Credit Parties for all purposes, absent manifest error. Each Lender agrees that, as promptly as practicable after it becomes aware of any circumstances referred to above which would result in any such increased cost, the affected Lender shall, to the extent not inconsistent with such Lender's internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by the Credit Parties pursuant to this SECTION 8.11(b).

          (c) Within twenty (20) days after receipt by the Borrower of written notice and demand from any Lender (an "AFFECTED LENDER") for payment of additional amounts or increased costs as provided in SECTIONS 8.10(a), 8.11(a) OR 8.11(b), the Borrower may, at its option, notify Agent and such Affected Lender of its intention to replace the Affected Lender. So long as no Default or Event of Default has occurred and is continuing, the Borrower, with the consent of Agent (which consent may not be unreasonably withheld or delayed), may obtain, at Borrower's expense, a replacement Lender ("REPLACEMENT LENDER") for the Affected Lender, which Replacement Lender must be reasonably satisfactory to Agent. If the Borrower obtains a Replacement Lender within 90 days following notice of its intention to do so, the Affected Lender must sell and assign its right, title and interest in the Line of Credit to such Replacement

     Lender for an amount equal to Affected Lender's share of any amounts outstanding under the Line of Credit at that time and all accrued interest and fees with respect thereto through the date of such sale; PROVIDED, that the Borrower shall have reimbursed such Affected Lender for the additional amounts or increased costs that it is entitled to receive under this Financing Agreement through the date of such sale and assignment. Notwithstanding the foregoing, the Borrower shall not have the right to obtain a Replacement Lender if the Affected Lender rescinds its demand for increased costs or additional amounts within 15 days following its receipt of the Borrower's notice of intention to replace such Affected Lender. Furthermore, if the Borrower gives a notice of intention to replace and does not so replace such Affected Lender within 90 days thereafter, the Borrower's rights under this SECTION 8.11(c) shall terminate and the Borrower shall promptly pay all increased costs or additional amounts demanded by such Affected Lender pursuant to SECTIONS 8.10(a), 8.11(a) AND 8.11(b).

SECTION 9.    MINIMUM BALANCE REQUIREMENTS

     Notwithstanding anything to the contrary contained in this Financing Agreement or any other Credit Document to the contrary, the terms of this
SECTION 9 shall govern the terms of the Minimum L/C Draw Obligations (as defined below) and certain requirements relating to the Initial Letters of Credit. In the event of any conflict between the terms of this SECTION 9 and any other terms of this Financing Agreement or any other Credit Document, the terms of this SECTION 9 shall be deemed to govern. The central purpose of this SECTION 9 is to memorialize the Credit Parties', Agent's and Lenders' agreements with respect to mortgage recording tax obligations including interest and penalties (and any other attorneys' fees and other costs and expenses that Agent or Collateral Agent incurs in connection with calculation, determinations or payments of any of the foregoing) which may become due and owing or incurred or which the State of New York may assert are or may become due and owing or which Agent's or Collateral Agent's counsel at any time advises Agent may be due and owing or incurred during the term of this Financing Agreement with respect to any Mortgage(s) recorded in the State of New York securing the Initial Letters of Credit and related Obligations (the "NY MORTGAGE TAXES"). The Credit Parties, Agent and Lenders acknowledge and agree as follows:

          (a) Notwithstanding that the parties hereto believe that Section 1146(c) of the Bankruptcy Code exempts all Mortgages, including all Mortgages recorded in the State of New York from payment of any recordation or similar taxes, Credit Parties acknowledge and agree that Agent is entitled but not obligated to establish and maintain a special Availability Reserve in an initial amount of $250,000 to seek to ensure sufficient funds are available to satisfy any NY Mortgage Taxes that may arise from time to time with respect to Mortgages filed in the State of New York securing the Initial Letters of Credit and related Obligations (the "SPECIAL NY TAX RESERVE"). Agent shall be entitled to adjust the Special NY Tax Reserve from time to time during the term of this Financing Agreement to reflect the maximum amount of NY Mortgage Taxes which Agent determines may arise and shall make appropriate ratable reductions in the Special NY Tax Reserve if any payments of NY Mortgage Taxes are actually made (provided that Agent reasonably determines that such NY Mortgage Taxes will not need to be paid again) or any permanent reduction in the Designated Real Estate Advance Amount occurs as a result of the occurrence of any Minimum Balance Exception or Initial L/C Termination Event (as such terms are defined below).

          (b)  Except as expressly permitted pursuant to the terms of this
     SECTION 9, Borrower shall at all times cause all Obligations in respect of the Initial Letters of Credit to remain outstanding at all times until Borrower has paid and performed all Obligations under this Financing Agreement and all commitments to make any extensions of credit under this Financing Agreement have terminated. If any of the Initial Letters of Credit are drawn upon, the reimbursement obligation of Borrower in respect of such drawing (a "MINIMUM L/C DRAW OBLIGATION") shall not be repaid by Borrower or any other Credit Party or otherwise refinanced with the proceeds of a Revolving Loan but shall instead remain outstanding under this Agreement and be secured by all the Collateral and bear interest at the rate of interest from time to time then applicable to Revolving Loans constituting LIBOR Loans or Chase Bank Rate Loans, as applicable, under this Financing Agreement except to the extent that (i) Agent and/or the Required Lenders shall elect to require such Minimum L/C Draw Obligation to be repaid or (ii) no Default or Event of Default shall have occurred and be continuing, Borrower provides notice to Agent that it desires to repay the applicable Minimum L/C Draw Obligation and Borrower provides Agent with immediately available funds in an amount equal to the applicable Minimum L/C Draw Obligation (the exceptions set forth in clauses (i) and/or (ii) above, the "MINIMUM BALANCE EXCEPTIONS"). In the event any Minimum Balance Exception shall occur, the Designated Real Estate Advance Amount shall be automatically permanently reduced by the Ratable NY Portion (as defined below) applicable to the Minimum L/C Draw Obligation to which such Minimum Balance Exception relates. As used herein, "RATABLE NY PORTION" shall mean an amount equal to 25% of all or any lesser portion of any applicable Initial Letter of Credit with respect to which (x) a Minimum Balance Exception has been properly exercised, (y) repayment of any Minimum L/C Draw Obligation has occurred or (z) an Initial L/C Termination Event has occurred. For any Minimum L/C Draw Obligation outstanding from time to time under this Financing Agreement (i) Agent shall be entitled to cause to be paid (at Borrower's sole expense) or direct Borrower to cause to be paid all applicable NY Mortgage Taxes (in which event: (a) Borrower shall within five (5) Business Day take such actions (if any) as Agent shall require to facilitate such payment, and (b) any such payment may be funded by making an advance of Revolving Loans) and (ii) Borrower shall be entitled to select rates of interest applicable to LIBOR Loans or Chase Bank Rate Loans on the same terms and conditions as are applicable to Revolving Loans and Borrower shall have all other rights and obligations as are applicable to Revolving Loans. For purposes of clarity, all of the terms of SECTION 8 of this Financing Agreement are deemed to be incorporated in this Section by this reference and shall be deemed to apply to any Minimum L/C Draw Obligation to the same extent as a Revolving Loan as if the Minimum L/C Draw Obligation constituted Indebtedness outstanding under a Revolving Loan.

          (c) If any Initial Letter of Credit shall expire (without being extended before expiry) during the term of this Financing Agreement or, if, for any reason other than a drawing thereunder which results in a Minimum L/C Draw Obligation, any Initial Letter of Credit shall be reduced, cancelled or terminated (any such event, an "INITIAL L/C TERMINATION EVENT"), the Designated Real Estate Advance Amount shall be automatically permanently reduced by the Ratable NY Portion applicable to the face amount (or, in the case of a reduction of an Initial Letter of Credit, the amount of such reduction) of such Initial Letter of Credit subject to such Initial L/C Termination Event.

          (d) For purposes of applying any voluntary or mandatory prepayments under this Agreement or other proceeds of Collateral in respect of the Obligations, the Minimum L/C Draw Obligations shall be treated as an outstanding Obligation in respect of a Letter of Credit and not a Revolving Loan and shall not be required or permitted to be repaid but shall remain outstanding at all times (unless permitted to be paid in connection with the proper exercise of a Minimum Balance Exception); PROVIDED, that after the occurrence and during the continuation of a Default or Event of Default, Agent or the Required Lenders may elect to apply any voluntary or mandatory prepayments and/or other proceeds of Collateral to repayment of all or any portion of any Minimum L/C Draw Obligation. In the event of any such application by Agent or the Required Lenders, Agent shall (if permitted by law) provide prompt notice of the same to Borrower.

          (e) Credit Parties hereby agree that any Minimum L/C Draw Obligation outstanding under this Financing Agreement shall, upon the request of the Agent, be cash collateralized by the Credit Parties on the same terms and conditions as any other Letter of Credit whenever such cash collateralization obligations with respect to Letters of Credit arise under this Agreement.

          (f) The Credit Parties hereby represent, warrant, acknowledge and agree that all NY Mortgage Taxes, if any, due upon the recordation of the Mortgage(s) recorded in the State of New York on or about the Closing Date securing the Initial Letters of Credit and related Obligations have been paid and none shall remain payable upon such recordation. The Credit Parties hereby waive and release and agree not to assert any defense in any enforcement or foreclosure action in respect of any Collateral constituting Mortgages recorded in the State of New York based upon non-payment of NY Mortgage Taxes.

SECTION 10.   EVENTS OF DEFAULT AND REMEDIES

     10.1 EVENTS OF DEFAULT. Notwithstanding any other provision of this Financing Agreement to the contrary, the Required Lenders (acting through the Agent) may terminate this Financing Agreement immediately upon the occurrence of any of the following events (herein "EVENTS OF DEFAULT"):

          (a) the calling of a meeting of the creditors of any Credit Party for purposes of compromising the debts and obligations of the Borrower;

          (b) the failure of the Credit Parties, taken as a whole, to generally meet their debts as those debts mature;

          (c) (i) the commencement by any Alderwoods or any Significant Entity of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law; or
     (ii) the commencement against any Alderwoods or any Significant Entity of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceeding under any federal or state law by creditors of Alderwoods or any Significant Entity, but only if such proceeding is not contested by Alderwoods or any Significant Entity within ten (10) days and not dismissed and vacated within sixty (60) days of commencement, or any of the actions or relief sought in any such proceeding shall occur or be authorized by Alderwoods or any Significant Entity;

          (d) breach by any Credit Party of any warranty, representation, covenant or term contained herein (other than those referred to in SECTION 10.1(e) of this Financing Agreement), provided that such breach by such Credit Party of any of the warranties, representations, covenants or terms referred in this SECTION 10.1(d) shall not be deemed to be an Event of Default unless and until such breach shall remain unremedied to Agent's satisfaction for a period of twenty (20) days from the date of such breach;

          (e) breach by any Credit Party of any warranty, representation or covenant contained in any of SECTIONS 3.3 (other than the fourth sentence of SECTION 3.3), 3.4 OR 3.5, SECTION 4, SECTIONS 6.1 THROUGH 6.3 OR 6.5, SECTIONS 7.1.1, 7.1.2, 7.1.6, 7.1.8, 7.1.9, 7.1.10 or 7.1.11, SECTION 7.2
     or SECTION 9 of this Financing Agreement;

          (f) failure of any Credit Party to pay any of the Obligations on the due date thereof, provided that nothing contained herein shall prohibit the Agent from charging such amounts to the Borrower's Revolving Loan Account on the due date thereof;

          (g) any Credit Party shall (i) engage in any "prohibited transaction" as defined in ERISA, (ii) incur any "accumulated funding deficiency" as defined in ERISA, (iii) incur any "Reportable Event" as defined in ERISA,
     (iv) terminate any "Plan", as defined in ERISA or (v) engage in any proceeding in which the Pension Benefit Guaranty Corporation shall seek appointment, or is appointed, as trustee or administrator of any "Plan", as defined in ERISA; and with respect to this SECTION 10.1(g) such event or condition (x) remains uncured for a period of thirty (30) days from date of occurrence and (y) could, in the reasonable opinion of Agent, subject such Credit Party to any tax, penalty or other liability having a Material Adverse Effect;

          (h) any Credit Party fails or neglects to perform, keep or observe any representation, warranty, covenant or term of any of Credit Documents (other than any provision embodied in or covered by any other clause of this SECTION 10) and the same shall remain unremedied for 20 days or more;

          (i) A final judgment or judgments for the payment of money in excess of $7,500,000 in the aggregate at any time are outstanding against one or more of the Credit Parties and the same are not, within 30 days after the entry thereof, discharged or execution thereof stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay;

          (j) the occurrence of any default or event of default (after giving effect to any applicable grace or cure period) under any instrument or agreement evidencing Indebtedness of any Credit Party having a principal amount in excess of $7,500,000, including, without limitation, any documents relating to the Senior Notes and/or the Other Notes;

          (k) any Guarantor shall terminate the Guaranty or deny that it has any liability thereunder, or the Guaranty shall be declared null and void and of no further force and effect; or

          (l) (i) any law, governmental rule, regulation or order binding on any Credit Party, or any change or modification therein or in the interpretation, administration or application thereof, shall become effective after the date hereof, (ii) any license, authorization or permit of any Credit Party shall be canceled, terminated, rescinded, revoked, suspended, impaired, otherwise finally denied renewal or otherwise modified in any material respect, or (iii) any license, authorization or permit of any Credit Party shall be renewed on terms different from the terms of the license, authorization or permit so renewed, and occurrence of any such event or events described in clauses
     (i), (ii) and/or (iii), individually or in the aggregate, (a) adversely affects the economic or commercial value or usefulness of such Credit Party's licenses, permits and authorizations in any State of the United States in a manner which could reasonably be expected to have a Material Adverse Effect, (b) impedes the transfer of cash (other than cash required to be placed in trust pursuant to regulatory requirements materially consistent with those in effect on the Closing Date) generated through operations of any Credit Party from one State of the United States or another such State through the cash management system described on SCHEDULE 3.4 hereto in a manner which could reasonably be expected to have a Material Adverse Effect, or (c) could otherwise reasonably be expected to have a Material Adverse Effect.

     10.2 REMEDIES. Upon the occurrence and during the continuance of a Default or an Event of Default, at the option of the Agent and the Required Lenders, all loans, advances and extensions of credit provided for in SECTIONS 3 and 5 of this Financing Agreement thereafter shall be made in the Lenders' sole discretion, and the obligation of the Agent and the Lenders to make Revolving Loans and assist the Borrower in opening Letters of Credit shall cease unless such Default or Event of Default is waived. In addition, upon the occurrence and during the continuance of an Event of Default, the Agent may, at its option, and the Agent shall, upon the request of the Required Lenders, (a) declare all Obligations immediately due and payable; (b) charge the Borrower the Default Rate on all then outstanding or thereafter incurred Obligations in lieu of the interest provided for in SECTION 8.1 of this Financing Agreement; and (c) immediately terminate this Financing Agreement upon notice to the Borrower, provided that this Financing Agreement automatically shall terminate and all Obligations shall become due and payable immediately without any declaration, notice or demand by Agent, upon the occurrence of an Event of Default listed in
SECTION 10.1(c) of this Financing Agreement. The exercise of any option or remedy by Agent, the Collateral Agent or any Lender is not exclusive of any other option which may be exercised at any time by the Agent, the Collateral Agent or the Lenders.

     10.3 OTHER REMEDIES. Immediately upon the occurrence and during the continuance of an Event of Default, the Agent may, at its option, and the Agent shall, upon the request of the Required Lenders, to the extent permitted by applicable law, direct the Collateral Agent to (where applicable), or itself decide to, exercise any other remedies available to the Agent or the Collateral Agent (as applicable) pursuant to the terms of this Financing Agreement or any other Credit Document, including, without limitation: (a) removing from any premises where the same may be located any and all books and records, computer, electronic media and software programs associated with any Collateral (including electronic records, contracts and signatures pertaining thereto), documents, instruments and files, and any receptacles or cabinets containing same, relating to the Accounts, or the Agent or Collateral Agent may use, at the Credit Parties' expense, such of the Credit Parties' supplies or space at the Credit Parties' places of business or otherwise, as may be necessary to properly administer and control the Accounts or the handling of collections and realizations thereon; (b) bringing suit in the name of the applicable Credit Party or the Collateral Agent, on behalf of the Senior Secured Parties, and generally having all other rights respecting said Accounts, including, without limitation, the right to (i) accelerate or extend the time of payment, (ii) settle, compromise, release in whole or in part any amounts owing on any Accounts and (iii) issue credits in the name of the applicable Credit Party or the Collateral Agent, on behalf of the Senior Secured Parties; (c) selling, assigning and delivering the Collateral and any returned, reclaimed or repossessed merchandise with or without advertisement, at public or private sale, for cash, on credit or otherwise, at the Collateral Agent's and/or the Agent's sole option and discretion, and the Collateral Agent and/or the Agent may bid or become a purchaser at any such sale, free from any right of redemption, which right is hereby expressly waived by each of the Credit Parties; (d) foreclosing its security interests in the Collateral by any available judicial procedure, or take possession of any or all of the Inventory, Equipment and/or Other Collateral without judicial process, and entering any premises where any Inventory, Equipment and/or Other Collateral may be located for the purpose of taking possession of or removing the same, and (e) exercising any other rights and remedies provided in law, in equity, by contract or otherwise. The Collateral Agent and/or Agent shall have the right, without notice or advertisement, to sell, lease, or otherwise dispose of all or any part of the Collateral whether in its then condition or after further preparation or processing, in the name of the applicable Credit Party, the Collateral Agent, on behalf of the Senior Secured Parties or the Agent, on behalf of the Lenders (as applicable), or in the name of such other party as the Collateral Agent and/or Agent may designate, either at public or private sale or at any broker's board, in lots or in bulk, for cash or for credit, with or without warranties or representations, and upon such other terms and conditions as the Collateral Agent and/or Agent in its sole discretion may deem advisable, and the Collateral Agent, on behalf of the Senior Secured Parties and/or the Agent, on behalf of the Lenders (as applicable), shall have the right to purchase at any such sale. If any Collateral shall require rebuilding, repairing or maintenance or preparation, the Collateral Agent and/or Agent shall have the right, at its option, to do such of the aforesaid as is necessary, for the purpose of putting the Collateral in such salable form as the Collateral Agent and/or Agent shall deem appropriate. Each of the Credit Parties agrees, at the request of the Collateral Agent and/or the Agent, to assemble the Inventory and Equipment and to make it available to the Collateral Agent and/or Agent at the premises of any applicable Credit Party or elsewhere and make available to the Collateral Agent and/or the Agent at the premises and facilities of any applicable Credit Party for the purpose of the Collateral Agent's taking possession of, removing or putting the Inventory and Equipment in saleable form. However, if notice of intended disposition of any Collateral is required by law, it is agreed that ten
(10) days notice shall constitute reasonable notification and full compliance with the law. The enumeration of the foregoing rights is not intended to be exhaustive and the exercise of any right shall not preclude the exercise of any other rights which may exist in any of the other Credit Documents or under applicable law, all of which shall be cumulative. Without limiting the foregoing, the Mortgages and other documents relating to the Designated Real Estate Properties shall govern the rights and remedies of the Collateral Agent and the Senior Secured Parties with respect thereto.

SECTION 11.   TERMINATION

     This Financing Agreement and the Line of Credit shall terminate on the Termination Date. Notwithstanding the foregoing, (a) the Agent or the Required Lenders (acting through the Agent) may terminate the Financing Agreement immediately upon the occurrence of an Event of Default, provided that in the case of an Event of Default listed in SECTION 10.1(c) of this Financing Agreement, the Agent and the Lenders may regard the Financing Agreement as terminated and notice to that effect is not required, and (b) the Borrower may terminate this Financing Agreement and the Line of Credit prior to the Termination Date upon thirty (30) days' prior written notice to the Agent. All Obligations shall become due and payable as of any termination hereunder or under SECTION 10 of this Financing Agreement and, pending a final accounting, the Agent may withhold any balances in the Borrower's Revolving Loan Account (unless supplied with an indemnity satisfactory to the Agent) to cover all of the Obligations, whether absolute or contingent; provided that, if no amounts are outstanding with respect to Obligations, any positive balances in the Borrower's Revolving Loan Account shall be returned to the Borrower. All of the Agent's and the Lenders' rights, Liens and security interests shall continue after any termination until all Obligations have been paid and satisfied in full.

SECTION 12.   MISCELLANEOUS

     12.1 CREDIT PARTIES' WAIVERS; NO WAIVER BY LENDERS; ELECTION OF REMEDIES. Each Credit Party hereby waives diligence, demand, presentment, protest and any notices thereof as well as notices of nonpayment and acceleration. No waiver of any Event of Default by the Lenders shall be effective unless such waiver is in writing and signed by each of the Required Lenders. No delay or failure by the Agent, the Collateral Agent or the Lenders to exercise any right or remedy hereunder, whether before or after the happening of any Event of Default, shall impair any such right or remedy, or shall operate as a waiver of such right or remedy, or as a waiver of such Event of Default. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. No single or partial exercise by the Agent, the Collateral Agent or the Lenders of any right or remedy precludes any other or further exercise thereof, or precludes any other right or remedy.

     12.2 COMPLETE AGREEMENT; MODIFICATION. This Financing Agreement and the other Credit Documents constitute the complete agreement between the parties with respect to the subject matter thereof, may not be modified, altered or amended except as set forth in SECTION 14.9 of this Financing Agreement and shall bind and benefit the Borrower, the other Credit Parties, the Agent, the Collateral Agent, the Lenders and their respective successors and assigns. Any letter of interest, commitment letter or proposal letter between any Credit Party and Agent or any Lender or any of their respective Affiliates, predating this Financing Agreement and relating to a financing of substantially similar form, purpose or effect (other than the provisions of the Commitment Letter dated November 26, 2001 among the Borrower and the Agent which, by their express terms, are intended to survive the Closing Date) shall be superseded by this Financing Agreement and the other Credit Documents. Without limiting the foregoing, the Agent shall, promptly following the Closing Date, credit against the outstanding Obligations or refund to Borrower all unused portions of any fee and expense deposits funded by Borrower that are not needed to satisfy Out-of-Pocket Expenses.

     12.3 MAXIMUM AMOUNT OF INTEREST. In no event shall the Borrower, upon demand by the Agent for payment of any indebtedness relating hereto, by acceleration of the maturity thereof, or otherwise, be obligated to pay interest and fees in excess of the amount permitted by law. Regardless of any provision herein or in any agreement made in connection herewith, the Agent and the Lenders shall never be entitled to receive, charge or apply, as interest on any indebtedness relating hereto, any amount in excess of the maximum amount of interest permissible under applicable law. If the Agent or any Lender ever receives, collects or applies any such excess, it shall be deemed a partial repayment of principal and treated as such. If as a result, principal is paid in full, any remaining excess shall be refunded to the Borrower. This SECTION 12.3 shall control every other provision hereof and of any Credit Document.

     12.4 SEVERABILITY. If any provision hereof or of any other Credit Document is held to be illegal or unenforceable, such provision shall be fully severable, and the remaining provisions of the applicable agreement shall remain in full force and effect and shall not be affected by such provision's severance. Furthermore, in lieu of any such provision, there shall be added automatically as a part of the applicable agreement a legal and enforceable provision as similar in terms to the severed provision as may be possible.

     12.5 NOTICES. Except as otherwise herein provided, any notice or other communication required hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered when received by the recipient if hand delivered, sent by commercial overnight courier or sent by facsimile, or five (5) Business Days after deposit in the United States or Canadian mail, with proper first class postage prepaid and addressed to the party to be notified as follows:

          (a)  if to the Agent, at:

                    The CIT Group/Business Credit, Inc.
                    10 South LaSalle Street, 22nd Floor
                    Chicago, Illinois 60603
                    Attn: Regional Credit Officer
                    Facsimile: (312) 424-9740

                    with copies to:

                    Latham & Watkins
                    233 S. Wacker Drive
                    Suite 5800
                    Chicago, Illinois 60606
                    Attention:  Philip J. Perzek, Esq.
                    Facsimile:  (312) 993-9767

          (b)  if to the Borrower or to any other Credit Party at:

                    c/o Alderwoods Group, Inc.
                    2225 Sheppard Avenue E.
                    Atria North III
                    11th Floor
                    Toronto, Ontario
                    Canada M2J 5B5
                    Attention: Chief Financial Officer
                    Facsimile Number: (416) 498-2449

                    with copies to:

                    Alderwoods Group, Inc.
                    2225 Sheppard Avenue E.
                    Atria North III
                    11th Floor
                    Toronto, Ontario
                    Canada M2J 5B5
                    Attention: General Counsel
                    Facsimile Number: (416) 498-2466

          (c)  if to the Collateral Agent, at:

                    The CIT Group/Business Credit, Inc.
                    10 South LaSalle Street, 22nd Floor
                    Chicago, Illinois 60603
                    Attn: Regional Manager
                    Facsimile: (312) 424-9740

          (d) if to any Lender, at its address set forth below its signature to this Financing Agreement or its address specified in the Assignment Agreement executed by such Lender; or

          (e) to such other address as any party may designate for itself by like notice.

     12.6 JOINDER. The parties hereto acknowledge and agree that any Person that becomes a Credit Party after the date hereof is required to become a party hereto (the "NEW PARTY") at the time such New Party becomes a Credit Party. Upon the execution of a Joinder Agreement, the New Party shall be bound by all the terms and conditions hereof to the same extent as though such New Party had originally executed this Financing Agreement. The addition of the New Party shall not in any manner affect the obligations of the other parties hereto.

     12.7 INDEMNITY. Each Credit Party that is a signatory hereto shall jointly and severally indemnify and hold harmless each of Agent, Collateral Agent, Lenders and their respective Affiliates, and each such Person's respective officers, directors, employees, attorneys, agents and representatives (each, an "INDEMNIFIED PERSON"), from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including reasonable attorneys' fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) that may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Financing Agreement and the other Credit Documents and the administration of such credit, and in connection with or arising out of the transactions contemplated hereunder and thereunder and any actions or failures to act in connection therewith, including any and all environmental liabilities and legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Credit Documents (collectively, "INDEMNIFIED LIABILITIES") except for any Indemnified Liabilities arising out of or incurred in connection with any suit, action, proceeding or claim of or brought by any Credit Party which suit, action, proceeding or claim is finally determined in favor of a Credit Party by a court of competent jurisdiction; provided, that no such Credit Party shall be liable for any indemnification to an Indemnified Person to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results from that Indemnified Person's (or any of its Affiliate's) gross negligence or willful misconduct. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO ANY CREDIT DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER ANY CREDIT DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

     12.8 GOVERNING LAW. ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS FINANCING AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. EACH CREDIT PARTY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN COOK COUNTY, CITY OF CHICAGO, ILLINOIS, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE CREDIT PARTIES, AGENT, COLLATERAL AGENT AND LENDERS PERTAINING TO THIS FINANCING AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS FINANCING AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS, PROVIDED, THAT AGENT, COLLATERAL AGENT, LENDERS AND THE CREDIT PARTIES ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF COOK COUNTY, AND, PROVIDED, FURTHER, THAT NOTHING IN THIS FINANCING AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT OR COLLATERAL AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR

OF AGENT OR COLLATERAL AGENT. EACH CREDIT PARTY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH CREDIT PARTY HEREBY WAIVES ANY OBJECTION THAT SUCH CREDIT PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH CREDIT PARTY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH CREDIT PARTY AT THE ADDRESS SET FORTH IN SECTION 12.5 OF THIS FINANCING AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH CREDIT PARTY'S ACTUAL RECEIPT THEREOF OR FIVE (5) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

     12.9 WAIVER OF JURY TRIAL DISCLAIMER. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT DISPUTES ARISING HEREUNDER OR RELATING HERETO BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG THE AGENT, COLLATERAL AGENT, LENDERS, AND CREDIT PARTIES ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED IN CONNECTION WITH, THIS FINANCING AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO. IN NO EVENT WILL THE AGENT, THE COLLATERAL AGENT OR THE LENDERS BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL OR CONSEQUENTIAL DAMAGES.

SECTION 13.   AGREEMENTS REGARDING THE LENDERS

     13.1 AGENCY.

          (a) The Agent, on behalf of the Lenders, shall disburse all loans and advances to the Borrower, shall direct the Collateral Agent with respect to the Collateral and shall handle the repayment of all Obligations. It is understood that for purposes of advances to the Borrower and for purposes of this SECTION 13, the Agent will be using the funds of the Agent.

          (b) Unless the Agent shall have been notified in writing by any Lender prior to any advance to the Borrower that such Lender will not make the amount which would constitute its pro rata share of the borrowing on such date available to the Agent, the Agent may assume that such Lender shall make such amount available to the Agent on a Settlement Date, and in reliance upon such assumption, the Agent may make available to the Borrower a corresponding amount. A certificate of the Agent submitted to any Lender with respect to any amount owing under this subsection shall be conclusive, absent manifest error. If such Lender's pro rata share of such borrowing is not in fact made available to the Agent by such Lender on the Settlement Date, the Agent shall be entitled to recover such amount with interest thereon at the rate per annum applicable to Chase Bank Loans hereunder, on demand, from the Borrower, without prejudice to any rights which the Agent may have against such Lender hereunder. Nothing contained in this subsection shall relieve any Lender which has failed to make available its pro rata share of any borrowing hereunder from its obligation to do so in accordance with the terms hereof. In addition, nothing contained herein shall be deemed to obligate the Agent to make available to the Borrower the full amount of a requested advance when the Agent has any notice (written or otherwise) that any of the Lenders will not advance its pro rata share thereof.

     13.2 SETTLEMENT DATE. On each Settlement Date, the Agent and the Lenders shall each remit to the other, in immediately available funds, all amounts necessary so as to ensure that, as of the Settlement Date, the Lenders shall advanced their respective pro rata shares of all outstanding Obligations.

     13.3 ACCOUNT STATEMENTS. The Agent shall forward to each Lender, at the end of each month, a copy of the account statement rendered by the Agent to the Borrower.

     13.4 FEES AND INTERESTS. After the Agent's receipt of any interest and fees earned under this Financing Agreement, the Agent promptly will remit to the Lenders (a) their pro rata share of all fees to which the Lenders are entitled hereunder and (b) interest computed at the rate and as provided for in SECTION 8 of this Financing Agreement on all outstanding amounts advanced by the Lenders on each Settlement Date, prior to adjustment, that is subsequent to the last remittance by the Agent to the Lenders of the Borrower's interest.

     13.5 PARTICIPATIONS AND ASSIGNMENTS.

          (a) The Lenders may, with the prior written consent of the Agent, which consent will not unreasonably be withheld or delayed, sell to one or more commercial banks, commercial finance lenders or other financial institutions, participations in the loans and extensions of credit made and to be made to the Borrower hereunder. Such participant shall have no rights as a Lender hereunder, and notwithstanding the sale of any participation by a Lender, such Lender shall remain solely responsible to the other parties hereto for the performance of its obligations hereunder, and the Borrower, the Agent and the Lenders may continue to deal solely with such Lender with respect to all matters relating to this Financing Agreement and the transactions contemplated hereby. In addition, all amounts payable under this Financing Agreement to any Lender which sells a participation in accordance with this paragraph shall continue to be paid directly to such Lender and shall be determined as if such Lender had not sold any such participation.

          (b) The Lenders may also, with the prior written consent of the Agent, which consent will not be unreasonably withheld or delayed, assign to one or more commercial banks, commercial finance lenders or other financial institutions, all or a portion of their rights and obligations under this Financing Agreement (including, without limitation, its obligations under the Line of Credit and its rights and obligations with respect to Letters of Credit). Any such assignment shall (i) apply to the same pro rata share of such Lender's commitments and interests in the Revolving Loans and Letters of Credit and (ii) if such assignment is a partial assignment, be in a minimum principal amount of $5,000,000 and in integral multiples of $1,000,000 in excess thereof. Upon execution of an Assignment Agreement in the form of EXHIBIT B attached hereto and payment to the Agent of an assignment fee in the amount of $3,500 for each assignment, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such assignment, have the rights and obligations of the assigning Lender as the case may be hereunder and (ii) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by such Lender pursuant to such assignment, relinquish such Lender's rights and be released from its obligations under this Financing Agreement. If necessary, the Borrower agrees to execute any documents reasonably required to effectuate and acknowledge the assignments.

          (c) Subject to the provisions of SECTION 13.9 of this Financing Agreement, each Credit Party authorizes each Lender to disclose to any participant or purchasing lender any and all financial information in such Lender's possession concerning such Credit Party and its Affiliates which has been delivered to such Lender by or on behalf of such Credit Party pursuant to this Financing Agreement or which has been delivered to such Lender by or on behalf of the Credit Parties in connection with such Lender's credit evaluation of the Credit Parties and their Affiliates prior to entering into this Financing Agreement.

     13.6 NO OBLIGATION TO FUND. The Borrower hereby agrees that each Lender is solely responsible for funding its pro rata share of the Line of Credit and that neither the Agent nor any Lender shall be responsible for, nor assume any obligations for the failure of any Lender to make available, its pro rata share of the Line of Credit. Further, should any Lender refuse to make available its pro rata share of the Line of Credit, then any other Lender may, but without obligation to do so, increase, unilaterally, its pro rata share of the Line of Credit, in which event the Borrower shall be obligated to that other Lender.

     13.7 LAWSUITS. If the Agent, the Collateral Agent, the Lenders or any one of them is sued or threatened with suit by the Borrower, or by any receiver, trustee, creditor or any committee of creditors on account of any preference, voidable transfer or lender liability issue, alleged to have occurred or been received as a result of, or during the transactions contemplated under this Financing Agreement, then in such event any money paid in satisfaction or compromise of such suit, action, claim or demand and any expenses, costs and attorneys' fees paid or incurred in connection therewith, whether by the Agent, the Collateral Agent, the Lenders or any one of them, shall be shared proportionately by the Lenders. In addition, any costs, expenses, fees or disbursements incurred by outside agencies or attorneys retained by the Agent or the Collateral Agent to effect collection or enforcement of any rights in the Collateral, including enforcing, preserving or maintaining rights under this Financing Agreement shall be shared pro rata among the Lenders to the extent not reimbursed by the Borrower or from the proceeds of Collateral. The provisions of this paragraph shall not apply to any suits, actions, proceedings or claims that (a) predate the date of this Financing Agreement or (b) are based on transactions, actions or omissions that predate the date of this Financing Agreement.

     13.8 RIGHT OF SET-OFF. Each Credit Party authorizes each Lender, and each Lender shall have the right, without notice, after acceleration of the Obligations pursuant to the terms of this Financing Agreement, to set-off and apply against any and all property held by, or in the possession of such Lender, any of the Obligations owed to such Lender.

     13.9 CONFIDENTIAL INFORMATION. For the purposes of this SECTION 13.9, "CONFIDENTIAL INFORMATION" means all financial projections and all other information delivered to the Agent or any Lender by or on behalf of any Credit Party in connection with the transactions contemplated by or otherwise pursuant to this Financing Agreement that is proprietary in nature, provided that such term does not include information that (a) was publicly known or otherwise known to the Agent or the Lenders prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by the Agent or the Lenders or any Person acting on their behalf, (c) otherwise becomes known to the Agent or the Lenders other than through disclosure by any Credit Party or
(d) constitutes financial statements or reports delivered under SECTIONS 7.1.1 OR 7.1.8 of this Financing Agreement that are otherwise publicly available. The Agent and the Lenders will maintain the confidentiality of such Confidential Information in accordance with commercially reasonable procedures adopted by the Agent and the Lenders in good faith to protect confidential information of third parties delivered to them, provided that the Agent and the Lenders may deliver or disclose Confidential Information to (a) the Collateral Agent and their respective directors, officers, employees, agents, attorneys and Affiliates (to the extent such disclosure reasonably relates to the administration of the Line of Credit and the Collateral) who agree to hold confidential the Confidential Information substantially in accordance with the terms of this SECTION 13.9, (b) their respective financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this SECTION 13.9, (c) any other Lender, (d) any bank or other commercial lender to which the Agent or a Lender sells or offers to sell a portion of their rights and obligations under this Financing Agreement or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this SECTION 13.9), or (e) any other Person (including bank auditors and other regulatory officials) to which such delivery or disclosure is necessary or appropriate (i) to comply with compliance with any applicable law, rule, regulation or order,
(ii) in response to any subpoena or other legal requirement, or (iii) if an Event of Default has occurred and is continuing, to the extent the Agent may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under this Financing Agreement. Each Lender becoming a Lender subsequent to the initial execution and delivery of this Financing Agreement, by its execution and delivery of an Assignment Agreement, will be deemed to have agreed to be bound by, and to be entitled to the benefits of, this SECTION 13.9.

SECTION 14.   AGENCY

     14.1 APPOINTMENT OF AGENT.

          (a) Each Lender hereby irrevocably designates and appoints CIT to act as the Agent for the Lenders under this Financing Agreement and any ancillary Credit Documents, and irrevocably authorizes CIT, as Agent for such Lender, to take such action on its behalf under the provisions of this Financing Agreement and all ancillary documents, and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Financing Agreement and all ancillary documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Financing Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Financing Agreement and the ancillary documents or otherwise exist against the Agent.

          (b) The Agent may execute any of its duties under this Financing Agreement and all ancillary documents by or through agents or attorneys-in-fact and shall be entitled to the advice of counsel concerning all matters pertaining to such duties.

     14.2 DISCLAIMER. Neither the Agent nor any of its officers, directors, employees, agents, or attorneys-in-fact shall be (a) liable to any Lender for any action lawfully taken or omitted to be taken by the Agent or such Person under or in connection with the Financing Agreement and all ancillary documents (except for its or such Person's own gross negligence or willful misconduct), or
(b) responsible in any manner to any of the Lenders for (i) any recitals, statements, representations or warranties made by any Credit Party or any officer thereof contained in this Financing Agreement or in any ancillary document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Financing Agreement, (ii) the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Financing Agreement or any other Credit Document or (iii) any failure of any Credit Party to perform its obligations hereunder or under any other Credit Document. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Financing Agreement or any ancillary document, or to inspect the properties, books or records of any Credit Party.

     14.3 AGENT'S RELIANCE, ETC. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation reasonably believed by the Agent to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Credit Parties), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Financing Agreement and all ancillary documents unless the Agent (a) shall first receive such advice or concurrence of the Lenders or the Required Lenders, as the case may be, as the Agent deems appropriate, or (b) shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by the Agent by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Financing Agreement and all ancillary documents in accordance with a request of all Lenders or the Required Lenders, as the case may be, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

     14.4 NOTICE OF DEFAULT OR EVENT OF DEFAULT. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender or the Borrower describing such Default or Event of Default. If the Agent receives such a notice, the Agent shall promptly give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Lenders or Required Lenders, as the case may be; provided that unless and until the Agent shall have received such direction, the Agent may (but shall not be obligated to) in the interim take such action, or refrain from taking such action, with respect to such Default or Event of Default as the Agent shall deem advisable and in the best interests of the Lenders.

     14.5 INDEPENDENT LENDER CREDIT DECISION. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents or attorneys-in-fact has made any representations or warranties to such Lender, and agrees that no act by the Agent hereinafter taken, including any review of the affairs of any Credit Party, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that such Lender has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as such Lender has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of any Credit Party and made its own decision to enter into this Financing Agreement. Each Lender also represents to the Agent that such Lender will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as such Lender shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under the Financing Agreement and to make such investigation as such Lender deems necessary to inform itself as to the business, operations, property, financial and other condition or creditworthiness of any Credit Party. The Agent, however, agrees to provide the Lenders with copies of all financial statements, projections and business plans which come into the possession of the Agent.

     14.6 INDEMNIFICATION. The Lenders agree to indemnify the Agent (to the extent not reimbursed by the Credit Parties and without limiting the obligation of the Credit Parties to do so) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time be imposed on, incurred by or asserted against the Agent or the Collateral Agent in any way relating to or arising out of (a) this Financing Agreement or any Credit Document, or any documents contemplated by or referred to herein, (b) the transactions contemplated hereby or (c) any action taken or omitted by the Agent or the Collateral Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's or the Collateral Agent's gross negligence or willful misconduct. The agreements of the Lenders set forth in this paragraph shall survive the termination of this Financing Agreement and the repayment of the Obligations.

     14.7 AGENT IN ITS CAPACITY AS LENDER. The Agent may make loans to, and generally engage in any kind of business with the Credit Parties as though the Agent were not the Agent hereunder. With respect to loans made or renewed by the Agent, or loan obligations hereunder as Lender, the Agent shall have the same rights and powers, duties and liabilities under this Financing Agreement as any Lender and may exercise the same as though it was not the Agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacities.

     14.8 SUCCESSOR AGENT AND SUCCESSOR COLLATERAL AGENT. The Agent may resign as the Agent upon 30 days' notice to the Lenders and such resignation shall be effective upon the appointment of a successor Agent. The Collateral Agent may resign in accordance with SECTION 2.7 of the Collateral Agency Agreement. If the Agent shall resign as Agent, and/or the Collateral Agent shall resign as Collateral Agent then the Required Lenders promptly shall appoint a successor to the Agent and/or the Collateral Agent (as applicable), whereupon such successor shall succeed to the rights, powers and duties of the Agent and/or the Collateral Agent (as applicable), and the term "Agent" and/or "Collateral Agent" (as applicable) shall mean such successor effective upon its appointment, provided that, unless any successor Collateral Agent is also the successor Agent, the consent provisions of SECTION 2.7 of the Collateral Agency Agreement must be observed. Upon such appointment, the former Agent's and/or Collateral Agent's (as applicable) rights, powers and duties as Agent and/or Collateral Agent (as applicable) shall be terminated, without any other or further act or deed on the part of such former Agent and/or Collateral Agent (as applicable) or any of the parties to this Financing Agreement. After any Agent's resignation hereunder, the provisions of this SECTION 14 shall inure to its benefit as to any actions taken or omitted to be taken by it while acting as the Agent.

     14.9 AMENDMENTS; OVERADVANCES. Notwithstanding anything contained in this Financing Agreement to the contrary, the Agent will not, without the prior written consent of all Lenders: (a) amend the Financing Agreement to (i) increase the Line of Credit, (ii) reduce the interest rates provided for in
SECTION 8 of this Financing Agreement, (iii) reduce or waive (x) any fees in which the Lenders share hereunder or (y) the repayment of any Obligations due the Lenders, (iv) extend the maturity of the Obligations or (v) alter or amend
(x) this SECTION 14.9 or (y) the definitions of "Availability", "Availability Reserve", "Borrowing Base", "Eligible At-Need Accounts Receivable, "Eligible Pre-Need Accounts Receivable, "Eligible Pre-Arranged Accounts Receivable", "Eligible Inventory" or "Required Lenders"; (b) release Collateral having a book value of more than $2,000,000 in any Fiscal Year of the Borrower or pursuant to an Asset Sale permitted under this Financing Agreement; or (c) intentionally make any Revolving Loan or assist in opening any Letter of Credit hereunder, if after giving effect thereto the aggregate amount of Revolving Loans and the face amount of all outstanding Letters of Credit made or issued hereunder would exceed the lesser of the Line of Credit or one hundred and ten percent (110%) of the Borrowing Base of the Borrower. In all other respects the Agent is authorized to take or to refrain from taking any action which the Agent, in its reasonable discretion, deems to be advisable and in the best interest of the Lenders (including, without limitation, the making of loans and the issuance of Letters of Credit on behalf of the Lenders from and after a Default or

Event of Default, the making of an Overadvance and/or the termination of the Financing Agreement upon the occurrence of an Event of Default), unless this Financing Agreement specifically requires the Borrower or the Agent to obtain the consent of, or act at the direction of, the Required Lenders or the Required Lenders direct the Agent in writing to refrain from taking such action.

     14.10 FAILURE TO RESPOND. If any Lender's consent is required pursuant to the provisions of this Financing Agreement and such Lender does not respond to any request by the Agent for such consent within 10 days after such request is made to such Lender, such failure to respond shall be deemed a consent. In addition, if any Lender declines to give its consent to any request for consent to a course of action requiring the consent of all Lenders, the Lenders hereby mutually agree that the Agent and/or any other Lender shall have the right (but not the obligation) to purchase such Lender's pro rata share of the Obligations for the full amount thereof as of the date of such purchase.

SECTION 15.   COLLATERAL AGENCY AGREEMENT

     15.1 APPOINTMENT OF COLLATERAL AGENT. Each Lender hereby irrevocably designates and appoints CIT to act as the Collateral Agent for the Lenders under the Collateral Agency Agreement and the Credit Documents, and irrevocably authorizes CIT, as Collateral Agent for such Lender, to take such action on its behalf under the provisions of the Collateral Agency Agreement and all the Credit Documents, and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of the Collateral Agency Agreement and the Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Financing Agreement, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth in the Collateral Agency Agreement or in any other Credit Document to which the Collateral Agent is a party, or any fiduciary relationship with any Lender and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Financing Agreement and the ancillary documents or otherwise exist against the Collateral Agent.

     15.2 AUTHORITY OF AGENT TO DIRECT COLLATERAL AGENT. Each Lender hereby authorizes the Agent to direct the Collateral Agent, on behalf of such Lender, whenever the Lenders shall be entitled to direct the Collateral Agent to take any action with respect to the Collateral under the provisions of the Collateral Agency Agreement or any Credit Document.

SECTION 16.   GUARANTY

     16.1 GUARANTY

          (a) Each Guarantor hereby agrees that such Guarantor is jointly and severally liable for, and hereby absolutely and unconditionally guarantees to Agent, Collateral Agent and Lenders and their respective successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Obligations owed or hereafter owing to Agent, Collateral Agent and Lenders, free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholding, restrictions or conditions of any kind (other than Excluded Taxes). Each Guarantor agrees that its guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection, that its obligations under this SECTION 16 shall not be discharged until payment and performance, in full, of the Obligations has occurred, and that its obligations under this
     SECTION 16 shall be absolute and unconditional, irrespective of, and unaffected by:

               (i) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Financing Agreement, any other Credit Document or any other agreement, document or instrument to which any Guarantor is or may become a party;

               (ii) the absence of any action to enforce this Financing Agreement (including this Section 16) or any other Credit Document or the waiver or consent by Agent, Collateral Agent and Lenders with respect to any of the provisions thereof;

               (iii) the existence, value or condition of, or failure to perfect its Lien against, any security for the Obligations or any action, or the absence of any action, by Agent, Collateral Agent and Lenders in respect thereof (including the release of any such security);

               (iv)  the insolvency of any Credit Party; or

               (v) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

          (b) Each Guarantor acknowledges and agrees that the Revolving Loans and Letters of Credit provided by the Agent and the Lenders pursuant to this Agreement benefit the Credit Parties in that pursuant to the Intercompany Loan Documents, Borrower agrees to provide loans and financial accommodations to and for the benefit of the Credit Parties with the proceeds of Collateral and the Revolving Loans and Letters of Credit provided under this Financing Agreement. Borrower and the other Credit Parties represent and warrant to the Agent and the Lenders that the Credit Parties are engaged in an integrated operation that requires financing to be provided on a consolidated basis such that the Borrower will be able to make Intercompany Loans available from time to time to each of the Credit Parties as required for the continued successful operation of each Credit Party. Each Credit Party expects to derive benefit, directly or indirectly, from such Intercompany Loan availability because the successful operation of each Credit Party is dependent on the continued successful performance of the functions of the integrated group. The Borrower and the other Credit Parties have informed the Agent that (i) the Borrower, to increase the efficiency and productivity of each other Credit Party, has centralized a cash management system as described in SCHEDULE 3.4 hereto that entails, in part, central disbursement and operating accounts in which it provides the working capital needs of each other Credit Party and manages and timely pays the accounts payable of each other Credit Party, (ii) the Borrower is further enhancing the operating efficiencies of the other Credit Parties by purchasing, or causing to be purchased, in its name for its account all materials, supplies, inventory and services required by the other Credit Parties that will result in reducing the operating costs of the other Credit Parties and (iii) because all of the Credit Parties are now engaged in an integrated operation that requires financing on an integrated basis and because each Credit Party expects to benefit from the continued successful performance of such integrated operations and in order to best utilize the collective borrowing powers of each Credit Party in the most effective and cost efficient manner and to avoid adverse effects on the operating efficiencies of each Credit Party and the existing back-office practices of the Credit Parties, each Credit Party has requested that all loans and advances be disbursed solely upon the request of the Borrower and to bank accounts managed solely by the Borrower and that the Borrower will manage for the benefit of each Credit Party the expenditure and usage of such funds.

          Each Guarantor shall be regarded, and shall be in the same position, as principal debtor with respect to the Obligations guaranteed hereunder.

     16.2 WAIVERS BY GUARANTORS. Each Guarantor expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel Agent, Collateral Agent or Lenders to marshall assets or to proceed in respect of the Obligations guaranteed hereunder against any Credit Party, any other party or against any security for the payment and performance of the Obligations before proceeding against, or as a condition to proceeding against, such Guarantor. It is agreed among each Guarantor, Agent, and Lenders that the foregoing waivers are of the essence of the transaction contemplated by this Financing Agreement and the other Credit Documents and that, but for the provisions of this SECTION 16 and such waivers, Agent and Lenders would decline to enter into this Financing Agreement.

     16.3 BENEFIT OF GUARANTY. Each Guarantor agrees that the provisions of this SECTION 16 are for the benefit of Agent, Collateral Agent and Lenders and their respective successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any other Guarantor and Agent, Collateral Agent or Lenders, the obligations of such other Guarantor under the Credit Documents.

     16.4 WAIVER OF SUBROGATION, ETC. Notwithstanding anything to the contrary in this Financing Agreement or in any other Credit Document, and except as set forth in SECTION 16.7 of this Financing Agreement, each Guarantor hereby expressly and irrevocably waives any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor. Each Guarantor acknowledges and agrees that this waiver is intended to benefit Agent, Collateral Agent and Lenders and shall not limit or otherwise affect such Guarantor's liability hereunder or the enforceability of this
SECTION 16, and that Agent, Collateral Agent, Lenders and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this SECTION 16.4.

     16.5 ELECTION OF REMEDIES. If Agent, Collateral Agent or any Lender may, under applicable law, proceed to realize its benefits under any of the Credit Documents giving Agent, Collateral Agent or such Lender a Lien upon any Collateral, whether owned by any Guarantor or by any other Person, either by judicial foreclosure or by non-judicial sale or enforcement, Agent,

Collateral Agent or any Lender may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this SECTION 16. If, in the exercise of any of its rights and remedies, Agent, Collateral Agent or any Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Guarantor or any other Person, whether because of any applicable laws pertaining to "election of remedies" or the like, each Guarantor hereby consents to such action by Agent, Collateral Agent or such Lender and waives any claim based upon such action, even if such action by Agent, Collateral Agent or such Lender shall result in a full or partial loss of any rights of subrogation that each Guarantor might otherwise have had but for such action by Agent or such Lender. Any election of remedies that results in the denial or impairment of the right of Agent, Collateral Agent or any Lender to seek a deficiency judgment against any Guarantor shall not impair any other Guarantor's obligation to pay the full amount of the Obligations. If Agent, Collateral Agent or any Lender bid at any foreclosure or trustee's sale or at any private sale permitted by law or the Credit Documents, Agent, Collateral Agent or such Lender may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by Agent, Collateral Agent or such Lender but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether Agent, Collateral Agent or Lender or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this SECTION 16, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Agent or any Lender might otherwise be entitled but for such bidding at any such sale.

     16.6 LIMITATION. Notwithstanding any provision contained herein or in the Guaranty Inducement and Offset Agreement to the contrary, each Guarantor's liability under this SECTION 16 shall be limited to an amount not to exceed as of any date of determination the greater of:

          (a) the net amount of all Revolving Loans and/or Letters of Credit provided under this Financing Agreement which were re-loaned or otherwise transferred to, or for the benefit of, such Credit Party; and

          (b) the amount that could be claimed by Agent, Collateral Agent and Lenders from such Guarantor under this SECTION 16 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, such Guarantor's right of contribution and indemnification from each other Guarantor under SECTION
     16.7 of this Financing Agreement.

     16.7 CONTRIBUTION WITH RESPECT TO GUARANTY OBLIGATIONS.

          (a)  To the extent that any Guarantor shall make a payment under this
     SECTION 16 of all or any of the Obligations (a "GUARANTOR PAYMENT") that, taking into account all other Guarantor Payments then previously or concurrently made by any other Guarantor, exceeds the amount that such Guarantor would otherwise have paid if each Guarantor had paid the aggregate Obligations satisfied by such Guarantor Payment in the same proportion that such Guarantor's

     "Allocable Amount" (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Guarantors as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Obligations and termination of the Line of Credit, such Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Guarantor for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

          (b) As of any date of determination, the "Allocable Amount" of any Guarantor shall be equal to the maximum amount of the claim that could then be recovered from such Guarantor under this SECTION 16 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

          (c) This SECTION 16.7 is intended only to define the relative rights of Guarantors and nothing set forth in this SECTION 16.7 is intended to or shall impair the obligations of Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Financing Agreement, including SECTION 16.1 of this Financing Agreement.

          (d) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Guarantor to which such contribution and indemnification is owing.

          (e) The rights of the indemnifying Guarantors against other Credit Parties under this SECTION 16.7 shall be exercisable upon the full and indefeasible payment of the Obligations and the termination of the Line of Credit.

     16.8 LIABILITY CUMULATIVE. The liability of Guarantors under this SECTION 16 is in addition to and shall be cumulative with all liabilities of each Guarantor to Agent, Collateral Agent and Lenders under any Credit Document to which such Guarantor is a party or in respect of any Obligations, without any limitation as to amount, unless the instrument or Credit Document evidencing or creating such other liability specifically provides to the contrary.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, the parties hereto have caused this Financing Agreement to be executed, agreed to accepted and delivered in Chicago, Illinois by their proper and duly authorized officers as of the date set forth above.

                                   THE CIT GROUP/BUSINESS
                                   CREDIT, INC., AS THE AGENT AND
                                   A LENDER

                                   By:   /s/ Terrence J. Broderick
                                       ----------------------------------
                                   Its: Vice President

                                   ALDERWOODS GROUP, INC.

                                   By:   /s/ Bradley D. Stam
                                       ----------------------------------
                                   Its:   Vice President
                                       ----------------------------------

                                   CREDIT PARTIES:

                                   Each of the Credit Parties listed on ANNEX A attached hereto

                                   By:   Bradley D. Stam
                                       ----------------------------------
                                   Its:   Authorized Signatory
                                       ----------------------------------
                                       On behalf of and  intending  to legally
                                       bind each of the Credit Parties listed
                                       on ANNEX A hereto

                     [Signature Page to Financing Agreement]

                                     ANNEX A

                                 CREDIT PARTIES

ALASKA
Alderwoods (Alaska), Inc.

ARIZONA
Alderwoods (Arizona), Inc.
Hatfield Funeral Home, Inc.
Phoenix Memorial Park Association

ARKANSAS
Alderwoods (Arkansas), Inc.

CALIFORNIA
Advance Funeral Insurance Services
Alderwoods Group (California), Inc.
Alderwoods (Texas), Inc.
Earthman LP, Inc.
Universal Memorial Centers V, Inc.
Universal Memorial Centers VI, Inc.
Whitehurst-Lakewood Memorial Park and Funeral Service

COLORADO
Alderwoods (Colorado), Inc.

CONNECTICUT
Alderwoods (Connecticut), Inc.

DELAWARE
Administration Services, Inc.
Alderwoods (Alabama), Inc.
Alderwoods (Commissioner), Inc.
Alderwoods (Delaware), Inc.
Alderwoods (Mississippi), Inc.
Alderwoods (Texas), L.P.
American Burial and Cremation Centers, Inc.

H.P. Brandt Funeral Home, Inc.
Lienkaemper Chapels, Inc.
Neweol (Delaware), L.L.C.
Osiris Holding Corporation

DISTRICT OF COLUMBIA
Alderwoods (District of Columbia), Inc.

FLORIDA
Coral Ridge Funeral Home and Cemetery, Inc.
Funeral Services Acquisition Group, Inc.
Garden Sanctuary Acquisition, Inc.
Kadek Enterprises of Florida, Inc.
Levitt Weinstein Memorial Chapels, Inc.
MHI Group, Inc.
Naples Memorial Gardens, Inc.
Osiris Holding of Florida, Inc.
Security Trust Plans, Inc.

GEORGIA
Advanced Planning of Georgia, Inc.
Alderwoods (Georgia), Inc.
Alderwoods (Georgia) Holdings, Inc.
Green Lawn Cemetery Corporation
Poteet Holdings, Inc.
Southeastern Funeral Homes, Inc.

HAWAII
Alderwoods (Hawaii), Inc.

IDAHO
Alderwoods (Idaho), Inc.

ILLINOIS
Alderwoods (Chicago Central), Inc.
Alderwoods (Chicago North), Inc.
Alderwoods (Chicago South), Inc.
Alderwoods (Illinois), Inc.
Chapel Hill Memorial Gardens & Funeral Home Ltd.
Chicago Cemetery Corporation
Elmwood Acquisition Corporation

Mount Auburn Memorial Park, Inc.
Pineview Memorial Park, Inc.
Ridgewood Cemetery Company, Inc.
Ruzich Funeral Home, Inc.
The Oak Woods Cemetery Association
Woodlawn Cemetery of Chicago, Inc.
Woodlawn Memorial Park, Inc.

INDIANA
Advance Planning of America, Inc.
Alderwoods (Indiana), Inc.
Ruzich Funeral Home, Inc.

IOWA
Alderwoods (Iowa), Inc.

KANSAS
Alderwoods (Kansas), Inc.

KENTUCKY
Alderwoods (Partner), Inc.

LOUISIANA
Alderwoods (Louisiana), Inc.

MARYLAND
Alderwoods (Maryland), Inc.

MASSACHUSETTS
Alderwoods (Massachusetts), Inc.
Doba-Haby Insurance Agency, Inc.

MICHIGAN
Alderwoods (Michigan), Inc.

MINNESOTA
Alderwoods (Minnesota), Inc.

MISSISSIPPI
Family Care, Inc.
Riemann Enterprises, Inc.
Stephens Funeral Fund, Inc.

MISSOURI
Alderwoods (Missouri), Inc.

MONTANA
Alderwoods (Montana), Inc.

NEBRASKA
Alderwoods (Nebraska), Inc.

NEVADA
Alderwoods (Nevada), Inc.

NEW HAMPSHIRE
Robert Douglas Goundrey Funeral Home, Inc.
St. Laurent Funeral Home, Inc.
ZS Acquisition, Inc.

NEW MEXICO
Alderwoods (New Mexico), Inc.
Strong-Thorne Mortuary, Inc.

NEW YORK
Alderwoods (New York), Inc.
Northeast Monument Company, Inc.

NORTH CAROLINA
Alderwoods (North Carolina), Inc.
Carothers Holding Company, Inc.
Lineberry Group, Inc.
Reeves, Inc.
Westminster Gardens, Inc.

NORTH DAKOTA
Alderwoods (North Dakota), Inc.

OHIO
Alderwoods (Ohio) Cemetery Management, Inc.
Alderwoods (Ohio) Funeral Home, Inc.
Bennett-Emmert-Szakovits Funeral Home, Inc.

OKLAHOMA
Alderwoods (Oklahoma), Inc.

OREGON
Alderwoods (Oregon), Inc.
The Portland Memorial, Inc.
Universal Memorial Centers I, Inc.
Universal Memorial Centers II, Inc.
Universal Memorial Centers III, Inc.

PENNSYLVANIA
Alderwoods (Pennsylvania), Inc.
Bright Undertaking Company
H. Samson, Inc.
Knee Funeral Home of Wilkinsburg, Inc.
Nineteen Thirty-Five Holdings, Inc.
Oak Woods Management Company

RHODE ISLAND
Alderwoods (Rhode Island), Inc.

SOUTH CAROLINA
Alderwoods (South Carolina), Inc.
Graceland Cemetery Development Co.

SOUTH DAKOTA
Alderwoods (South Dakota), Inc.

TENNESSEE
Alderwoods (Tennessee), Inc.

DMA Corporation
Eagle Financial Associates, Inc.

TEXAS
Alderwoods (Texas) Cemetery, Inc.
Dunwood Cemetery Service Company
Earthman Cemetery Holdings, Inc.
Earthman Holdings, Inc.
Travis Land Company
Waco Memorial Park

VIRGINIA
Alderwoods (Virginia), Inc.

WASHINGTON
Alderwoods (Washington), Inc.
Evergreen Funeral Home and Cemetery, Inc.
Green Service Corporation
S & H Properties and Enterprises, Inc.
Vancouver Funeral Chapel, Inc.

WEST VIRGINIA
Alderwoods (West Virginia), Inc.

WISCONSIN
Alderwoods (Wisconsin), Inc.
Northern Land Company, Inc.

WYOMING
Alderwoods (Wyoming), Inc.